Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOLITIONRX LIMITED

(Exact name of registrant as specified in its charter)

Delaware	2835	91-1949078
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Scotts Road #24-05 Shaw Centre Singapore 228208 Telephone: (212) 618-1750 Facsimile: +65 6333 7235
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Agents and Corporations, Inc.

1201 Orange Street, Suite 600

Wilmington, DE 19899

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of correspondence to:

Shivbir Grewal, Esq.

Marc Alcser, Esq.

Stradling Yocca Carlson & Rauth, P.C.

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

949-725-4000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE(1)

Title of Each Class of Securities to beRegistered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value	1,500,000	$2.68 (3)	$4,020,000	$517.78
Common stock, $0.001 par value per share, issuable upon exercise of Investor Warrants	1,500,000	$2.68 (4)	$4,020,000	$517.78
Common stock, $0.001 par value per share, issuable upon exercise of Placement Warrants	30,975	$2.68 (4)	$83,013	$10.69
Common stock, $0.001 par value per share, issuable upon exercise of GVC Warrants	29,750	$2.68 (4)	$79,730	$10.27
Total	3,060,725	$2.68	$8,202,743	$1,056.51

(1)

This Registration Statement covers the resale by our selling stockholders (the “Selling Stockholders”) of: (i) up to 1,500,000 shares (the “Purchased Shares”) of common stock previously issued at a price of $2.00 per share in connection with a private placement that closed on February 26, 2014 (the “Private Placement”); (ii) up to 1,500,000 shares (the “Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Investor Warrants”) at an exercise price of $2.20 that were previously issued in connection with the Private Placement; (iii) up to 30,975 shares, comprised of (x) 24,600 shares (the “Lake Street Warrant Shares”) of common stock issuable upon the exercise of outstanding warrants (the “Lake Street Placement Warrants”) at an exercise price of $2.20 that were issued to Lake Street Capital Markets, LLC pursuant to an engagement agreement dated November 19, 2013 and (y) up to 6,375 shares (the “Davis Warrant Shares,” and together with the Lake Street Warrant Shares, the “Placement Warrant Shares”) of common stock issuable upon the exercise of outstanding warrants (the “Davis Placement Warrants,” and together with the Lake Street Warrants, the “Placement Warrants”) at an exercise price of $2.20 that were issued to Christopher Davis pursuant to an engagement agreement with Founding Asset Management Limited dated February 10, 2014; and (iv) up to 29,750 shares (the “GVC Warrant Shares”) of common stock issuable upon the exercise of outstanding warrants (the “GVC Warrants”) at an exercise price of $2.00 that were initially issued to GVC Capital, LLC pursuant to a placement agent agreement dated April 10, 2013. (The Investor Warrants, Placement Warrants, and GVC Warrants are referred to collectively as the “Warrants” and the Investor Warrant Shares, Placement Warrant Shares, and GVC Warrant Shares issuable under the Warrants are referred to collectively as the “Warrant Shares”).

(2)

This Registration Statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)

Estimated in accordance with Rule 457(c) of the Securities Act, solely for the purposes of calculating the registration fee based upon the average of the high and low prices as reported on the OTCQB Marketplace (“OTCQB”) as of April 9, 2014.

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act.  The proposed maximum offering price is determined by the offering price of securities of the same class included in the registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed or withdrawn without notice.  These securities may not be sold until this registration statement filed with the Securities and Exchange Commission (“SEC”) is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 11, 2014

VOLITIONRX LIMITED

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(212) 618-1750

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED OR WITHDRAWN WITHOUT NOTICE. THESE SECURITIES MAY NOT BE SOLD UNTIL THIS REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

SHARES OF COMMON STOCK

This prospectus covers the resale by our selling stockholders (the “Selling Stockholders”) of: (i) up to 1,500,000 shares (the “Purchased Shares”) of common stock previously issued at a price of $2.00 per share in connection with a private placement that closed on February 26, 2014 (the “Private Placement”); (ii) up to 1,500,000 shares (the “Investor Warrant Shares”) of common stock issuable upon the exercise of outstanding investor’s warrants (the “Investor Warrants”) at an exercise price of $2.20 that were previously issued in connection with the Private Placement; (iii) up to 30,975 shares, comprised of (x) 24,600 shares (the “Lake Street Warrant Shares”) of common stock issuable upon the exercise of outstanding warrants (the “Lake Street Placement Warrants”) at an exercise price of $2.20 that were issued to Lake Street Capital Markets, LLC pursuant to an engagement agreement dated November 19, 2013 and (y) up to 6,375 shares (the “Davis Warrant Shares,” and together with the Lake Street Warrant Shares, the “Placement Warrant Shares”) of common stock issuable upon the exercise of outstanding warrants (the “Davis Placement Warrants,” and together with the Lake Street Warrants, the “Placement Warrants”) at an exercise price of $2.20 that were issued to Christopher Davis pursuant to an engagement agreement with Founding Asset Management Limited dated February 10, 2014; and (iv) up to 29,750 shares (the “GVC Warrant Shares”) of common stock issuable upon the exercise of outstanding warrants (the “GVC Warrants”) at an exercise price of $2.00 that were initially issued to GVC Capital, LLC pursuant to a placement agent agreement dated April 10, 2013. (The Investor Warrants, Placement Warrants, and GVC Warrants are referred to collectively as the “Warrants” and the Investor Warrant Shares, Placement Warrant Shares, and GVC Warrant Shares issuable under the Warrants are referred to collectively as the “Warrant Shares”).

We are not selling any shares of our common stock in this offering and, as a result, we will not receive any proceeds from the sale of the common stock covered by this prospectus. All of the net proceeds from the sale of our common stock will go to the Selling Stockholders. Upon exercise of Warrants, however, we will receive proceeds from the exercise of such Warrants.  Any proceeds received from the exercise of such Warrants will be used for general working capital and other corporate purposes.

The Selling Stockholders may sell common stock from time to time at prices established on the OTCQB Marketplace (“OTCQB”) or as negotiated in private transactions, or as otherwise described under the heading “Plan of Distribution.” The common stock may be sold directly or through agents or broker-dealers acting as agents on behalf of the Selling Stockholders. The Selling Stockholders may engage brokers, dealers or agents who may receive commissions or discounts from the Selling Stockholders. We will pay all the expenses incident to the registration of the shares; however, we will not pay for sales commissions or other expenses applicable to the sale of our common stock registered hereunder.

VolitionRX Limited is a development stage company and currently has limited operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for VolitionRX Limited, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our common stock is currently quoted on the OTCQB under the symbol “VNRX”.  On April 9, 2014, the closing price of our common stock was $2.70 per share.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 9 HEREOF BEFORE BUYING ANY SHARES OF VOLITIONRX LIMITED’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is                             , 2014

Smaller Reporting Company – Scaled Disclosure

Pursuant to Item 10(f) of Regulation S-K promulgated under the Securities Act of 1933, as indicated herein, we have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies,” including providing two years of audited financial statements.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, including with respect to us specifically and the cancer diagnostics industry in general are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary from those expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. In light of these risks and uncertainties, we cannot assure you that the forward-looking statements contained in this prospectus will in fact occur. You should not place undue reliance on these forward-looking statements.

Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Forward-looking statements change over time and except as required by applicable securities laws, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

PROSPECTUS SUMMARY

The following summary highlights material information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto. Unless otherwise indicated, the terms “the Company,” “VolitionRX,” “VNRX,” “we,” “us,” and “our” refer and relate to VolitionRX Limited, together with our wholly owned subsidiary, Singapore Volition Pte Limited, and its two subsidiaries, Belgian Volition SA and HyperGenomics Pte Limited.

The Company Overview

The Company was incorporated on September 24, 1998 in the State of Delaware under the name “Standard Capital Corporation.” The original business plan of the Company was to acquire and develop mineral properties.

On September 26, 2011, the Company, then under the name Standard Capital Corporation, and its controlling stockholders (the “Controlling Stockholders”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Singapore Volition Pte Limited, a Singapore registered company (“Singapore Volition”) and the shareholders of Singapore Volition (the “Volition Shareholders”), whereby the Company acquired 6,908,652 (100%) shares of common stock of Singapore Volition (the “Volition Stock”) from the Volition Shareholders.  In exchange for the Volition Stock, the Company issued 6,908,652 shares of its common stock to the Volition Shareholders.  The Share Exchange Agreement closed on October 6, 2011.  As a result of the Share Exchange Agreement, Singapore Volition became our wholly-owned operating subsidiary and the Company now carries on the business of Singapore Volition as its primary business.  Singapore Volition has two subsidiaries, Belgian Volition SA, a Belgium registered company (“Belgian Volition”), which it acquired as of September 22, 2010, and HyperGenomics Pte Limited, a Singapore registered company (“HyperGenomics Pte Limited”), which it formed as of March 7, 2011.

On September 22, 2011, the Company filed a Certificate for Renewal and Revival of Charter with the Secretary of State of Delaware. Pursuant to Section 312(1) of Delaware General Corporation Law, the Company was revived under the new name of “VolitionRX Limited”. The name change to VolitionRX Limited was approved by FINRA on October 7, 2011 and became effective on October 11, 2011.

The Company is now a development stage life sciences company focused on meeting the need for accurate, fast, inexpensive and scalable tests for detecting and diagnosing cancer and other diseases.  We are in the development stage of our operations and are in the process of discovering and developing blood-based diagnostic tests intended for future commercialization through various channels within the E.U, the United States, and eventually throughout the rest of the world.  The Company has developed twenty blood test assays.  Each assay that we have developed can be commercialized for two distinct markets, the clinical in-vitro diagnostics (“IVD”) market and the research use only (“RUO”) market.  Commercializing products on the RUO market means that we intend to sell our products to medical schools, universities and commercial research and development departments for research use only.  Products placed on the RUO market may be used for any research purpose.  RUO products, however, are strictly not to be used for patient diagnosis.  Commercializing products on the IVD market means that we intend to sell our future products to be used in hospitals, clinics, etc. for patient diagnosis.  None of the assays that we are currently developing are available for sale on the IVD market.

Currently, there are very few blood tests for diagnosis of cancer in common clinical use. The only commonly used blood screening test for any cancer is the Prostate Specific Antigen (“PSA”) test for prostate cancer. The PSA test has poor diagnostic accuracy (detects approximately 70% of prostate cancers and misdiagnoses about 30% of healthy men as positive for cancer) but is widely used because it is the best product currently available.(1) There are currently no blood tests for diagnosing lung cancer.

We do not anticipate earning significant revenues until such time as we are able to fully market our intended products on either the RUO or IVD clinical diagnostics market.  For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations.

_____________________________

(1) National Cancer Institute FactSheet Tumor Markers, 7 December 2011 [online], Available at http://www.cancer.gov/cancertopics/factsheet/detection/tumor-markers, [accessed 03.03.2014]

We anticipate that any additional funding that we will require will be in the form of equity financing from the sale of our common stock.  However, there is no assurance that we will be able to raise sufficient funding from the sale of our common stock.  The risky nature of our business enterprise places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as our intended products are available on the market.  We do not have any arrangements in place for any future equity financing.  If we are unable to secure additional funding, we will cease or suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations.

Corporate Information

Our executive offices are located at 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208, and our telephone number is (212) 618-1750. We maintain a website at www.volitionrx.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports are available to you free of charge through the Investors section of www.volitionrx.com as soon as practicable after such materials have been electronically filed with, or furnished to, the Securities and Exchange Commission. The information contained on our websites are not incorporated by reference into this prospectus. We have included our website addresses only as an inactive textual reference and do not intend them to be active links to our websites.

We are a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies.

Summary of This Offering

Securities being offered

3,060,725 shares of common stock, which includes: (i) 1,500,000 shares of common stock; (ii) 1,500,000 shares of common stock issuable upon the exercise of the outstanding Investor Warrants; (iii) 30,975 shares of common stock issuable upon the exercise of the outstanding Placement Warrants; and (iv) 29,750 shares of common stock issuable upon the exercise of the outstanding GVC Warrants.  Our common stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES.”

Securities being offered by the Company	None.

Number of common shares outstanding Before the Offering (1)	13,307,936 shares of common stock.

Number of common shares outstanding After the Offering (2)	14,868,661 shares of common stock.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholders.  Upon exercise of the Warrants, we will receive proceeds from the exercise of such Warrants.  Any proceeds from the exercise of such Warrants will be used for general working capital and other corporate purposes.

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our common stock.  Our common stock should not be purchased by investors who cannot afford the loss of their entire investment.

OTCQB Trading Symbol	Our common stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “VNRX”.

(1)

Based on the number of shares issued and outstanding as of March 28, 2014, not including 4,330,244 shares issuable upon exercise of options and warrants to purchase our common stock, including the Warrant Shares being offered for sale under this prospectus.

(2)

Assumes full exercise of the Warrants (and excluding all other shares issuable upon exercise of outstanding options and warrants).

RISK FACTORS

Investment in our common stock involves significant risk. You should carefully consider the information described in the following risk factors, together with the other information appearing elsewhere in this prospectus, before making an investment decision regarding our common stock. If any of the events or circumstances described in these risks actually occur, our business, financial conditions, results of operations and future growth prospects would likely be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or a part of your investment in our common stock.

RISKS ASSOCIATED WITH OUR COMPANY

We have not generated any significant revenue since our inception and we may never achieve profitability.

We are a development stage company and since our inception on September 24, 1998, we have not generated any significant revenue. As we continue the discovery and development of our future diagnostic products, our expenses are expected to increase significantly. Accordingly, we will need to generate significant revenue to achieve profitability. Even as we begin to market and sell our intended products, we expect our losses to continue as a result of ongoing research and development expenses, as well as increased manufacturing, sales and marketing expenses. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we are unable to achieve and then maintain profitability, our business, financial condition and results of operations will be negatively affected and the market value of our common stock will decline.

We may need to raise additional capital in the future. If we are unable to secure adequate funds on terms acceptable to us, we may be unable to execute our plan of operations.

We believe that our current cash, cash equivalents and marketable securities will be sufficient to meet our anticipated cash requirements through the fourth quarter of 2014. If we incur delays in commencing commercialization of our intended products or in achieving significant product revenue, or if we encounter other unforeseen adverse business developments, we may exhaust our capital resources prior to this time.

We cannot be certain that additional capital will be available when needed or that our actual cash requirements will not be greater than anticipated. Financing opportunities may not be available to us, or if available, may not be available on favorable terms. The availability of financing opportunities will depend on various factors, such as market conditions and our financial condition and outlook. In addition, if we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders could be significantly diluted, and these newly-issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we obtain additional debt financing, a substantial portion of our operating cash flow may be dedicated to the payment of principal and interest on such indebtedness, and the terms of the debt securities issued could impose significant restrictions on our operations.  If we are unable to obtain financing on terms favorable to us, we may be unable to execute our plan of operations and we may be required to cease or reduce development or commercialization of any future products, sell some or all of our technology or assets or merge with another entity.

It is difficult to forecast our future performance, which may cause our financial results to fluctuate unpredictably.

Our limited operating history and the rapid evolution of the market for diagnostic products make it difficult for us to predict our future performance. A number of factors, many of which are outside of our control, may contribute to fluctuations in our financial results, such as:

•

The demand for our intended products;

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Our ability to obtain any necessary financing;

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Our ability to market and sell our future products;

•

Market acceptance of our future products and technology;

•

Performance of any future strategic business partners;

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Our ability to obtain regulatory clearances or approvals;

•

Changes in technology that may render our future products uncompetitive or obsolete;

•

Competition with other cancer diagnostics companies; and

•

Adverse changes in the healthcare industry.

Our future success depends on our ability to retain our officers and directors, scientists, and other key employees and to attract, retain and motivate qualified personnel.

Our success depends on our ability to attract, retain and motivate highly qualified management and scientific personnel. In particular, we are highly dependent on Cameron Reynolds our President and Chief Executive Officer, other officers and directors, scientists and key employees. The loss of any of these persons or their expertise would be difficult to replace and could have a material adverse effect on our ability to achieve our business goals. In addition, the loss of the services of any one of these persons may impede the achievement of our research, development and commercialization objectives by diverting management’s attention to the identification of suitable replacements, if any. There can be no assurance that we will be successful in hiring or retaining qualified personnel, and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Recruiting and retaining qualified scientific personnel and, in the future, sales and marketing personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among pharmaceutical, biotechnology and diagnostic companies for similar personnel. We also experience competition for the hiring of scientific personnel from universities and research institutions. We do not maintain “key person” insurance on any of our employees. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research, development and commercialization strategies. Our consultants and advisors, however, may have other commitments or employment, that may limit their availability to us.

We expect to expand our product development, research and sales and marketing capabilities, and as a result, we may encounter difficulties in managing our growth, which could disrupt our operations.

We expect to experience significant growth in the number of our consultants, advisors, and employees and the scope of our operations as we continue to develop and commercialize our current pipeline of intended products and new products.  In order to manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities, and continue to recruit and train additional qualified personnel. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel. The expansion of our operations may lead to significant costs and may divert our management and business development resources. Any inability to manage growth could delay the execution of our business plan or disrupt our operations.

We have limited experience with direct sales and marketing and any failure to build and manage a direct sales and marketing team effectively could have a material adverse effect on our business.

The Company’s products will require several dynamic and evolving sales models tailored to different worldwide markets, users and products. The Company has decided to focus its sales strategy on the initial RUO market in 2014 and develop a flexible strategy for its future IVD products through the later part of 2014.  We hope to progressively grow to large volumes of tests sold to centralized laboratories and eventually reach the mass diagnostics testing market.  The exact nature of the ideal sales strategy will evolve as the Company continues to develop its intended products and seek entry into the RUO and IVD markets. We have limited experience with direct sales and marketing and any failure to build and manage a direct sales and marketing team effectively could have a material adverse effect on our business.

There are significant risks involved in building and managing our sales and marketing organization, as well identifying and negotiating deals with the right sales and distribution partners, including risks related to our ability to:

•

Identify appropriate partners;

•

Negotiate beneficial partnership and distribution agreements;

•

Hire qualified individuals as needed;

•

Generate sufficient leads within our targeted market for our sales force;

•

Provide adequate training for effective sales and marketing;

•

Retain and motivate our direct sales and marketing professionals; and

•

Effectively oversee geographically dispersed sales and marketing teams.

Our failure to adequately address these risks could have a material adverse effect on our ability to increase sales and use of our future products, which would cause our revenues to be lower than expected and harm our results of operations.

Our Amended and Restated Certificate of Incorporation exculpates our officers and directors from certain liability to our Company or our stockholders.

Our Amended and Restated Certificate of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business.  As a result we may have to liquidate our business and investors may lose their investments.  The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations.  Investors should consider our independent registered public accountant’s comments when deciding whether to invest in the Company.

RISKS ASSOCIATED WITH OUR BUSINESS

Failure to successfully develop, manufacture, market, and sell our future products will have a material adverse effect on our business, financial condition, and results of operations.

We are in the process of developing a suite of diagnostic tests as well as additional products.  To date, we have not placed any of our product prototypes on either the clinical or research market.  The successful development and commercialization of our intended products is critical to our future success. Our ability to develop, manufacture, market, and sell our future products successfully is subject to a number of risks, many of which are outside our control. There can be no assurance that we will be able to develop and manufacture products in commercial quantities at acceptable costs, successfully market any products, or generate revenues from the sale of any products. Failure to achieve any of the foregoing would have a material adverse effect on our business, financial condition, and results of operations.

Our business is dependent on our ability to successfully develop and commercialize diagnostic products. If we fail to develop and commercialize diagnostic products, we may be unable to execute our plan of operations.

Our current business strategy focuses on discovering, developing and commercializing diagnostic products.  The success of our business will depend on our ability to fully develop and commercialize the diagnostic products in our current development pipeline as well as continue the discovery and development of other diagnostics products.

Prior to commercializing diagnostic products, we will be required to undertake time-consuming and costly development activities with uncertain outcomes, including conducting clinical studies and obtaining regulatory clearance or approval in the U.S. and in Europe. We have limited experience in taking products through these processes and there are considerable risks involved in these activities. The science and methods that we are employing are innovative and complex, and it is possible that our development programs will ultimately not yield products suitable for commercialization or government approval. Products that appear promising in early development may fail to be validated in subsequent studies, and even if we achieve positive results, we may still fail to obtain the necessary regulatory clearances or approvals. Few research and development projects result in commercial products, and perceived viability in early clinical studies often is not replicated in later studies. At any point, we may abandon development of a product, or we may be required to expend considerable resources obtaining additional clinical and nonclinical data, which would adversely impact the timing for generating potential revenue from those products. Further, our ability to develop and launch diagnostic tests is dependent on our receipt of substantial additional funding. If our discovery and development programs yield fewer commercial products than we expect, we may be unable to execute our business plan, and our business, financial condition and results of operations may be adversely affected.

If the marketplace does not accept the products in our development pipeline or any other diagnostic products we might develop, we may be unable to generate sufficient revenue to sustain and grow our business.

Our intended products may never gain significant acceptance in the research or clinical marketplace and therefore may never generate substantial revenue or profits.  Physicians, hospitals, clinical laboratories, researchers or others in the healthcare industry may not use our future products unless they determine that they are an effective and cost-efficient means of detecting and diagnosing cancer.  In addition, we will need to expend a significant amount of resources on marketing and educational efforts to create awareness of our future products and to encourage their acceptance and adoption. If the market for our future products does not develop sufficiently or the products are not accepted, our revenue potential will be harmed.

The cancer diagnostics market is highly competitive and subject to rapid technological change; accordingly, we will face fierce competition and our intended products may become obsolete.

The cancer diagnostics market is extremely competitive and characterized by evolving industry standards and new product enhancements. Cancer diagnostic tests are technologically innovative and require significant planning, design, development, and testing at the technological, product, and manufacturing process levels. These activities require significant capital commitments and investment. There can be no assurance that our intended products or proprietary technologies will remain competitive following the introduction of new products and technologies by competing companies within the industry. Furthermore, there can be no assurance that our future competitors will not develop products that render our future products obsolete or that are more effective, accurate or can be produced at lower costs.  There can be no assurance that we will be successful in the face of increasing competition from new technologies or products introduced by existing companies in the industry or by new companies entering the market.

We expect to face intense competition from companies with greater resources and experience than us, which may increase the difficulty for us to achieve significant market penetration.

The market for cancer diagnostics is intensely competitive, subject to rapid change, and significantly affected by new product introductions and other market activities of industry participants. Our future competitors include large multinational corporations and their operating units, including Abbott Laboratories Inc., Cepheid Inc., Philips, GE Healthcare, Siemens, Gen-Probe Incorporated, MDxHealth SA, EpiGenomics AG, Roche Diagnostics, Exact Sciences Corporation and Sequenom, Inc., and several others. These companies have substantially greater financial, marketing and other resources than we do. Each of these companies is either publicly traded or a division of a publicly traded company, and enjoys several competitive advantages, including:

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Significantly greater name recognition;

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Established relationships with healthcare professionals, companies and consumers;

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Additional lines of products, and the ability to offer rebates or bundle products to offer higher discounts or incentives to gain a competitive advantage;

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Established supply and distribution networks; and

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Greater resources for product development, sales and marketing, and intellectual property protection.

These other companies have developed and will continue to develop new products that will compete directly with our future products. In addition, many of our future competitors spend significantly greater funds for the research, development, promotion, and sale of new and existing products. These resources allow them to respond more quickly to new or emerging technologies and changes in consumer requirements. For all the foregoing reasons, we may not be able to compete successfully against our future competitors.

Declining global economic or business conditions may have a negative impact on our business.

Continuing concerns over U.S. healthcare reform legislation and energy costs, geopolitical issues, the availability and cost of credit and government stimulus programs in the United States and other countries have contributed to increased volatility and diminished expectations for the global economy. These factors, combined with low business and consumer confidence and high unemployment precipitated a global economic slowdown and recession. If the economic climate does not improve or continues to deteriorate, our business, including our access to the RUO or clinical market for diagnostic tests, could be adversely affected, resulting in a negative impact on our business, financial condition and results of operations.

Our failure to obtain necessary regulatory clearances or approvals would significantly impair our ability to distribute and market our future products on the clinical in-vitro diagnostics market.

We are subject to regulation and supervision by the FDA in the United States, the Conformité Européenne in Europe and other regulatory bodies in other countries where we intend to sell our future products.  Before we are able to place our intended products in the clinical in-vitro diagnostics markets in the U.S. and Europe, we will be required to obtain approval of our future products from the FDA and receive a CE Mark, respectively.  Delays in obtaining approvals and clearances could have material adverse effects on the Company and its ability to fully carry out its plan of operations.

Additionally, even if we receive the required government approval of our intended products, we are still subject to continuing regulation and oversight.  Under the FDA, diagnostics are considered medical devices and are subject to ongoing controls and regulations, including inspections, compliance with established manufacturing practices, device-tracking, record-keeping, advertising, labeling, packaging, and compliance with other standards.  The process of complying with such regulations with respect to current and new products can be costly and time-consuming.  Failure to comply with these regulations could have a material adverse effect on our business, financial condition, and results of operations.  Furthermore, any FDA regulations governing our future products are subject to change at any time, which may cause delays and have material adverse effects on our operations.   In Europe, IVD companies are able to self-certify that they meet the appropriate regulatory requirements but are subject to inspection for enforcement.  European national agencies, such as Customs authorities and/or the Departments of Health, Industry and Labor, conduct market surveillance to ensure the applicable requirements have been met for products marketed within the European Union.

We will rely on third parties to manufacture and supply our intended products. Any problems experienced by these third parties could result in a delay or interruption in the supply of our intended products to our customers, which could have a material negative effect on our business.

We will rely on third parties to manufacture and supply our intended products.  The manufacture of our intended diagnostic products will require specialized equipment and utilize complicated production processes that would be difficult, time-consuming and costly to duplicate.  If the operations of third party manufacturers are interrupted or if they are unable to meet our delivery requirements due to capacity limitations or other constraints, we may be limited in our ability to fulfill our future sales orders.  Any prolonged disruption in the operations of third party manufacturers could have a significant negative impact on our ability to sell our future products, could harm our reputation and could cause us to seek other third party manufacturing contracts, thereby increasing our anticipated development and commercialization costs.  In addition, if we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards required by the FDA and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop products or receive approval of any products in a timely manner.   As of the date of this Amended Registration Statement, we have not entered into any agreements with third party manufacturers for the manufacture of any of our intended products.

The manufacturing operations of our future third party manufacturers will likely be dependent upon third party suppliers, making us vulnerable to supply shortages and price fluctuations, which could harm our business.

The operations of our future third party manufacturers will likely be dependent upon third party suppliers. A supply interruption or an increase in demand beyond a supplier’s capabilities could harm the ability of our future manufacturers to manufacture our intended products until new sources of supply are identified and qualified.

Reliance on these suppliers could subject the Company to a number of risks that could harm our business, including:

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Interruption of supply resulting from modifications to or discontinuation of a supplier’s operations;

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Delays in product shipments resulting from uncorrected defects, reliability issues, or a supplier’s variation in a component;

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A lack of long-term supply arrangements for key components with our suppliers;

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Inability to obtain adequate supply in a timely manner, or to obtain adequate supply on commercially reasonable terms;

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Difficulty and cost associated with locating and qualifying alternative suppliers for components in a timely manner;

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Production delays related to the evaluation and testing of products from alternative suppliers, and corresponding regulatory qualifications;

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Delay in delivery due to suppliers prioritizing other customer orders over ours;

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Damage to our brand reputation caused by defective components produced by the suppliers; and

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Fluctuation in delivery by the suppliers due to changes in demand from us or their other customers.

Any interruption in the supply of components of our future products or materials, or our inability to obtain substitute components or materials from alternate sources at acceptable prices in a timely manner, could impair our ability to meet the demand of our future customers, which would have an adverse effect on our business.

We will depend on third party distributors in the future to market and sell our future products which will subject us to a number of risks.

We will depend on third party distributors to sell, market, and service our future products in our intended markets. We are subject to a number of risks associated with reliance upon third party distributors including:

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Lack of day-to-day control over the activities of third party distributors;

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Third party distributors may not commit the necessary resources to market and sell our future products to our level of expectations;

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Third party distributors may terminate their arrangements with us on limited or no notice or may change the terms of these arrangements in a manner unfavorable to us; and

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Disagreements with our future distributors could result in costly and time-consuming litigation or arbitration which we could be required to conduct in jurisdictions with which we are not familiar.

If we fail to establish and maintain satisfactory relationships with our future third party distributors, our revenues and market share may not grow as anticipated, and we could be subject to unexpected costs which could harm our results of operations and financial condition.

If the patents that we rely on to protect our intellectual property prove inadequate, our ability to successfully commercialize our future products will be harmed and we may never be able to operate our business profitably.

Our success depends, in large part, on our ability to protect proprietary methods, discoveries and technologies that we develop under the patents and intellectual property laws of the United States, European Union and other countries, so that we can seek to prevent others from unlawfully using our inventions and proprietary information.  We have exclusive license rights to a number of patent applications related to our diagnostic tests under development, but do not have any issued patents in the United States and only one issued patent in Europe.  Additionally, the Company has patent applications authored by both Singapore Volition and Belgian Volition, which are also currently pending.  We cannot assure you that any of the pending patent applications will result in patents being issued. In addition, due to technological changes that may affect our future products or judicial interpretation of the scope of our patents, our intended products might not, now or in the future, be adequately covered by our patents.

If third parties assert that we have infringed their patents and proprietary rights or challenge the validity of our patents and proprietary rights, we may become involved in intellectual property disputes and litigation that would be costly, time consuming, and delay or prevent the development or commercialization of our future products.

Our ability to commercialize our intended products depends on our ability to develop, manufacture, market and sell our future products without infringing the proprietary rights of third parties. Third parties may allege that our future products or our methods or discoveries infringe their intellectual property rights. Numerous U.S. and foreign patents and pending patent applications, which are owned by third parties, exist in fields that relate to our intended products and our underlying methodologies, discoveries and technologies.

A third party may sue us for infringing its patent rights. Likewise, we may need to resort to litigation to enforce a patent issued or licensed to us or to determine the scope and validity of third party proprietary rights. In addition, a third party may claim that we have improperly obtained or used its confidential or proprietary information. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation could divert our management’s attention from other aspects of our business. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

If we are found to infringe upon intellectual property rights of third parties, we might be forced to pay damages, potentially including treble damages.  In addition to any damages we might have to pay, a court could require us to stop the infringing activity or obtain a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some or all of our future products, which could limit our ability to generate revenue or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations.

If we are unable to protect our trade secrets, we may be unable to protect our interests in proprietary technology, processes and know-how that is not patentable or for which we have elected not to seek patent protection.

In addition to patented technology, we rely upon trade secret protection to protect our interests in proprietary know-how and for processes for which patents are difficult or impossible to obtain or enforce. We may not be able to protect our trade secrets adequately. Although we use reasonable efforts to protect our trade secrets, our employees, consultants, contractors and outside scientific advisors may unintentionally or willfully disclose our information to competitors. Enforcing a claim that a third party illegally obtained and is using any of our trade secrets is expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States are sometimes less willing to protect trade secrets. We rely, in part, on non-disclosure and confidentiality agreements with our employees, consultants and other parties to protect our trade secrets and other proprietary technology. These agreements may be breached and we may not have adequate remedies for any breach. Moreover, others may independently develop equivalent proprietary information, and third parties may otherwise gain access to our trade secrets and proprietary knowledge. Any disclosure of confidential information into the public domain or to third parties could allow our future competitors to learn our trade secrets and use the information in competition against us, which could adversely affect our competitive advantage.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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competition;

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additions or departures of key personnel;

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the Company’s ability to execute its business plan;

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operating results that fall below expectations;

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loss of any strategic relationship;

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industry developments;

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economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Certificate of Incorporation and amendments thereto authorize the issuance of 100,000,000 shares of common stock, par value $0.001 per share and 1,000,000 shares of preferred stock, par value $0.001 per share.. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock or preferred stock issued in the future on an arbitrary basis. The issuance of common stock or preferred stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of common stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of common stock, by negotiations between the Selling Stockholders and buyers of our common stock in private transactions or as otherwise described in “Plan of Distribution.”

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders covered by this prospectus.  All proceeds from the sale of shares of common stock offered under this prospectus will be for the account of the Selling Stockholders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the common stock for the Selling Stockholders.

To the extent the Selling Stockholders exercise the Warrants, we would receive proceeds from the exercise of the Warrants.  The Warrants may expire without having been exercised. Even if some or all of these Warrants are exercised, we cannot predict when they will be exercised and when we would receive the proceeds. We intend to use any proceeds we receive upon exercise of the warrants for general working capital and other corporate purposes.

BUSINESS

Corporate History

The Company was incorporated on September 24, 1998 in the State of Delaware under the name “Standard Capital Corporation”.  On September 22, 2011, the Company filed a Certificate for Renewal and Revival of Charter with the Secretary of State of Delaware.  Pursuant to Section 312(1) of the Delaware General Corporation Law, the Company was revived under the new name of “VolitionRX Limited.” The name change to VolitionRX Limited was approved by FINRA on October 7, 2011 and became effective on October 11, 2011.

On September 26, 2011, the Company, then under the name Standard Capital Corporation, and its controlling stockholders (the “Controlling Stockholders”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Singapore Volition Pte Limited, a Singapore registered company (“Singapore Volition”) and the shareholders of Singapore Volition (the “Volition Shareholders”), whereby the Company acquired 6,908,652 (100%) shares of common stock of Singapore Volition (the “Volition Stock”) from the Volition Shareholders.  In exchange for the Volition Stock, the Company issued 6,908,652 shares of its common stock to the Volition Shareholders.  The Share Exchange Agreement closed on October 6, 2011.  As a result of the Share Exchange Agreement, Singapore Volition became our wholly-owned operating subsidiary and the Company now carries on the business of Singapore Volition as its primary business.  Singapore Volition has two subsidiaries, Belgian Volition SA, a Belgium registered company (“Belgian Volition”) which it acquired as of September 22, 2010, and HyperGenomics Pte Limited, a Singapore registered company (“HyperGenomics Pte Limited”), which it formed as of March 7, 2011.

Description of Our Business

The Company is a development stage life sciences company focused on meeting the need for accurate, fast, inexpensive and scalable tests for detecting and diagnosing cancer and other diseases.  We are in the development stage of our operations and are in the process of discovering and developing blood-based diagnostic tests intended for future commercialization through various channels within the E.U., the United States and eventually throughout the rest of the world.  The Company has developed twenty blood test assays.  Each assay that we have developed can be commercialized for two distinct markets, the clinical in-vitro diagnostics (“IVD”) market and the research use only (“RUO”) market. Commercializing products on the RUO market means that we intend to sell our products to medical schools, universities and commercial research and development departments for research use only. Products placed on the RUO market may be used for any research purpose.  RUO products, however, are strictly not to be used for patient diagnosis. Commercializing products on the IVD market means that we intend to sell our future products to be used in hospitals, clinics, etc. for patient diagnosis.  None of the assays that we are currently developing are available for sale on the IVD market.

Currently, there are very few blood tests for diagnosis of cancer in common clinical use. The only commonly used blood screening test for any cancer is the Prostate-Specific Antigen (“PSA”) test for prostate cancer. The PSA test has poor diagnostic accuracy (detects approximately 70% of prostate cancers and misdiagnoses about 30% of healthy men as positive for cancer) but is widely used because it is the best product currently available(1). There are currently no blood tests for diagnosing lung cancer.  Pancreatic cancer is currently not detectable by any means prior to symptomatic presentation of the patient by which time the disease is advanced and the patient life expectancy is short (a matter of a small number of months).

We do not anticipate earning significant revenues until such time as we able to fully market our intended products on either the RUO or IVD clinical diagnostics market.  For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations.

We anticipate that any additional funding that we will require will be in the form of equity financing from the sale of our common stock.  However, there is no assurance that we will be able to raise sufficient funding from the sale of our common stock.  The risky nature of our business enterprise places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as our intended products are available on the market.  We do not have any arrangements in place for any future equity financing.  If we are unable to secure additional funding, we will cease or suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations.

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(1) National Cancer Institute FactSheet Tumor Markers, 7 December 2011 [online], Available at http://www.cancer.gov/cancertopics/factsheet/detection/tumor-markers, [accessed 03.03.2014]

The Market

Everyone in the world has been, or will be, touched by the effects of cancer. It is one of the world’s most deadly diseases, accounting for around 13% of annual global deaths.(2) In the United States alone, there are 14 million cancer survivors.(3)  By 2020, this figure is expected to rise to 18.1 million and the cost of cancer in the U.S. is projected to reach $158 billion.(4) These figures are mirrored in all regions of the world and will continue to grow as populations age.  This is a large potential market of which diagnostics will be a significant part.

Inevitably, the chances of surviving cancer are greatly improved by early detection and diagnosis; however, there is currently no screening test for cancer in general, and very few effective mass screening tests for specific cancers in blood.  Further, current methods of cancer diagnosis are either not cost effective or cannot provide accurate results.  The inadequacy of existing diagnostic products means that most cancers are only diagnosed once the patient experiences symptoms and the cancer is well established. By this stage, it will often have spread beyond the primary tumor (metastatic cancers), making it substantially more difficult to treat. Early, non-invasive, accurate cancer diagnosis remains a great unmet medical need and a huge commercial opportunity. For these reasons, cancer diagnostics is an active field of research and development both academically and in the industry.

The global IVD market is forecast to reach $60.0 billion in 2014(5), driven by the increasing health care demands of an aging population.  Of this the two largest current IVD market segments are:

•

Histology, immunohistochemistry and cytology of tissue samples (expected to grow 6.8% per annum from 2011-2018, with an expected value of $25.5 billion by 2018).(6) These are mostly used to confirm cancer diagnosis post-surgery and to determine cancer sub-type; and

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Immunoassay (chemical tests used to detect a substance in blood or body fluid), which will be the second largest market with a value of more than US$7 billion.(7) These tests are mostly used to monitor for disease progress and relapse. This market segment includes Volition’s future Nucleosomics® products, which will be blood immunoassay tests for modified histones for the diagnosis of cancer.

Molecular diagnostics (the analysis of genetic makeup e.g. DNA, RNA, and proteins) is growing rapidly, and is expected to reach approximately 18% of IVD market by 2014.(8) In Vitro Diagnostics will be the largest medical technology sector by 2018 – greater than either cardiology or diagnostic imaging.(9) The cancer IVD market comprising cancer blood and tissue biopsy tests was $4.7 billion in 2008 and growing at 11%.(10)

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(2) Cancer - Fact sheet N°297, World Health Organization, [online], Available at: http://www.who.int/mediacentre/factsheets/fs297/en/index.html, [accessed 03.03.2014]

(3) Mariotto AB et al., Projections of the cost of cancer care in the United States: 2010-2020. Jan 19, 2011, JNCI, Vol 103, No.2

(4) Mariotto AB et al., Projections of the cost of cancer care in the United States: 2010-2020. Jan 19, 2011, JNCI, Vol 103, No.2

(5) Report: Worldwide IVD Market Will Cross $60 Billion U.S. Dollars by 2014, August 20, 2012 [online], Available at: http://www.ivdtechnology.com/blog/ivdt-insight/report-worldwide-ivd-market-will-cross-60-billion-us-dollars-2014, [accessed 03.03.2014]

(6) In Vitro Diagnostics Market to 2018 - Consolidation, Decentralization and Demand for Genetic Testing to Shape the Competitive Landscape, March 23, 2012 [online], Available at http://

(7) Report: Worldwide IVD Market Will Cross $60 Billion U.S. Dollars by 2014, August 20, 2012 [online], Available at: http://www.ivdtechnology.com/blog/ivdt-insight/report-worldwide-ivd-market-will-cross-60-billion-us-dollars-2014, [accessed 03.03.2014]

(8) Report: Worldwide IVD Market Will Cross $60 Billion U.S. Dollars by 2014, August 20, 2012 [online], Available at: http://www.ivdtechnology.com/blog/ivdt-insight/report-worldwide-ivd-market-will-cross-60-billion-us-dollars-2014, [accessed 03.03.2014]

(9) IVD Will Be Largest Medtech Sector by 2018, October 4, 2012 [online], Available at http://www.ivdtechnology.com/blog/ivdt-insight/ivd-will-be-largest-medtech-sector-2018, [accessed 03.03.2014]

(10) Cancer IVD market expands to meet customer demand, May 1, 2008, [online], Available at: http://www.ivdtechnology.com/article/cancer-ivd-market-expands-meet-customer-demand, [accessed 03.03.2014]

The Company is focused on responding to the need for early, accurate diagnostic tests through the development of its proprietary technologies and product prototypes. The Company intends to develop a range of products over the next 5-10 years with both general and specific cancer tests, on increasingly simple formats.  For the year ended December 31, 2012, the Company spent $2,773,142 on research and development activities.  For the year ended December 31, 2013, the Company spent $2,503,765 on research and development activities.  None of these costs are borne directly by customers as the Company is in the development stage and does not have any customers.

Our Intended Products

Each product that we are in the process of developing can be commercialized for two distinct markets, the clinical IVD market and the RUO market.  To commercialize our future products on the clinical IVD market requires government approval (CE Marking in Europe and/or FDA approval in the U.S.).  Commercializing our future products on the IVD market means that we intend to sell our future products to be used in hospitals, clinics, etc. for patient diagnosis. Commercializing our products on the RUO market means that we intend to sell our future products to medical schools, universities and commercial research and development departments for RUO, and not to be used for patient diagnosis.  The RUO market does not require government approval; however, before any of our products can be sold on the RUO market, they need to successfully complete beta-testing. Beta-testing involves providing the products to a few laboratories to identify and correct any problems in the products. None of the products that we are currently developing are available on the IVD market.  The products that the Company is currently developing are described in detail below:

NuQ® Suite of Epigenetic Cancer Blood Tests

We have developed twenty epigenetic NuQ® assays using our Nucleosomics® technology which are designed to detect the level and structure of nucleosomes in blood.  We are in the development stage of our operations and to date, we have no products available for sale on the IVD market.  Epigenetics is the science of how genes are switched “on” or “off” in the body’s cells. A major factor controlling the switching “on” and “off” is the structuring of DNA. The DNA in human cells is packaged as protein complexes in a “beads on a string” structure. Each individual protein/DNA “bead” is called a nucleosome. These nucleosomes then form additional structures with increasingly dense packing, culminating in chromosomes containing hundreds of thousands of nucleosomes.

Figure 1 – A nucleosome

Cancer is characterized by uncontrolled and often rapid cell growth which exceeds the corresponding rate of cell death. When cells die, the DNA fragments into individual nucleosomes which are released into the blood as illustrated in Figure 2 below.  The cell debris in the bloodstream is eventually recycled back into the body. When a cancer is present, the number of dying cells can overwhelm the recycling process, leaving the excess fragments, including the nucleosomes, in the blood.  Importantly, the structure of nucleosomes is not uniform but subject to immense variety. It has been known for 4 or 5 years that nucleosomes in cancer cells have differences in structure from those in healthy cells.(11)

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(11) Fraga MF et al., “Loss of acetylation at Lys16 and trimethylation at Lys20 of histone H4 is a common hallmark of human cancer”, Nature Genetics, Vol 37 (4), p391-400, 2005

Figure 2 – Release of nucleosomes into blood

Blood nucleosome levels can be raised in conditions other than cancer including in auto-immune disease, inflammatory disease, endometriosis, sepsis, and in the immediate aftermath of major trauma (for example following a heart attack, surgery or car accident). The Company’s primary focus is on cancer diagnosis but we also intend to pursue diagnostic opportunities in other disease areas.

To date the Company has developed 20 NuQ® blood test assays that fall into 5 main types and are intended to be used together to complement each other and to provide a total solution.  To date, we do not have any products available for sale on the IVD market.

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NuQ®-X:  We are currently developing two blood tests in the NuQ®-X family to detect the presence of cancer by detecting nucleosomes containing specific nucleotides.

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NuQ®-V: We are currently developing three blood tests in the NuQ®-V family to detect cancer by detecting nucleosomes containing specific histone variants.  Through our research, we have found that the pattern of blood levels of the different types of histone variants in nucleosomes is different for different cancer types.

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NuQ®-M: We are currently developing nine blood tests in the NuQ®-M family to detect cancer by detecting nucleosomes containing modified histones, the proteins that package and order DNA into nucleosomes.

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NuQ®-A: We are currently developing five blood tests in the NuQ®-A family to detect cancer by detecting nucleosome-protein adducts.

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NuQ®- T: We are currently developing a NuQ®-T test to detect cancer by detecting total blood nucleosome levels.

Generally, the above tests are being developed to work together, using a combination of tests in conjunction (collectively called the “NuQ® panel”) for the IVD market.  To date, we have used the NuQ® panel prototypes to test a small number of blood samples taken from lung, colon, and pancreatic cancer patients.

NuQ® Research Kits

The Company has launched its first RUO products for use in cell culture. The research products are 96 well semi-manual kits for the simultaneous analysis of 48 samples, the usual format for research products (a 96 well kit can be used to analyze 48 samples as samples are tested in duplicate).  The most expensive component in the manufacture of products will be the pairs of antibodies employed.  Initially, these are purchased or licensed on a small scale, but the Company has commenced development of its own antibodies which we believe will reduce costs. Total small scale production costs for our lowest cost kit is currently $130 per kit. This kit is marketed at $495 to the end user. The more expensive kits currently cost $300 USD per kit to manufacture and have selling prices between $795 - $1370 per kit. We anticipate a drop in the production price to approximately $100 USD per kit, as the Company continues to develop its own antibodies.

The NuQ® assay technology is proprietary to the Company so no direct competition exists.  However, some competitors manufacture simple generic modified histone ELISA kits which are the closest competitors currently on the market to the Company’s intended NuQ®-M products. The generic products offered by competitors do not measure modified histones in intact nucleosomes but require chemical extraction of histones from samples prior to use.

The NuQ® research use kits are designed to run on simple instrumentation available from a wide range of suppliers and found in most research laboratories and hospitals. Our own instrument, on which we develop and run the NuQ® tests, is shown in Figure 3 below.

Figure 3 – Example of lab instrument for running ELISA tests

NuQ® Clinical Diagnostic Products

There are three main segments of the clinical IVD market that the Company intends to adapt its future NuQ® products to in the future.

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Centralized Laboratory Market

Centralized laboratories test thousands of blood samples taken from patients everyday mostly using fully automated enzyme-linked immunosorbent assay (“ELISA”) systems, commonly known as random access analyzers, usually supplied by one of the global diagnostics companies.  Tests run on ELISA systems use components of the immune system and chemicals to detect immune responses in the body.  ELISA systems analyze thousands of blood samples every day and can run dozens of different ELISA tests in any combination on any sample and for many samples simultaneously.  The systems are highly automated and rapid (as little as 10 minutes for many tests), and can be run at low costs.  Additionally, ELISA instruments are used in all major hospitals throughout the U.S. and Europe and therefore are well understood by clinicians and laboratory staff.  It is more cost-effective and technically simple for hospitals and clinics to run several blood samples simultaneously using ELISA tests compared to non-ELISA tests or alternative methods for screening cancer.  All of the NuQ® tests that we are in the process of developing are designed for ELISA systems.  A typical example of an ELISA system is shown below in Figure 4.

Figure 4 – Example of an Automated ELISA System

One option that may be available to the Company in the future is to license our NuQ® technology on a non-exclusive basis to a global diagnostics company.  As of the date of this prospectus, the Company has not entered into any discussions or negotiations with diagnostic companies or established an anticipated timeframe for licensing our NuQ® technology.

Another option that may be available to the Company is to sell manual and/or semi-automated 96 well ELISA plates for use by these laboratories.  As of the date of this prospectus, the Company has not entered into any discussions or negotiations with diagnostic companies for the sale of ELISA plates.

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Point-of-Care Devices:  Point-of-care devices are small instruments that perform tens of ELISA tests per day rapidly on blood taken from a finger prick.  The instruments can be found in any oncology clinic and tests can be performed during patient consultations. The Company intends to contract with an instrument manufacturer to produce these instruments for point-of-care NuQ® testing for the oncologist’s office, general doctor’s office or at home testing.  The Company hopes to enter the point-of-care clinical market in Europe in 2016 and in the U.S. in 2017, as the Company will first need to adapt its test prototypes to these small instruments and demonstrate their success in the greater diagnostics market before these products will be adopted by others in the industry.  At this stage of its development, the Company cannot accurately predict the costs to manufacture these devices or their selling price.  As of the date of this prospectus, the Company has not entered into any discussions or negotiations regarding the manufacture or sale of these devices.  See Figure 5 for an example of a point-of-care device.

Figure 5 – Example of a Point-of-Care Device

The above photograph is an illustration of the Company’s intended products. To date, the Company has no products available for sale on the IVD or RUO market and there is no guarantee that any such products will be developed or commercialized on either market.

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Disposable Home Use or Doctor’s Office Tests:  Disposable home use or doctor’s office tests are single shot disposable devices which can be purchased over the counter at any chemist shop or pharmacy and test a drop of blood taken from a finger prick.  The test is administered at a doctor’s office using a point-of-care device or at home using a home testing kit, neither of which require laboratory involvement.  Thus, the patient experiences considerably lower costs using these tests as compared to traditional laboratory tests.  The format of the self-use home testing kit is very easy to use and reproduce and does not rely on laboratory processing.  There are currently no useful diagnostics tests suitable for mass screening for cancer in general through a simple self-use home testing kit.   Figure 6 below shows a basic home use test on the left which displays the results of the test in the two windows, similar to a pregnancy test. The test on the right is more sophisticated and plugs into a meter or the USB port of a computer for analysis and interpretation.

Figure 6 – Examples of Disposable Doctor’s Office or Home Use Tests

The above photograph is an illustration of the Company’s intended products. To date, the Company has no products available for sale on the IVD or RUO market and there is no guarantee that any such products will be developed or commercialized on either market.

The Company intends to contract with a specialist company to adapt the NuQ® test prototypes to the doctor’s office or home use system and to contract with a manufacturer for the production of these tests.  As of the date of this prospectus, the Company has not entered into any discussions or negotiations with a specialist company or manufacturer.  Initially, the Company intends to sell these tests for professional use only (doctor’s office) and to sell the tests for non-professional home use at a later time.    The Company does not yet have an estimated timeframe for entering into this market.  Further, at this early stage of our development, the Company cannot accurately determine the manufacturing costs or selling price of these tests

HyperGenomics®

The Company is in the process of developing HyperGenomics® tissue and blood-based tests to determine disease subtype following initial diagnosis and to help decide the most appropriate therapy. Selecting the correct treatment approach can significantly improve outcome, reduce side effects and deliver cost savings. The HyperGenomics® tests will be performed on cancer tissue obtained either by biopsy or during surgical resection to determine the cancer subtype and to determine optimal treatment regimens.  The HyperGenomics® profiling tests are being developed to provide detailed epigenetic characterization of tumors in a cost effective way. A new protocol for analyzing white blood cells – a precursor to applications in leukemia - was developed in 2012. Volition commenced development of a bioinformatics pipeline to analyze the complex data sets generated from the biological samples in 2012 and continued development of the algorithms in 2013.  Volition aims to file new in house methodology patents for HyperGenomics in the first half of 2014.

First revenue of $50,000 was realized from contract research in 2012. Volition will continue to offer this service in parallel with development of a HyperGenomics® research kit with completion expected by the end of 2014, Beta-testing is expected to take approximately six (6) months to complete and will cost approximately $50,000 USD.  If beta-testing is successful, the Company expects to launch HyperGenomics® research kits into the RUO market in Europe and in the U.S. in 2015.

For the IVD market, the Company expects to expand clinical proof of concepts and validation work for the HyperGenomics® test in 2014.  The launch of the HyperGenomics® test into the IVD market in Europe and the U.S. will follow the commercialization of the test into the RUO market.  The estimated timeframe for its launch into the IVD market has not yet been determined and will depend upon the speed of clinical trials and market approval. The HyperGenomics® test is too early in its development for the Company to accurately determinate the manufacturing costs and sale price of the test.

Endometriosis Test

Endometriosis is a progressive gynecological condition that affects one in ten women of childbearing age and approximately 176 million women worldwide. The disease is the leading cause of infertility in women, with up to 40% of all infertile women suffering from endometriosis.  There is currently no existing non-surgical diagnostic test for endometriosis.  Diagnosis is typically made via invasive and expensive laparoscopy, followed by a histological examination of any lesions found to confirm the diagnosis. Due to difficulties in this process, the diagnosis can take approximately 9 years from when the symptoms appear.  The lack of a suitable screening test has also held up development of a cure for the disease.

Singapore Volition acquired the patent application for an endometriosis test (“NuQ Endo”) in June 2011 and the Company is now in the process of developing the test based on its existing NuQ® technology.  The NuQ Endo test is designed to be a simple blood test taken at two stages of a woman’s menstrual cycle, during menses and partway through the month. If the two measurements show quantitative differences in total nucleosome level, endometriosis is indicated.  Hypothesis-testing and clinical proof of concept work (to demonstrate that the test is feasible or has the potential to be used and effective) on the endometriosis test is currently being carried out in the Company’s laboratory. The Company completed pilot studies of the NuQ Endo endometriosis test in 2012 and expects to commence large trials in 2014. The NuQ Endo test is too early in its development for the Company to accurately determinate the manufacturing costs and sale price of the test.  The NuQ Endo test is not currently being developed for the RUO market.

Intellectual Property

The Company holds nine families of patents covering the products currently being developed.  Two are licensed from world-class research institutions, two are patents authored by Belgian Volition and five are patents authored by Singapore Volition.

Nucleosomics® Intellectual Property

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Singapore Volition holds an exclusive license to the following patent from Chroma Therapeutics Limited:

Nucleosomics  WO2005019826:  Detection of Histone Modifications in Cell-Free Nucleosomes (Patent that underlies the NuQ®-M tests)

Application Date:  August 18, 2003

Status:  Granted in Europe; Pending in U.S.

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Singapore Volition holds the worldwide exclusive license in “the field of cancer diagnosis and cancer prognosis” for the following patent from the European Molecular Biology Laboratory:

EMBL Variant Patent WO2011000573:  Diagnostic Method for Predicting the Risk of Cancer Recurrence based on MacroH2A Isoforms

Application Date:  July 2, 2009

Status:  Pending Europe, USA, Canada, Australia, South Africa, India, Brazil, Japan, China, Singapore

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Belgian Volition authored the following patent application covering its total NuQ® assay technology:

NuQ Patent UK1115099.2 and U.S. 61530300: Method for Detecting Nucleosomes

Application Date: September 1, 2011

Status: Pending Europe, USA

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Belgian Volition authored the following patent application covering its NuQ®-V technology:

NuQ-V Patent UK1115098.4 and U.S. 61530304:  Method for Detecting Nucleosomes containing Histone Variants

Application Date: September 1, 2011

Status: Pending Europe, USA, Canada, Australia, South Africa, India, Brazil, Japan, China, Singapore, Russia, South Korea, Mexico

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Singapore Volition authored the following patent application covering its NuQ®-X technology:

NuQ-X Patent UK1115095.0 and U.S. 61530295: Method for detecting Nucleosomes containing Nucleotides

Application Date: September 1, 2011

Status: Pending Europe, USA, Canada, Australia, South Africa, India, Brazil, Japan, China, Singapore, Russia, South Korea, Mexico

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Singapore Volition authored the following patent application covering a NuQ®-A blood test for detecting nucleosome adducts of cancer origin that circulate in the blood of cancer patients.  The patent application covers both the use of these adducts as biomarkers and the methods for their detection.

NuQ-A Patent UK112130.5 and U.S. 61568090: Method for detecting Nucleosome Adducts

Application Date: December 7, 2011

Status: Pending Worldwide

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Singapore Volition authored the following patent application covering NuQ®-M blood tests for detecting nucleosomes containing modified histones of cancer origin that circulate in the blood of cancer patients.  The patent application covers methods for their detection.

NuQ-M US1770893: Method for detecting Histone Modifications in Nucleosomes

Application Date: February 28th, 2013

Status: Pending Worldwide

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Singapore Volition was the applicant for and has been assigned the following patent:

US61770922:  Method for Predicting Therapy Efficacy using Nucleosome Structure Biomarkers

Application Date:  February 28th, 2013

Status:  Pending Worldwide

Endometriosis Intellectual Property

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Singapore Volition authored the following patent application for its endometriosis test:

Endometriosis Diagnostic UK1012662.1:  Method for Detecting the Presence of a Gynaecological Growth

Application Date:  July 28, 2010

Status:  Pending USA, Canada, Australia, Europe

Future Intellectual Property Strategy

The Company intends to continue its development of the NuQ® and HyperGenomics® technologies and will continue to apply for patents for future product developments.  The Company’s strategy is to protect the technologies with patents in Europe and the U.S. Following product development, each product, based on the technologies, will be further protected individually by new patent filings worldwide.

We believe that this will provide:

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Market exclusivity through a double layer of patent protection (primarily the protection of the underlying technology on which all the tests are based and, secondarily, specific patent protection for each future product).

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A full 20-year protection for each new product developed (e.g. a NuQ® product developed in 2013 would continue to be protected in all markets until 2033, beyond expiration of the parent technology patent in 2023).

Trademarks

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Europe – Granted Trademarks

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NuQ (covers associated brand names including NuQ-X, NuQ-V, NuQ-M, NuQ Endo, etc.)

European Community Trade Mark No. 009979675

In Classes 01, 05, 10. 42

Registration Date: November 28, 2011

Initial Duration:  10 years

From:  May 19, 2011

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Hypergenomics

European Community Trade Mark No. 009979626

In Classes 01, 05, 10. 42

Registration Date: November 28, 2011

Initial Duration:  10 years

From:  May 19, 2011

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Nucleosomics

European Community Trade Mark Application No. 009979551

Registration Date:  March 27, 2012

Classes 01, 05, 10. 42

Application Date: May 19, 2011

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United States – Granted Trademark

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Hypergenomics

US Trade Mark No. 4196778

In Classes 01, 05, 10. 42

Registration Date: August 28, 2012

Initial Duration:  10 years

From: August 28, 2012

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NuQ

US Trade Mark No. 4228623

In Classes 01, 05, 10. 42

Registration Date: October 23, 2012

Initial Duration:  10 years

From: May 19 2011

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Nucleosomics

US Trade Mark No. 4208619

In Classes 01, 05, 10. 42

Registration Date: September 18, 2012

Initial Duration:  10 years

From: May 19 2011

Government Approval

All of the Company’s intended products are designed to be non-invasive, meaning they cannot harm the subject other than through misdiagnosis.  The Company’s strategy is to begin selling its future products for RUO purposes, which requires no regulatory approval, while simultaneously going through the process of obtaining regulatory approval for IVD products to be used clinically on cancer patients.  Conformité Européenne (“CE”) Marking is a rough equivalent of the United States’ Food and Drug Administration (“FDA”) approvals process, although it is a somewhat lighter regime.  The Company will first focus on the regulatory process in Europe (CE Marking), due to the grant of the NuQ® patent in Europe and due to the lighter regulatory requirements to obtain CE Marking than to obtain FDA approval in the U.S.  This will be followed closely by the regulatory process in the U.S. and in the rest of the world.  In many territories, the European CE Mark is sufficient to place products on the clinical market and, where it is not, it often simplifies the regulation processes.  To date, the Company has not begun the CE Marking or FDA approval process for any of its tests currently under development.

Europe – CE Marking

Manufacturers in the European Union (“EU”) and abroad must meet CE Marking requirements, where applicable, in order to market their products in Europe.  The CE Mark certifies that a product has met EU health, safety, and environmental requirements which ensure consumer safety.

To receive the CE Mark, the Company must meet certain requirements as set forth in the In-Vitro Diagnostic Medical Devices Directive which applies to the Company’s diagnostic products.  The requirements to procure CE Marking for In-Vitro Diagnostic Medical products are: (i) analytical validation of the products; (ii) clinical validation of the products (which can be retrospective clinical studies using biobank patient samples, i.e. blood samples from historic patients); (iii) implementation of regulatory compliant manufacture; and (iv) certification from the International Organization for Standardization (this last requirement is not technically required but will aid the regulatory approval process in Europe and the U.S.).

The Company is currently engaged in requirements (i) and (ii) for the NuQ®-X test and the NuQ® panel.  Requirements (iii) and (iv) are general requirements that apply to all of the Company’s intended products.  In compliance with the In-Vitro Diagnostic Medical Devices Directive and the CE Marking process, the Company has ensured that all development and validation is carried out in a manner consistent with regulatory approval.  Additionally, the Company has maintained proper records so that its future products can be approved as quickly and simply as possible.  The Company has engaged a regulatory advisor to lead in requirement (iv) for all of its future products.  All of these requirements must be completed prior to the submission of an application for CE Marking.  The Company will submit applications, which will contain a dossier of all relevant analytical, clinical and manufacturing data following retrospective clinical studies which will require a total of approximately six (6) months to complete.  We estimate the cost of obtaining CE Marking will be approximately $500,000 USD per test.  The Company expects that CE Marking for the NuQ®-X test and NuQ® panel products will be applied for in 2014.  Sales of our clinical products can occur in Europe once CE Marking has been granted.

In Europe, IVD companies are able to self-certify that they meet the appropriate regulatory requirements and are subject to inspection for enforcement.   European national agencies, such as Customs authorities and/or the Departments of Health, Industry and Labor, conduct market surveillance to ensure the provisions of the applicable Directive have been met for products marketed within the European Union. In pursuit of this goal, surveillance authorities will: i) visit commercial, industrial and storage premises on a regular basis; ii) visit work places and other premises where products are put into service and used; iii) organize random checks; and iv) take samples of products for examination and testing.  If a product is found to be noncompliant, corrective action will depend on and be appropriate to the level of noncompliance.  Others responsible for the noncompliance of the product will be held accountable as well. Penalties, which may include imprisonment, are determined by national law.

U.S. – FDA Approval

The Company’s diagnostic products are designated as “medical devices” by the FDA. Among other things, the FDA regulates the research, testing, manufacturing, safety, labeling, storage, recordkeeping, pre-market clearance or approval, marketing and promotion, and sales and distribution of medical devices in the U.S. to ensure that medical devices distributed domestically are safe and effective for their intended uses. In addition, the FDA regulates the export of medical devices manufactured in the U.S. to international markets. We estimate the cost of obtaining FDA approval to be approximately $825,000 USD per product.  FDA approval is more expensive and will take at least twice as long as CE Marking in Europe.

Unless an exemption applies, each medical device that we wish to market in the U.S. must first receive either clearance of a 510(k) pre-market notification or approval of a Product Market Application (“PMA”) from the FDA. The FDA’s 510(k) clearance process usually takes from three to twelve months, but it can take significantly longer and clearance is never guaranteed. The process of obtaining PMA approval is much more costly, lengthy and uncertain. It generally takes from one to three years or even longer and approval is not guaranteed.  The FDA decides whether a device must undergo either the 510(k) clearance or PMA approval process based upon statutory criteria. These criteria include the level of risk that the agency determines is associated with the device and a determination of whether the product is a type of device that is similar to devices that are already legally marketed.  Devices deemed to pose relatively less risk are placed in either Class I or II.  Class III devices are those devices which are deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, have a new intended use, or use advanced technology that is not substantially equivalent to that of a legally marketed device.  In the U.S., cancer diagnostics are considered Class III products, the highest classification (in Europe, cancer diagnostics are not in the high classification group except for home use).  As such, most of the Company’s future products will likely have to undergo the full PMA process of the FDA.

A clinical trial may be required in support of a 510(k) submission and is generally required for a PMA application. These trials generally require an effective Investigational Device Exemption (“IDE”), from the FDA for a specified number of patients, unless the product is exempt from IDE requirements or deemed a non-significant risk device eligible for more abbreviated IDE requirements. The IDE application must be supported by appropriate data, such as animal and laboratory testing results. Clinical trials may begin 30 days after the submission of the IDE application unless the FDA or the appropriate institutional review boards at the clinical trial sites place the trial on clinical hold.

Once the application and approval process is complete and the product is placed on the clinical diagnostics market, regardless of the classification or pre-market pathway, it remains subject to significant regulatory requirements. The FDA may impose limitations or restrictions on the uses and indications for which the product may be labeled and promoted. Medical devices may only be marketed for the uses and indications for which they are cleared or approved. FDA regulations prohibit a manufacturer from promoting a device for an unapproved, or “off-label” use. Manufacturers that sell products to laboratories for research or investigational use in the collection of research data are similarly prohibited from promoting such products for clinical or diagnostic tests.

Further, our future manufacturing processes and those of our future suppliers will be required to comply with the applicable portions of the FDA’s Quality Systems Regulations, which cover the methods and documentation of the design, testing, production, processes, controls, quality assurance, labeling, packaging and shipping of our intended products. Domestic facility records and manufacturing processes are subject to periodic unscheduled inspections by the FDA. The FDA also may inspect foreign facilities that export products to the U.S.

The FDA has broad regulatory and enforcement powers. If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions ranging from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure or recall of our future products, total or partial shutdown of production, withdrawal of approvals or clearances already granted, and criminal prosecution. The FDA can also require us to repair, replace or refund the cost of products that we manufactured or distributed. Furthermore, the regulation and enforcement of diagnostics and equipment by the FDA is an evolving area that is subject to change. While we believe that we are and will continue to be in compliance with the current regulatory requirements and policies of the FDA, the FDA may impose more rigorous regulations or policies that may expose us to enforcement actions or require a change in our business practices. If any of these events were to occur, it could materially adversely affect us.

Product Development and Plan of Operations

NuQ® Panel Tests:

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Research Use Only Market

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The NuQ® panel of tests has been released for the RUO market.

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In-Vitro Diagnostics Market

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CE Marking (Europe): A pilot NuQ® panel of 3 tests underwent external third party retrospective clinical validations during 2012 which took approximately nine (9) months to complete. A larger NuQ® panel of tests commenced large scale retrospective clinical validations in 2013 which will continue during 2014. Once the retrospective validations are completed, the tests will be submitted for CE Mark approval. We estimate the cost of obtaining CE Marking will be approximately $500,000 USD.

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FDA Approval (U.S.):  FDA approval is expected to require longer large scale prospective clinical validation studies and is expected to commence in 2014 and be completed in 2016. When completed, the data will be submitted to the FDA for U.S. market approval.  We estimate the cost of obtaining FDA approval will be approximately $825,000 USD.

The Company completed initial external testing on a variety of cancers in 2012-2013 based on the Company’s NuQ® technology. Cancers were selected by medical need and commercial value and large scale retrospective (CE Mark) and prospective (FDA) clinical validation studies for the  cancers identified as most promising in the 2012 studies commenced in 2013. A rolling pipeline of products for different types of cancers is expected to be produced over the next three (3) to five (5) years.

NuQ®-Endo Endometriosis Test:

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Research Use Only Market

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The Company does not intend to bring the NuQ®-Endo test to the RUO market and instead will focus its efforts on bringing it to the IVD market.

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In-Vitro Diagnostics Market

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Currently, the NuQ®-Endo test is undergoing hypothesis-testing and clinical proof of concept work.  The Company expects to continue with validations for the NuQ®-Endo test in 2014.  Once the proof of concepts and validations are completed, the Company will then perform a large scale prospective clinical trial which shall take approximately twenty-four (24) months to complete and will cost approximately $250,000 USD.  If the Company is successful in developing a reliable test, we hope to partner with large pharmaceutical companies to bring these tests to the IVD market in Europe and the U.S.  The NuQ®-Endo is too early in its development for the Company to accurately determinate the manufacturing costs and sale price of the test.  The estimated timeframe for its launch into the IVD market has not yet been determined and will depend upon the speed of clinical trials and market approval.

NuQ® Clinical Diagnostic Products:

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Centralized Laboratory Market

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License of NuQ® technology to a global diagnostics company: The Company may license our NuQ® technology on a non-exclusive basis to a global diagnostics company. The approximate licensing fees have not yet been determined. As of the date of this prospectus, the Company has not entered into any discussions or negotiations with diagnostic companies or established an anticipated timeframe for licensing our NuQ® technology.

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Sell manual and/or semi-manual ELISA plates to centralized laboratories: The Company may sell manual and/or semi-automated 96 well ELISA plates for use by centralized laboratories. The approximate manufacturing costs or sales price have not yet been determined. As of the date of this prospectus, the Company has not entered into any discussions or negotiations with diagnostic companies or established an anticipated timeframe regarding the sale of ELISA plates.

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Point-of-Care Devices:  The Company expects to enter the point-of-care clinical market in Europe in 2016 and in the U.S. in 2017.  The approximate manufacturing costs or sales price per device have not yet been determined.  As of the date of this prospectus, the Company has not entered into any discussions or negotiations regarding the manufacture or sale of these devices.

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Disposable Home Use or Doctor’s Office Tests:  The Company intends to contract with a specialist company to adapt the NuQ® tests to the doctor’s office or home use system and to contract with a manufacturer for the production of these tests.  The sale of these tests will initially be for professional use only (doctors) and will likely be released at a later time for non-professional home use.  The approximate manufacturing costs or sales price per test have not yet been determined.  As of the date of this prospectus, the Company has not entered into any discussions or negotiations with a specialist company or manufacturer.  The Company does not yet have an estimated timeframe for the manufacture or sale of these tests.

If we do not have enough funds to fully implement our business plan, we will be forced to scale back our plan of operations and our business activities, increase our anticipated timeframes to complete each milestone or seek additional funding.  In the event that additional financing is delayed, the Company will prioritize the maintenance of its research and development personnel and facilities, primarily in Belgium, and the maintenance of its patent rights. However, the development of the current pipeline of intended products for the RUO market would be delayed, as would clinical validation studies and regulatory approval processes for the purpose of bringing products to the IVD market. In the event of an ongoing lack of financing, the Company may be obliged to discontinue operations, which will adversely affect the value of its common stock.

Sales and Marketing Strategy

The first use of our future NuQ® products will be for RUO, as the RUO market does not require government approval, as opposed to the clinical IVD market.  We believe that by selling intended products in the RUO market, we will drive awareness of our Company and our intended products which, in turn, will lead to future sales in both the RUO and IVD clinical markets. The Company’s products are available for sale to researchers via the Company’s product website, http://www.nucleosomics.com. Initially, the Company will provide its products to carefully chosen opinion leaders to provide further validation and product feedback.

The Company will use the following methods to generate revenues from its intended products:

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Direct Sales:  As the Company desires to launch its intended products into both the RUO and IVD markets as quickly as possible, direct sales will be the first path to market the future suite of NuQ® products as well as all of the Company’s other future products when they are first available for sale.  We hope to achieve initial sales through strong existing contacts and a dedicated product website.  As of the date of this prospectus, the Company has not begun direct sales or entered into any sales agreements for any of its intended products with end users.  The Company hired a Sales and Marketing Director on September 1, 2012, whose remit is the direct sales of the Company’s first research products.

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Product Sales Partners:  If the Company is able to sell its intended products, the Company will strive to carry out the majority of its sales of diagnostic and research products through contracted sales and marketing partners. This will be organized by territory, by region and end user, e.g. clinical vs. research.   We estimate such partners will take approximately 30% to 40% of the sales prices of any products sold through these channels.  While initial discussions have been commenced, the Company has not finalized any formal partnerships.

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Distribution Agreements:  Distribution agreements will be used primarily in markets and territories where the Company has no real prospect of obtaining traction alone or where the entry barriers are high. The Company plans to enter into tightly drawn distribution agreements outlining the territory and sectors to be covered.  Control will be maintained by the Company through strict oversight and by centralized production centers that will provide supplies to distributors.  We estimate such distributors will take approximately 30% of the sales prices of any products sold through these channels.  The Company entered into two distribution agreements in September and December 2013 respectively in relation to its RUO products. The Company expects sales of these products to commence in April 2014.

The Company’s future products will require several dynamic and evolving sales models tailored to different worldwide markets, users and products. The Company has decided to focus its sales strategy on the initial RUO market in 2014 and develop a flexible strategy for its future IVD products through the later part of 2014.  We hope to progressively grow to large volumes of tests sold to centralized laboratories and eventually reach the mass diagnostics testing market.  The exact nature of the ideal sales strategy will evolve as the Company continues to develop its intended products and seek entry into the RUO and IVD markets.

Government Regulations

The health care industry, and thus our business, is subject to extensive federal, state, local and foreign regulation. Some of the pertinent laws have not been definitively interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of subjective interpretations. In addition, these laws and their interpretations are subject to change.

Both federal and state governmental agencies continue to subject the health care industry to intense regulatory scrutiny, including heightened civil and criminal enforcement efforts. As indicated by work plans and reports issued by these agencies, the federal government will continue to scrutinize, among other things, the marketing of diagnostic health care products. The federal government also has increased funding in recent years to fight health care fraud, and various agencies, such as the U.S. Department of Justice, the Office of Inspector General of the Department of Health and Human Services, or OIG, and state Medicaid fraud control units, are coordinating their enforcement efforts.

We will also be required to comply with numerous other federal, state, and local laws relating to matters such as safe working conditions, industrial safety, and labor laws. We may incur significant costs to comply with such laws and regulations in the future, and lack of compliance could have material adverse effects on our operations.

We believe that we have structured our business operations to comply with applicable legal requirements. However, it is possible that governmental entities or other third parties could interpret these laws differently and assert otherwise.

Competition

We anticipate facing competition primarily from large healthcare, pharmaceutical and diagnostic companies such as Abbott Laboratories Inc., Cepheid Inc., Philips, GE Healthcare, Siemens, Gen-Probe Incorporated, MDxHealth SA, EpiGenomics AG, Roche Diagnostics, Exact Sciences Corporation and Sequenom, Inc. We hope that our future products will have a competitive edge compared to those offered by competitors on the basis that our tests are being developed to be accurate, cost-effective, easy to use, non-invasive, technologically advanced, compatible with ELISA systems, based on strong intellectual property and to be used for mass screenings.

Many of our anticipated competitors have substantially greater financial, technical, and other resources and larger, more established marketing, sales and distribution systems than we will have. Many of our future competitors also offer broad product lines outside of the diagnostic testing market and have brand recognition.  Moreover, our future competitors may make rapid technological developments that may result in our intended technologies and products becoming obsolete before we are able to enter the market, recover the expenses incurred to develop them or generate significant revenue. Our success will depend, in part, on our ability to develop our intended products in a timely manner, keep our future products current with advancing technologies, achieve market acceptance of our future products, gain name recognition and a positive reputation in the healthcare industry, and establish successful marketing, sales and distribution efforts.

Employees

The Company has no full-time or part-time employees.

Our subsidiary, Singapore Volition, has two full-time employees: Charlotte Reynolds, Communications Manager, who is responsible for all communications, such as the Company’s website and news releases, as well as the Company’s branding and visual communications; and Tom Bygott, who is responsible for Sales and Marketing, including the direct sale of the Company’s first research products, and bioinformatics.  Singapore Volition has no part-time employees.

Our subsidiary, Belgian Volition, has five full-time employees and one part time employee: laboratory technicians comprising of Dr. Marielle Herzog, Muriel Chapelier, Katty Scoubeau, Gaëlle Cuvelier and Eleonore Josseaux are full-time employees; and Maria Dolores Fernandez, who provides administrative services, is a part-time employee.

Our subsidiary, Hypergenomics Pte Limited, has no full-time or part-time employees.

Properties

Our principal executive office is located at 1 Scotts Road, #24-05 Shaw Centre, Singapore 228208.  We currently rent this space for approximately $1,500 USD a month.  Currently, this space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. We do not foresee any significant difficulties in obtaining any required additional space.   We do not currently own any real estate.

On February 29, 2012, Belgian Volition entered into a lease agreement for larger laboratory and office space at 20A Rue de Séminaire, 5000, Namur, Belgium for approximately $5,091 USD (€3,833 EUR) per month commencing April 1, 2012 for a leasing term of two years and eight months. Additionally, Belgian Volition shall pay $1,992 USD (€1,500) EUR per month as a provision against expenses.

Market Price of Common Stock and Other Stockholder Matters

Market Information

Our common stock is currently quoted on the OTCQB. Our common stock has been quoted on the OTCQB since April 12, 2007 under the symbol “SNDC.OB.”  Effective October 11, 2011 our symbol was changed to “VNRX” to reflect the Company’s name change.  Because we are quoted on the OTCQB, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

The following table sets forth the high and low bid prices for our common stock per quarter as reported by the OTCQB for 2014, 2013 and 2012 based on our fiscal year end December 31. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

	High	Low

Year ended December 31, 2014:
Quarter ended June 30, 2014 (through April 9, 2014)	2.75	2.40
Quarter ended March 31, 2014	3.25	2.05
Year ended December 31, 2013:
Quarter ended December 31, 2013	2.79	1.25
Quarter ended September 30, 2013	2.22	0.25
Quarter ended June 30, 2013	3.00	2.00
Quarter ended March 31, 2013	2.90	1.31
Year ended December 31, 2012:
Quarter ended December 31, 2012	4.31	2.76
Quarter ended September 30, 2012	5.00	3.48
Quarter ended June 30, 2012	3.50	2.75
Quarter ended March 31, 2012	3.00	2.25

Holders

As at March 28, 2014, we had approximately 248 holders of record, based on information provided by our transfer agent.

Dividends

We have not paid any cash dividends on our common stock since inception and presently anticipate that all earnings, if any, will be retained for development of our business and that no dividends on our common stock will be declared in the foreseeable future.  Any future dividends will be subject to the discretion of our Board of Directors and will depend upon, among other things, future earnings, operating and financial conditions, capital requirements, general business conditions and other pertinent facts.  Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2013.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders	873,300	$3.89	26,700
Total	873,300	$3.89	26,700

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and related notes included elsewhere in this prospectus.  This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions.  You should review the section entitled “Risk Factors” beginning on page 9 of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements.

Liquidity and Capital Resources

As of December 31, 2013, the Company had cash of $888,704 and other current assets of $116,747.  The Company had current liabilities of $957,274.  This represents a working capital surplus of $48,177. During 2014 to date, the Company has received subscriptions of $3 million for 1,500,000 shares of common stock, and 1,500,000 warrants attached to these shares, for an aggregate purchase price of $2.00 per share, in connection with a private placement. The warrants are immediately exercisable for five years at a price of $2.20 per share.

We intend to use our cash reserves to fund further research and development activities as well as to meet company overheads. We do not currently have any substantial source of revenues and expect to rely on additional financing.  We are pursuing plans to seek further capital through the sale of additional stock by way of private placement, but there is no assurance that we will be successful in raising further funds.

In the event that additional financing is delayed, the Company will prioritize the maintenance of its research and development personnel and facilities, primarily in Belgium, and the maintenance of its patent rights. However the completion of clinical validation studies and regulatory approval processes for the purpose of bringing products to the IVD market would be delayed. In the event of an ongoing lack of financing, we may be obliged to discontinue operations, which will adversely affect the value of our common stock.

Overview of Operations

Management has identified the specific processes and resources required to achieve the near and medium term objectives of the business plan, including personnel, facilities, equipment, research and testing materials including antibodies and clinical samples, and the protection of intellectual property. To date, operations have proceeded satisfactorily in relation to the business plan. However it is possible that some resources will not readily become available in a suitable form or on a timely basis or at an acceptable cost. It is also possible that the results of some processes may not be as expected and that modifications of procedures and materials may be required. Such events could result in delays to the achievement of the near and medium term objectives of the business plan, in particular the progression of clinical validation studies and regulatory approval processes for the purpose of bringing products to the IVD market. However, at this point, the most significant risk to the Company is that it will not succeed in obtaining additional financing in the medium term.

Results of Operations

Year Ended December 31, 2013

The following table sets forth the Company’s results of operations for the year ended on December 31, 2013 and the comparative period for the year ended December 31, 2012.

	Year Ended	Year Ended		Percentage
	December 31, 2013	December 31, 2012	Increase/ (Decrease)	Increase/ (Decrease)
	($)	($)	($)	(%)
Revenues	-	54,968	(54,968)	-100%

Operating Expenses	(4,575,912)	(4,138,018)	(437,894)	11%
Other Income (Expenses)	865,623	-	865,623	-
Income Taxes	-	-	-	-

Net Loss	(3,710,289)	(4,083,050)	372,761	-9%

Basic and Diluted Loss Per Common Share	(0.34)	(0.44)	(0.10)	-23%

Weighted Average Basic and Diluted Common Shares Outstanding	10,832,369	9,359,934	1,472,435	16%

Revenues

The Company had no revenues from operations in the year ended December 31, 2013, compared to revenues of $54,968 in the comparative period for the year ended December 31, 2012. The Company’s operations are in the development stage.

Operating Expenses

For the year ended December 31, 2013, the Company’s operating expenses increased by $437,894, or 11%. Operating expenses are comprised of salaries and office administrative fees, research and development expenses, impairment of patents, professional fees, and other general and administrative expenses.  Salaries and office administrative fees were materially unchanged. Research and development expenses decreased by $269,377, due principally to a reduction of $383,291 in share option expense offset by an increase of $120,828 in net payroll costs, the latter primarily reflecting an increase in headcount. Impairment of patents was $350,000 (2012 $Nil) due to discovery of an earlier filed patent similar to one licensed by the Company. Professional fees increased by $371,256 due to additional fees for public relations and investor relations services to raise the profile of the company. General and administrative expenses decreased by $14,031 due to a reduction in fundraising services expense.

Other Income

For the year ended December 31, 2013, the Company recorded other income of $865,623, representing grant funds received from public bodies in respect of approved expenditures, where there is no obligation to repay. There were no grant funds that met these criteria in respect of the year ended December 31, 2012.

Net Loss

For the year ended December 31, 2013, our net loss was $3,710,289, a decrease of $372,761 or 9% over the comparative period for the year ended December 31, 2012. The change is a result of the changes described above.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive activities.  For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations.  Issuances of additional shares will result in dilution to existing stockholders.  There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis.  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements.  A complete summary of these policies is included in the notes to our financial statements.  In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances.  Actual results could differ from those estimates made by management.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Recently Issued Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect.  These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

The Company

The following table sets forth the names and ages of the Company’s directors and executive officers as of April 3, 2014.  The board of directors has no nominating or compensation committee at this time.

Name	Age	Position with the Company	Officer/Director Since
Cameron Reynolds	43	President	October 6, 2011
		Chief Executive Officer	October 6, 2011
		Director	October 6, 2011
Malcolm Lewin	63	Chief Financial Officer	October 6, 2011
		Treasurer	October 6, 2011
Rodney Gerard Rootsaert	42	Secretary	October 6, 2011
Jason Terrell MD	33	Chief Medical Officer Head of US Operations	March 20, 2013
Dr. Martin Faulkes	70	Director	October 6, 2011
Guy Archibald Innes	57	Director	October 6, 2011
Dr. Alan Colman	65	Director	October 6, 2011

Singapore Volition

The following table sets forth the names and ages of Singapore Volition’s directors and executive officers as of April 3, 2014.  The board of directors has no nominating or compensation committee at this time.

Name	Age	Position with Singapore Volition	Officer/Director Since
Cameron Reynolds	43	Chief Executive Officer	August 5, 2010
		Director	August 5, 2010
Malcolm Lewin	63	Chief Financial Officer	July 15, 2011
Rodney Gerard Rootsaert	42	Administration and Legal Officer	August 6, 2010
Dr. Martin Faulkes	70	Director	August 18, 2010
		Executive Chairman	March 22, 2011
Guy Archibald Innes	57	Director	August 18, 2010
Dr. Alan Colman	65	Director	April 1, 2011

Belgian Volition

The following table sets forth the names and ages of Belgian Volition’s directors and executive officers as of April 3, 2014.  The board of directors has no nominating or compensation committee at this time.

Name	Age	Position with the Belgian Volition	Officer/Director Since
Cameron Reynolds	43	Director Managing Director	October 27, 2010 January 18, 2012
Rodney Gerard Rootsaert	42	Secretary	October 4, 2010
		Director	October 4, 2010
Dr. Martin Faulkes	70	Director	August 10, 2011
Dr. Jacob Micallef	57	Director	August 10, 2011
Malcolm Lewin	63	Director	August 10, 2011

HyperGenomics Pte Limited

The following table sets forth the names and ages of HyperGenomics Pte Limited’s directors and executive officers as of April 3, 2014.  The board of directors has no nominating or compensation committee at this time.

Name	Age	Position with HyperGenomics Pte Limited	Officer/Director Since
Cameron Reynolds	43	Chief Executive Officer	March 7, 2011
		Director	March 7, 2011
Sarah Lee Hwee Hoon	38	Secretary	March 7, 2011
		Director	March 7, 2011

Science Executives

The following table sets forth the names and ages of our Scientific Officers as of April 3, 2014:

Name	Age	Position	Officer Since
Dr. Jacob Micallef	57	Chief Scientific Officer, Belgian Volition	October 11, 2010
Dr. Mark Eccleston	42	Chief Scientific Officer, HyperGenomics Pte Limited	March 7, 2011

Scientific Advisory Board

The following table sets forth the names and ages of the Scientific Advisory Board Members of Singapore Volition as of April 3, 2014:

Name	Age	Position with Singapore Volition	Advisory Board Member Since
Dr. Alan Colman	65	Chairman of Scientific Advisory Board	April 5, 2011
Dr. Robert Weinzierl	51	Scientific Advisory Board Member	April 5, 2011
Dr. Andreas Ladurner	42	Scientific Advisory Board Member	April 5, 2011
Dr. Habib Skaff	36	Scientific Advisory Board Member	April 4, 2011

Term of Office

Each director serves for a term of one year and until his successor is elected at the Annual Shareholders’ Meeting and is qualified, subject to removal by the stockholders.   Each officer serves for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

Identification of Significant Employees

The Company has no full-time or part-time employees.

Our subsidiary, Singapore Volition, has two full-time employees: Charlotte Reynolds, Communications Manager, who is responsible for all communications, such as the Company’s website and news releases, as well as the Company’s branding and visual communications; and Tom Bygott, who is responsible for Sales and Marketing, including the direct sale of the Company’s first research products, and bioinformatics.  Singapore Volition has no part-time employees.

Our subsidiary, Belgian Volition, has five full-time employees and one part time employee: laboratory technicians comprising Dr. Marielle Herzog, Muriel Chapelier, Katty Scoubeau, Gaëlle Cuvelier and Eleonore Josseaux are full-time employees; and Maria Dolores Fernandez, who provides administrative services, is a part-time employee.

Our subsidiary, Hypergenomics Pte Limited, has no full-time or part-time employees.

Background and Business Experience

The business experience during the past five years of the person(s) listed above is as follows:

CAMERON REYNOLDS.  Cameron Reynolds has over 17 years of entrepreneurial executive experience in the mining and biotechnology sectors. He began his career in 1994 working for Southern China Group, where as regional manager he set up operations in Hong Kong and Yunnan. In 1996 he began working for Integrated Coffee Technologies, a genetically modified coffee company, in a junior management position, where he was responsible for business plan creation, office management, recruitment, and business development. After working for Integrated Coffee Technologies, Mr. Reynolds served as the commercialization director for Probio, Inc., a company that commercialized intellectual property in the animal biotechnology fields including transgenesis and cloning research from the University of Hawaii. Mr. Reynolds held that role from 1998 until 2001, and his main responsibilities were managing all legal and contract issues with the University of Hawaii; implementing patenting strategy; managing all stockholder issues including the merger and its legal and contractual documentation; head office management; budgetary control; team building and recruitment.  Between 2002 and 2003, Mr. Reynolds undertook an MBA. From 2004 until 2011, Mr. Reynolds founded and served as Managing Director and Director of Mining House Limited, where he was responsible for identifying potential mining projects, coordinating the preliminary evaluations and securing the financing with a view to listing the companies on AIM, TSX and US OTC. From 2005 until present, Mr. Reynolds has held a number of board directorships including Atlantic Mining PLC; Carbon Mining PLC, Magellan Copper and Gold (Carbon Mining and MCG were both became part of Solfotara Mining and Copper Development Corp on AIM, CDC.L after a vend); KAL Energy Inc. (KALG, OTC), Iofina Natural Gas PLC (IOF, AIM); Canyon Copper Corp. (TSX.V: CNC, OTCBB: CNYC), and Hunter Bay Resources (HBY, TSX-V).  Prior to the Share Exchange Agreement, Mr. Reynolds served as Chief Executive Officer and Director of Singapore Volition since August 5, 2010.  The Board of Directors appointed Mr. Reynolds as President, Chief Executive Officer and Director of the Company due to his strong experience in management, structuring and strategic planning of start-up companies.

MALCOLM LEWIN.  Malcolm Lewin is the Company’s Chief Financial Officer and Treasurer. He has a strong background in finance and accounting both for public and private companies alike. Mr. Lewin qualified as a chartered accountant with Coopers & Lybrand in 1976. From 1989 to 2000, Mr. Lewin was a partner of Mercer Lewin, a chartered accounting firm. From 2000 until present, Mr. Lewin has acted for various companies listed on AIM and the TSX-V. In particular, Mr. Lewin acted as the finance director of OMG plc (AIM: OMG), a supplier of motion capture and visual geometry systems, from April 2000 to June 2003. In June 2004, Mr. Lewin was appointed as the finance director of Real Estate Investors Plc (AIM: REI), a property investment company with interests in quality commercial and industrial properties throughout the United Kingdom, and held this position until August 2006. In September 2006, Mr. Lewin was appointed a Director and Chief Financial Officer of Hunter Bay Minerals Plc (TSX-V:HBY), a junior mining company with interests in South America and Canada, and held this position until June 2011.  Prior to the Share Exchange Agreement, Mr. Lewin served as Chief Financial Officer of Singapore Volition since July 15, 2011.  The Board of Directors believes that Mr. Lewin’s financial and accounting knowledge would be a valuable asset to the Company.

RODNEY GERARD ROOTSAERT.  Rodney Rootsaert has over six years of experience in providing corporate, legal and administrative services to start-up companies through Mining House Ltd., of which Mr. Rootsaert has been a director since 2007.  From 2007 until 2011, Mr. Rootsaert has served as corporate secretary for several junior mining companies. He was the corporate secretary for Magellan Copper and Gold Plc., from 2007 until 2011, where his duties included maintaining and preparing company documents, accounts and contracts.  He also served as corporate secretary for Delta Pacific Mining Plc., from 2007 until present, where he was responsible for ensuring compliance with all relevant statutory and regulatory requirements.  Prior to the Share Exchange Agreement, Mr. Rootsaert served as Administration and Legal Officer of Singapore Volition since August 6, 2010.  Due to Mr. Rootsaert’s legal background and prior roles as a corporate secretary for small public companies, the Board of Directors believed that he would be a valuable addition to the Company.

JASON TERRELL MD. Dr Terrell has a strong grounding in both medicine and more specifically in diagnostics. He currently owns and operates multiple diagnostic laboratories in Texas within the Any Lab Test Now franchise, a direct access lab testing company, and has also serves as a National Franchise Corporate Medical Director for Any Lab Test Now, giving him oversight of over 70 franchises in 14 states. Since 2011, he has been Medical Director of CDEX Inc, a US listed company developing drug validation technology, serving on the Board since 2013. Dr Terrell was educated at Hardin-Simmons University (Biochemistry), where he graduated Summa cum Laude, receiving the Holland Medal of Honor as the top graduate in the School of Science and Mathematics. He then attended the University of Texas at Houston Medical School and affiliate MD Anderson Cancer Center (Doctor of Medicine). He undertook his General Medicine Internship, and Anatomic and Clinical Pathology residency at Texas Tech University Health Sciences Center. Dr Terrell holds medical licenses in 14 states across the USA.

DR. MARTIN FAULKES.  Dr. Martin Faulkes has over 30 years of entrepreneurial and managerial experience as the founder and CEO of several software companies within the United Kingdom and the United States.  From 1979 to 1984, Dr. Faulkes was the Founder, President and CEO for Logica Inc., a company providing bespoke software to all industries but mainly banks and communications companies. Dr. Faulkes was responsible for all aspects of the business, namely sales, finance, recruitment, staff management and project control. He then became Managing Director of System Programming Ltd., a company that provides computer programming for systems in business like airlines, utility companies, banks, and insurance, from 1985 to 1987, where he was responsible for all aspects of the business. Dr. Faulkes founded Triad Plc., a computer software development company that provides systems and consultants to the business community, where he was a director from 1987 to 1998, responsible for controlling the company financially. From 1998 until the present day, Dr. Faulkes has focused on charitable activities, as the Founder and Sole Benefactor of the Dill Faulkes Educational Trust, a UK registered charity, where he is Chairman. He also sits on the Board of the Cambridge 800th Anniversary Campaign in the UK.  Prior to the Share Exchange Agreement, Dr. Faulkes served as a Director of the Singapore Volition since August 18, 2010 and as Executive Chairman of the Board of Directors of Singapore Volition since March 22, 2011. In light of Dr. Faulkes’ past experience in business development, Dr. Faulkes was appointed as a Director to the Company.

GUY ARCHIBALD INNES.  Guy Archibald Innes is a Chartered Accountant and a member of the Institute of Chartered Accountants in England and Wales. Mr. Innes has extensive experience in financing and managing technology companies, which he gained from serving as a non-executive director on the board of companies such as ProBio Inc. from 2000 to 2006, Magellan Copper & Gold Plc. from 2007 to 2010, and Carbon Mining Plc. from 2007 to 2010.  While serving as a non-executive director for these companies, Mr. Innes was responsible for the development of corporate strategy and the implementation of financial controls and risk management systems.  Prior to holding these directorships, Mr. Innes had a long career in banking and private equity, including advisory roles with Baring Brothers & Co. Limited in London and Paris from 1984 to 1995, where he was involved in executing and advising on national and international mergers & acquisitions, but also IPOs and capital raising; Baring Private Equity Partners Limited in London and Singapore from 1995 to 1997, where he was involved in the setting up, recruiting of managers and capital raising for an Asian media and communications private equity fund; and Quartz Capital Partners Limited from 1997 to 2000, where Mr. Innes served as Head of Corporate Finance and was responsible for managing the corporate finance department and leading the transactions undertaken by Quartz including IPOs, private placements and mergers and acquisitions.  Prior to the Share Exchange Agreement, Mr. Innes served as a Director of Singapore Volition since August 18, 2010.  The Board of Directors of the Company believed Mr. Innes’ technical, financial and managerial background would be beneficial to the growth of the Company.

DR. ALAN COLMAN.  Dr. Alan Colman has extensive experience in the molecular biology field where he has worked in the production of transgenic livestock, somatic nuclear transfer, and human disease models. After a successful university career in the Universities of Oxford, Cambridge, Warwick and Birmingham (where he was Professor of Biochemistry), Dr Colman went into industry. From the late 1980’s until 2002, Dr. Colman was the research director of the company PPL Therapeutics in Edinburgh, UK, where he was responsible for leading PPL’s research program strategy, also playing a role in PPL’s financing rounds, culminating in its listing on the London Stock Exchange. This company attracted considerable media attention because of their participation in the technique of somatic nuclear transfer that led to the world’s first cloned sheep, Dolly, in 1996. From 2002 to 2007, Dr. Colman was Chief Scientific Officer and then CEO for the Singaporean human embryonic stem cell company, ES Cell International. Dr. Colman is currently the Executive Director of the Singapore Stem Cell Consortium, a position he has held since 2007.  From 2008 to 2009, Dr. Colman was also concurrently Professor of Regenerative Medicine at King’s College, London, UK.  His current interest is the development of human disease models using induced pluripotent stem cells.  Prior to the Share Exchange Agreement, Dr. Colman served as a Director of Singapore Volition since April 1, 2011 and as Chairman of the Scientific Advisory Board of Singapore Volition since April 5, 2011.  Dr. Colman was appointed as a Director of the Company and a member of the Scientific Advisory Board on account of his work in biochemistry, stem cell research and pathology.

DR. JACOB MICALLEF.  Dr. Jacob Micallef has 20 years of experience in research and development and in the management of early stage biotechnical companies, including the manufacture of biotechnology products and the establishment of manufacturing operations. Dr. Micallef gained this experience while working for the World Health Organization (“WHO”) over a 10-year period from 1985. While working for the WHO, Dr. Micallef developed new diagnostic products in the areas of reproductive health and cancer. In 1990 he commenced development of a new diagnostic technology platform for WHO which was launched in 1992 and supported 13 tests. Dr. Micallef also initiated and implemented in-house manufacture (previously outsourced to Abbott Diagnostics Inc) and world-wide distribution of these products for WHO. In 1990, he started a “not-for-profit” WHO company, Immunometrics Ltd., which marketed and distributed those diagnostic products worldwide.  In 1999 Dr. Micallef studied for an MBA and went on to co-found Gene Expression Technologies in 2001 where he successfully led the development of the chemistry of the GeneICE technology and implemented the manufacture of GeneICE molecules. He also played a major role in business development and procured a GeneICE contract with Bayer Pharmaceuticals.  From 2004 to 2007, he taught "science and enterprise" to science research workers from four universities at CASS Business School before joining Cronos Therapeutics in 2004. In 2006 Cronos was listed in the UK on AIM, becoming ValiRX. Dr. Micallef continued to work as Technical Officer for ValiRX, where he in-licensed the Hypergenomics and Nucleosomics technologies and co-founded ValiBio SA., which is now Belgian Volition SA, a subsidiary of Singapore Volition.  Prior to the Share Exchange Agreement, Dr. Micallef served as a Science Executive Officer of Belgian Volition since October 11, 2010 but was not otherwise involved with Singapore Volition.  The Board of Directors believed that Dr. Micallef’s prior work with Belgian Volition in the development of diagnostic products would continue to be an asset to the Company in his role as Chief Scientific Officer of the Company’s subsidiary, Belgian Volition.

SARAH LEE HWEE HOON.  Sarah Lee Hwee Hoon has more than ten years experience in corporate accounting and the provision of audit, taxation, finance and corporate secretarial services.  Ms. Lee graduated from the Association of Accounting Technicians (Singapore) in 1996 and from the University of Bedfordshire with a Bachelor (Honors) Degree in Accounting in 2010.  From 2007 to 2012, Ms. Lee has served as company secretary and regional accountant of PB Commodities Pte Ltd (“PB Commodities”) where her duties include providing administrative services, maintaining and preparing company accounts and ensuring compliance with all Singaporean regulatory requirements under the Companies Act and Singapore Finance Reporting Standards. Through PB Commodities, Ms. Lee also provides administrative, accounting and corporate secretarial services to several other junior mining companies in Singapore.   Prior to the Share Exchange Agreement, Miss Lee served as a Secretary and Director of Hypergenomics Pte. Limited since March 7, 2011 but was not otherwise involved with Singapore Volition.   She was appointed to these positions due to her past accounting and corporate experience.

DR. MARK ECCLESTON.  Dr. Mark Eccleston is a biotechnology entrepreneur with over 18 years of experience in the sector, both in academia and in industry. From 2008 to 2009, Dr. Eccleston held a program management position at ValiRX Plc., where he ran multiple epigenetics-based diagnostic and therapeutics programs. Dr. Eccleston has also held various other roles in business and industry including: CEO of Vivamer Ltd. in 2002, a company spun out from Cambridge University where he was responsible for commercialization of drug delivery and imaging technologies based on extensive work in this area during his academic career; and Chief Scientific Officer then consultant to Cambridge Applied Polymers from 2005 to 2008, where he devised and managed multiple high value consultancy projects for clients including Cadburys, Kellogg’s, Reckitt Benckiser, Proctor and Gamble, and Umbro as well as a Spanish company specializing in non-woven (polymeric) fabric, Tesalca. In 2010, Dr. Eccleston founded OncoLytika, which focuses on opportunity recognition and product/process innovation within start-ups as well as established companies, where his main responsibilities are advising companies on business development and preclinical project management.  Prior to the Share Exchange Agreement, Dr. Eccleston served as a Science Executive Officer of HyperGenomics Pte Limited since March 7, 2011 but was not otherwise involved with Singapore Volition.  In light of Dr. Eccleston’s past work in biotechnology, epigenetics and diagnostics, Dr. Eccleston was appointed as a Chief Scientific Officer of the Company’s subsidiary HyperGenomics Pte Limited.

DR. ROBERT WEINZIERL.  Dr. Robert Weinzierl is a member of our Scientific Advisory Board. He is a Reader in Molecular Biology at Imperial College London, and is the inventor of the HyperGenomics® technology that the Company is in the process of further developing.  Dr. Weinzierl joined Imperial College as a lecturer in 1994, where his key responsibilities were research and teaching, combined with various administrative tasks. He was promoted to his current position 'Reader in Molecular Biology' in 2009. Dr. Weinzierl heads a research group focusing on gene expression mechanisms, with special emphasis on the structure and function of the basal transcriptional machinery. Dr. Weinzierl began his PhD in 1983 at the European Molecular Biology Laboratory and completed it at the University of Cambridge (Akam/White Laboratories). The focus of his PhD project was the function of homeotic genes (especially Ultrabithorax) during embryonic development, and he completed his thesis in 1988. He went on to spend four years as a postdoc at UC Berkeley (Tjian Laboratory). Dr. Weinzierl’s research efforts focused on the structure and function of the basal transcriptional machineries in archaea and eukaryotes, with a special emphasis on the molecular mechanisms of RNA polymerases. In 2011, Dr. Weinzierl’s laboratory at Imperial College successfully developed a range of novel methods in the field of gene expression, including in-vitro assembly of protein complexes from recombinant subunits and implementation of robotic methods for high-throughput molecular biology. Prior to the Share Exchange Agreement, Dr. Weinzierl served as a Scientific Advisory Board Member of Singapore Volition since April 5, 2011.  As the inventor of the HyperGenomics® technology, Dr. Weinzierl’s appointment to the Scientific Advisory Board is pivotal to the development of future HyperGenomics® products.

DR. ANDREAS LADURNER.  Dr. Andreas Ladurner has a strong educational background and years of laboratory experience in the fields of biochemistry, biology, cancer research, genomics and several others.  Whilst awaiting the award of his doctorate from the University of Cambridge between 1998 and 2000, Dr. Ladurner was awarded the Wellcome Trust International Traveling Prize research fellowship.  He was appointed Research Associate at the Howard Hughes Medical Institute at the University of California Berkeley, from 2000 until 2002, then was an editor at Nature Publishing Group in New York, from 2002 until 2003.  Dr. Ladurner was named group leader in the Genome Biology Unit of the European Molecular Biology Laboratory in Heidelberg in 2003, where he undertook scientific research in the area of novel epigenetic and stress-mediated signaling networks in human cells. During this period, he discovered the histone variant technology, which is an integral part of the NucleosomicsTM products which the Company is in the process of developing.  In 2010, Dr. Ladurner was named Chair of Physiological Chemistry in the Faculty of Medicine at the University of Munich, and continues his work at EMBL as a visiting member.  Prior to the Share Exchange Agreement, Dr. Ladurner served as a Scientific Advisory Board Member of Singapore Volition since April 5, 2011.  Dr. Ladurner’s extensive laboratory work in nucleosome research and genomics will make him a valuable member of the Scientific Advisory Board.

DR. HABIB SKAFF.  Dr. Habib Skaff is a synthetic chemist specializing in the area of nanotechnology; his doctoral studies focused on the design of organic and polymeric ligands for the encapsulation of semiconductor nanoparticles and modification of the physical, optical, electronic, and assembly properties of the nanoparticles. Since 2001, Dr. Skaff has co-authored 11 peer-reviewed scientific papers and is a co-inventor on 18 pending or issued patents in the fields of chemistry, nanotechnology, and biotechnology. He co-founded Intezyne Technologies in 2004 and serves as that company’s Chief Executive Officer, where he is responsible for establishing and implementing strategic planning for the future. Dr. Skaff works closely with the Chief Scientific Officer to develop and implement Intezyne’s intellectual property strategy as well as establish alliances with potential partners. He also leads Intezyne’s fundraising through debt and equity financing and works closely with the CFO in this capacity. He is also President, and Chairman of the Board of Directors of Intezyne. Dr. Skaff has served as the Chairman of Skaff Corporation of America since 1999, where he guides strategic planning but is not involved in day-to-day operations.  Prior to the Share Exchange Agreement, Dr. Skaff served as a Scientific Advisory Board Member of Singapore Volition since April 4, 2011.  Dr. Skaff was appointed to serve as a member of the Scientific Advisory Board because of his extensive scholarly work and inventions in the fields of chemistry and biotechnology.

CHARLOTTE REYNOLDS. After graduating from the University of Edinburgh in 2007 with a Bachelor of Laws with joint honors in Law and Politics, Mrs. Reynolds undertook internships at two public affairs/lobbying agencies in London: AS Biss (Now M:Communications) and Bell Pottinger Public Affairs; where her responsibilities included the preparation of briefing notes for clients on a range of topics, media and political monitoring, and stakeholder identification and mapping. From 2008 until 2009 she was an Account Executive at PR consultancy Kysen PR, during which time she completed a Diploma in Marketing with the Chartered Institute of Marketing. At Kysen, her key responsibilities included achieving editorial placement for clients in national, trade and broadcast publications, as well as preparing press releases and arranging journalist briefings. In 2010, Mrs. Reynolds worked as a Public Relations Executive for the international law firm White & Case LLP, where she was responsible for the Firm's European PR program, working with both the UK press and English-speaking press throughout the EMEA region, managing day-to-day press enquiries as well as generating press coverage via press releases and thought-leadership interviews and articles. Mrs. Reynolds joined Singapore Volition at the end of 2010.

TOM BYGOTT. Tom Bygott started his career in November 1994 with the Australian electronics company AWA as a business analyst conducting reviews of their Traffic division and electronics factory.  Mr. Bygott later became a Marketing Executive for AWA’s Aerospace division selling and marketing electronic equipment in the air traffic industry until May 1997.  In July 1998, Mr. Bygott joined Geneva Technology in the UK, a Cambridge start-up company that developed billing software for telecommunications providers. Mr. Bygott was responsible for the market positioning, collateral, messages, strategy, competitive positioning and pricing of Geneva until March 2001, when Geneva was acquired by Convergys. Following Convergys' acquisition of Geneva, Mr. Bygott was Product Marketing Manager for Europe at Convergys until September 2004.  In September 2004, Mr. Bygott began his studies at Corpus Christi College in Cambridge and in 2005 was awarded an MPhil in computational biology before joining the Wellcome Trust Sanger Institute in June 2005, first as a bioinformatician specializing in genome assembly and then as Project Manager for a re-sequencing project for malaria parasites.  In May 2008, he left the Sanger Institute and joined Active Motif, a leading supplier of epigenetics research kits, where he was the Sales and Marketing Manager, Europe for their TimeLogic division, and was responsible for selling specialized hardware to accelerate bioinformatics algorithms at research institutes, biotech companies and universities throughout Europe. Mr. Bygott left Active Motif in January 2011.  From 2009 until the present, Mr. Bygott has sat as a Cabinet member for IT and Communications, where he has led a series of technology improvements for a UK local authority, the South Cambridgeshire District Council.  From July 2012 to the present, Mr. Bygott has also been a member of the Board of Governors of Cambridge University Hospitals NHS Trust, which operates Addenbrooke’s Hospital in Cambridge.  Mr. Bygott joined Singapore Volition in September 2012, but was not otherwise involved with Singapore Volition prior to the Share Exchange Agreement.

DR. MARIELLE HERZOG. Dr. Marielle Herzog has seven years of experience in epigenetics academic research. During a four year period from 2003 to 2007, Dr. Herzog performed her PhD thesis at the Institute of Genetics and Molecular and Cellular Biology (IGBMC), Strasbourg, France, one of the leading European centers of biomedical research. Her work, conducted in the laboratory of Epigenome plasticity, under the supervision of Dr. R. Losson, concerned the role of the interaction between a transcriptional cofactor (TIF1b) and the heterochromatin protein 1 defined by knock-in mutation in a cellular model and in mice. In 2008, Dr. Herzog joined the laboratory of Cancer Epigenetics of Dr. F. Fuchs at the Faculty of Medicine, Free University of Brussels, as a researcher, where she managed different projects based on the study of epigenetics modifications (methylated DNA, post-translational histone modifications) and epigenetics enzymes in different cellular context. Her work led to publications in international scientific journals and to her participation at several international congresses. Dr. Herzog joined Belgian Volition in May 2011, but was not otherwise involved with Singapore Volition prior to the Share Exchange Agreement.

MURIEL CHAPELIER. Muriel Chapelier has seventeen years experience in fundamental research and development, as a research associate. Mrs. Chapelier gained her experience first in a fundamental Research Laboratory at the University Hospital of Sart-Tilman (Liège), over an eight year period from 1994 until 2002 where she worked in a leukemia screening project and in fundamental research project, in PhD collaboration, using molecular biology technics. The laboratory is now a competence center for leukemia screening and she was included in publications of the PhD. In 2002, Mrs. Chapelier started working within Eppendorf Array Technologies in Namur, for the development of gene expression and protein microarrays and other new technologies. Some gene expression kits were launched on the market and a Signal Chip Human Cytokine kit was in validation during her tenure. In September 2007, Mrs. Chapelier went to Antwerp to undertake a degree in tropical medicine and international health, at the Institute of Tropical Medicine. She returned to Eppendorf in 2008 to continue the development of microarrays. She joined Belgian Volition in May 2011, but was not otherwise involved with Singapore Volition prior to the Share Exchange Agreement.

KATTY SCOUBEAU. Katty Scoubeau is a research technician for Belgian Volition. Mrs. Scoubeau graduated in chemistry and biotechnology in 1994 from the UCL Institute Paul Lambin. From 2003 until 2007, Mrs. Scoubeau taught science and mathematics at a secondary school. In 2007, she undertook training in biotechnology in the association in vivo in Nivelles. From 2010 until 2011, Mrs. Scoubeau was committed to the medical faculty of the University of Namur as a lab technician in the unit of physiological biochemistry, where she participated in the preparation of student assignments and research. She joined Belgian Volition in August 2011, but was not otherwise involved with Singapore Volition prior to the Share Exchange Agreement.

GAËLLE CUVELIER.  Gaëlle Cuvelier graduated from the University of Namur (FUNDP) in 2002 with a Masters in Molecular and Cell biology. In September 2006 Ms. Cuvelier commenced a Diplôme d’Etudes Spécialisées (DES), an additional year which gained Ms. Cuvelier experience in the Biotechnology industry. During this year, she worked for two months in the Medical faculty of the University of Namur (URPhyM) and, between January and June 2007 she worked in the R&D department of Celonic Gmbh in Juelich, Germany, on a protein production project based on cell culture and immunoassays.  Between October 2007 and November 2011, Ms. Cuvelier worked as a research scientist within the Innovation department of Eppendorf Array Technologies on the development of an automated technology platform based on microarrays and enabling the rapid diagnostic of nosocomial diseases. In April 2012, Ms. Cuvelier commenced a 2-month training program in Clinical Studies in Cefochim, Seneffe. Ms. Cuvelier joined Belgian Volition in July 2012 as a research technician, but was not otherwise involved with Singapore Volition prior to the Share Exchange Agreement.

ELEONORE JOSSEAUX. Eleonore Josseaux graduated from Paris VII University with a Masters in Genetics. During her course she did training in research laboratories in France, the USA and Sweden. In 2007, she joined the laboratory of Cancer Epigenetics of Dr F Fuks at the Faculty of Medicine in the Free University of Brussels, where she worked on various projects based on the study of epigenetics modifications (methylated DNA, post-translational histone modifications) and epigenetics enzymes in different cellular contexts. Eleonore joined Belgian Volition in January 2013, but was not otherwise involved with Singapore Volition prior to the Share Exchange Agreement.

MARIA DOLORES FERNANDEZ.  Maria Dolores Fernandez graduated from the Université Lyon III, Lyon France in 1987 with a master in Economics and Social Administration.  From October 2004 to March 2005, Mrs. Fernandez worked as an assistant in the purchase department for Helio Charleroi, a Belgian company that engages in printing magazines, mail order catalogues and advertising brochures, where she was responsible for handling daily orders and deliveries.  From May 2005 to June 2005, she worked as an assistant office manager for Cenaero, a Belgian company that operates as a technology research center. Subsequently, Mrs. Fernandez moved to Chicago and taught preschool at a Montessori school from 2006 to 2010.  Additionally, Mrs. Fernandez taught French for Berlitz Language Center from September 2009 to May 2010 and CLL Language Center from November 2010 to April 2011.  From April 2011 to October 2011, she served as a Human Resources advisor within the training department at Glaxo Smith Kline. Mrs. Fernandez joined Belgian Volition in December 2011, but was not otherwise involved with Singapore Volition prior to the Share Exchange Agreement.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company, Singapore Volition or its subsidiaries, has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise for overseeing financial reporting responsibilities. The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

The Company intends to establish an audit committee of the Board of Directors, which will consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the  independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee shall at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Code of Ethics

We have adopted a Code of Ethics (the “Code”) that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer.  A written copy of the Code is available on written request to the Company.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of change in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us under Rule 16a-3(e) during the year ended December 31, 2013, Forms 5 and any amendments thereto furnished to us with respect to the year ended December 31, 2013, and the representations made by the reporting persons to us, we believe that during the year ended December 31, 2013, our executive officers and directors and all persons who own more than ten percent of a registered class of our equity securities have complied with all Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to the executive officers of the Company, Singapore Volition and its subsidiaries for the fiscal years ended December 31, 2013 and 2012.  Unless otherwise specified, the term of each executive officer is that as set forth under that section of Item 10 Directors and Executive Officers entitled, “ Term of Office”.

Name and Principal Position	Year Ended 12/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cameron Reynolds(2) President, CEO and Director of the Company; CEO and Director of Singapore Volition; Managing Director of Belgian Volition; and CEO and Director of Hypergenomics Pte Limited	2012	-0-	-0-	-0-	86,540	-0-	-0-	132,000	218,540
	2013	-0-	-0-	-0-	31,314	-0-	-0-	132,000	163,314
Dr Jacob Micallef(3)	2012	-0-	-0-	-0-	239,540	-0-	-0-	104,266	343,806
Chief Scientific Officer and Director of Belgian Volition	2013	-0-	-0-	-0-	31,314	-0-	-0-	102,470	133,784
Dr Mark Eccleston(4)	2012	-0-	-0-	-0-	239,540	-0-	-0-	105,042	344,582
Chief Scientific Officer of Hypergenomics Pte Limited	2013	-0-	-0-	-0-	31,314	-0-	-0-	100,457	131,771
Malcolm Lewin(5) CFO and Treasurer of the Company, CFO of Singapore Volition and Director of Belgian Volition	2012	-0-	-0-	-0-	43,270	-0-	-0-	69,000	112,270
	2013	-0-	-0-	-0-	15,658	-0-	-0-	78,000	93,658
Rodney Gerard Rootsaert (6) Secretary of the Company, Administration and Legal Officer of Singapore Volition and Secretary and Director of Belgian Volition	2012	-0-	-0-	-0-	43,270	-0-	-0-	85,800	129,070
	2013	-0-	-0-	-0-	15,658	-0-	-0-	85,600	101,258
Jason Terrell (7) Chief Medical Officer and Head of US Operations	2012 2013	-0- -0-	-0- -0-	-0- -0-	-0- 198,560	-0- -0-	-0- -0-	-0- -0-	-0- 198,560

(1)

All Option Awards have been calculated based upon the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)

Cameron Reynolds is currently the President, CEO and a Director of the Company, the CEO and a Director of Singapore Volition, the Managing Director of Belgian Volition and the CEO and a Director of Hypergenomics Pte Limited. There are no employment agreements by and between Cameron Reynolds and the Company, Singapore Volition, Belgian Volition or Hypergenomics Pte Limited.  Cameron Reynolds receives no compensation in exchange for his services as an executive officer of the Company, Singapore Volition or Hypergenomics Pte Limited.

Cameron Reynolds receives compensation pursuant to an agreement (the “Agreement”) dated August 6, 2010, entered into by and between Singapore Volition and PB Commodities Pte Limited (“PB Commodities”).  The Agreement provides office space, office support staff, and consultancy services to Singapore Volition for the structuring, management, fundraising and development and implementation of its business plan.  The term of the Agreement is twelve months, commencing on September 1, 2010, with automatic extensions of twelve months and a three month notice required for termination of the Agreement.  As part of the Agreement, Singapore Volition shall pay consultancy fees each month to PB Commodities for the services of Cameron Reynolds (see the following paragraph regarding Mr. Reynolds’ Employment Agreement with PB Commodities).  For the years ended December 31, 2013 and 2012, PB Commodities received $132,000 USD and $132,000 USD, respectively, from Singapore Volition for the services of Mr. Reynolds, pursuant to the Agreement.  A true and correct copy of the Agreement was filed as Exhibit 10.07 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference.

Cameron Reynolds receives compensation from PB Commodities, as described in the previous paragraph, pursuant to an Employment Agreement (the “Employment Agreement”) dated September 4, 2010, in exchange for serving as an executive officer of PB Commodities and performing consulting services on its behalf.  The term of the Employment Agreement is twelve (12) months, which shall be automatically extended for additional terms of twelve (12) months.  Under the Employment Agreement, Mr. Reynolds only performs consulting services to Singapore Volition (see previous paragraph).  In exchange for these services, Mr. Reynolds shall receive $8,000 USD per month from PB Commodities.  For the years ended December 31, 2013 and 2012, Mr. Reynolds received $132,000 USD and $132,000 USD, respectively, pursuant to the Employment Agreement.  Mr. Reynolds also receives a housing allowance of $3,000 USD per month, which commenced on July 1, 2011.  For the years ended December 31, 2013 and 2012, Mr. Reynolds received $36,000 USD and $36,000 USD, respectively, as a housing allowance which is included in the figures of $132,000 USD and $132,000 USD as compensation received by Mr. Reynolds for the years ended December 31, 2013 and 2012, respectively.  A copy of the Employment Agreement was filed as Exhibit 10.24 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference.

On November 25, 2011 (the “Grant Date”) Cameron Reynolds was granted an option to purchase 120,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 20,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 20,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 20,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Mr. Reynolds using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $1.20 USD; expected term of 3.5 to 6 years; exercise price of $3.00 to $5.00 USD; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the years ended December 31, 2013 and 2012, 80,000 and 40,000 of these options have vested, respectively. None of the options which have vested have been exercised.

(3)

Dr Jacob Micallef is currently the Chief Scientific Officer and a Director of Belgian Volition. There are no employment agreements by and between Dr Micallef and Belgian Volition.

Dr Micallef receives compensation pursuant to a consultancy agreement (the “Agreement”) dated January 1, 2011, entered into by and between Belgian Volition (“Volition”) and Borlaug Limited (“Borlaug”). Under the terms of the Agreement Borlaug will make available to Volition the services of Dr Micallef to 1) manage Volition’s Intellectual Property portfolio and file new patents as required by Volition, 2) provide Project Management for Volition’s diagnostic development programs, and 3) identify and pursue business development opportunities for Volition. The Agreement commenced effective January 1, 2011, and continues until terminated by not less than four weeks’ written notice by either party, or as otherwise provided in the Agreement. In exchange for such services Volition is to pay Borlaug a monthly fee of £5,467 GBP ($7,200 USD). For the years ended December 31, 2013 and 2012, Borlaug received £65,604 GBP ($102,470 USD) and £65,604 GBP ($104,200 USD), respectively. A copy of the Agreement was filed as Exhibit 10.17 to our Annual Report on Form 10-K filed with the SEC on April 1, 2013 and is incorporated herein by reference.

On November 25, 2011 (the “Grant Date”) Dr. Micallef was granted an option to purchase 120,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). This option has subsequently been assigned to Borlaug.  Dr. Micallef is a controlling director of Borlaug Limited and has voting and dispositive control over common shares of the Company held by Borlaug and shares issuable to Borlaug upon the exercise of stock purchase options and stock purchase warrants.

Under the terms of the Plan 20,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 20,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 20,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Borlaug using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $1.20 USD; expected term of 3.5 to 6 years; exercise price of $3.00 to $5.00 USD; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the years ended December 31, 2013 and 2012, 80,000 and 40,000 of these options have vested, respectively. None of the options which have vested have been exercised.

On December 3, 2012 (the “Grant Date”) Borlaug was granted an option to purchase 50,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan these options shall vest immediately on December 3, 2012 at an exercise price of $3.01 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Borlaug using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $3.15 USD; expected term of 3 years; exercise price of $3.01 USD; a risk free interest rate of 0.34%, a dividend yield of 0% and volatility of 251%. None of these options have been exercised.

(4)

Dr Mark Eccleston is currently the Chief Scientific Officer of Hypergenomics Pte Limited. There are no employment agreements by and between Dr Eccleston and Hypergenomics Pte Limited.

Dr Eccleston receives compensation pursuant to a Consultancy Services Agreement (the “Agreement”) dated October 1, 2010, entered into by and between Singapore Volition Pte (“Volition”) and Oncolytika Limited (“Oncolytika”). Under the terms of the Agreement Oncolytika, which is represented by Dr Eccleston, will 1) provide project management for Volition’s diagnostic development programs, and 2) identify and pursue business development opportunities for the Volition group and its Nucleosomics and Hypergenomics technologies. The Agreement commenced effective October 1, 2010, and continues until terminated by one month’s written notice by either party, or by a material breach of the Agreement. In exchange for such services Volition is to pay Oncolytika a monthly fee of £5,300 GBP ($7,000 USD). For the years ended December 31, 2013 and 2012, Oncolytika received £63,600 GBP ($100,457 USD) and £66,350 GBP ($105,042 USD), respectively. A copy of the Agreement was filed as Exhibit 10.14 to our Annual Report on Form 10-K filed with the SEC on April 1, 2013 and is incorporated herein by reference.

On November 25, 2011 (the “Grant Date”) Dr. Eccleston was granted an option to purchase 120,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). This option has subsequently been assigned to Oncolytika. Dr. Eccleston is a controlling director of Oncolytika Limited and has voting and dispositive control over common shares of the Company held by Oncolytika and shares issuable to Oncolytika upon the exercise of stock purchase options and stock purchase warrants.  Under the terms of the Plan 20,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 20,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 20,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Oncolytika using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $1.20 USD; expected term of 3.5 to 6 years; exercise price of $3.00 to $5.00 USD; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the years ended December 31, 2013 and 2012, 80,000 and 40,000 of these options have vested, respectively. None of the options which have vested have been exercised.

On December 3, 2012 (the “Grant Date”) Oncolytika was granted an option to purchase 50,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan these options shall vest immediately on December 3, 2012 at an exercise price of $3.01 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Oncolytika using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $3.15 USD; expected term of 3 years; exercise price of $3.01 USD; a risk free interest rate of 0.34%, a dividend yield of 0% and volatility of 251%. None of these options have been exercised.

(5)

Malcolm Lewin is currently the CFO and Treasurer of the Company, the CFO of Singapore Volition and a Director of Belgian Volition.  There are no employment agreements by and between Malcolm Lewin and the Company or Singapore Volition.  Malcolm Lewin receives no compensation in exchange for his services as an executive officer of the Company.

Malcolm Lewin receives compensation in exchange for his services as an executive officer of Singapore Volition per the Consultancy Agreement (“Consultancy Agreement”) entered into by and between Singapore Volition and Mr. Malcolm Lewin dated July 10, 2011, pursuant to which Mr. Lewin shall serve as Chief Financial Officer of Singapore Volition and to devote at least twelve (12) days per month to carry out the duties as Chief Financial Officer.  According to the Consultancy Agreement, Mr. Lewin’s term as Chief Financial Officer shall commence on July 15, 2011 and terminate upon Mr. Lewin’s resignation or commitment of a material breach of the Consultancy Agreement or upon written notice by either party.  In exchange for such services, Singapore Volition paid Mr. Lewin a monthly fee of $5,000 USD for the period from January 1, 2012 to June 30, 2012 and a monthly fee of $6,500 USD for the period from July 1, 2012 to December 31, 2013. For the years ended December 31, 2013 and 2012, Mr. Lewin received $78,000 USD and $69,000 USD, respectively, pursuant to the Consultancy Agreement.  A copy of the Consultancy Agreement was filed as Exhibit 10.18 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference.

On November 25, 2011 (the “Grant Date”) Malcolm Lewin was granted an option to purchase 60,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 10,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 10,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 10,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Mr. Lewin using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $1.20 USD; expected term of 3.5 to 6 years; exercise price of $3.00 to $5.00 USD; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the years ended December 31, 2013, and 201140,000 and 20,000 of these options have vested, respectively. None of the options which have vested have been exercised.

(6)

Rodney Gerard Rootsaert is currently the Secretary of the Company, the Administration and Legal Officer of Singapore Volition and the Secretary and a Director of Belgian Volition.   There are no employment agreements by and between Rodney Gerard Rootsaert and the Company, Singapore Volition or Belgian Volition.  Rodney Gerard Rootsaert receives no compensation in exchange for his services as an executive officer of the Company, Singapore Volition or Belgian Volition.

Rodney Gerard Rootsaert receives compensation pursuant to an agreement (the “Agreement”) dated August 6, 2010, entered into by and between Singapore Volition and PB Commodities Pte Limited (“PB Commodities”).  The Agreement provides office space, office support staff, and consultancy services to Singapore Volition for the structuring, management, fundraising and development and implementation of its business plan.  The term of the Agreement is twelve months, commencing on September 1, 2010, with automatic extensions of twelve months and a three month notice required for termination of the Agreement.  As part of the Agreement, Singapore Volition shall pay consultancy fees each month to PB Commodities for the services of Rodney Rootsaert (see the following paragraph regarding Mr. Rootsaert’s Employment Agreement with PB Commodities).  For the years ended December 31, 2013 and 2012, PB Commodities received $72,000 USD and $72,000 USD, respectively, from Singapore Volition for the services of Mr. Rootsaert, pursuant to the Agreement.  A true and correct copy of the Agreement was filed as Exhibit 10.07 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference.

Rodney Rootsaert receives compensation from PB Commodities, as described in the previous paragraph, pursuant to an Employment Agreement (the “Employment Agreement”) dated September 4, 2010, in exchange for serving as an executive officer of PB Commodities and performing consulting services on its behalf. The term of the Employment Agreement is twelve (12) months, which shall be automatically extended for additional terms of twelve (12) months.  Under the Employment Agreement, Mr. Rootsaert only performs consulting services to Singapore Volition (see previous paragraph). In exchange for these services, Mr. Rootsaert shall receive $6,000 USD per month from PB Commodities.  For the years ended December 31, 2013 and 2012, Mr. Rootsaert received $72,000 USD and $72,000 USD, respectively, pursuant to the Employment Agreement.  A copy of the Employment Agreement was filed as Exhibit 10.25 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference.

Mining House Limited (“Mining House”) provides consultancy and office support services to Singapore Volition for £1,450 GBP ($2,300 USD) per month commencing on November 1, 2010; additionally, Singapore Volition is required to pay for all reasonable expenses incurred by Mining House in providing these services. For the year ended December 31, 2013, Singapore Volition paid approximately £26,000 GBP ($40,050 USD) to Mining House split between £17,400 GBP ($27,200 USD) for consultancy and office support services and £8,600 GBP ($12,850 USD) for expenses.  For the year ended December 31, 2012, Singapore Volition paid approximately £21,400 GBP ($33,700 USD) to Mining House split between £17,400 GBP ($27,700 USD) for consultancy and office support services and £4,000 GBP ($6,000 USD) for expenses. By reason of his directorship of Mining House, Mr. Rootsaert is deemed to have received compensation in the form of one half (1/2) of the consultancy and office support services received by Mining House, along with Mr. Laith Reynolds for the years ended December 31, 2013 and December 31, 2012.  For the years ended December 31, 2013 and 2012, Mr. Rootsaert is deemed to have received £8,700 GBP ($13,600 USD) and £8,700 GBP ($13,800 USD), respectively, from Mining House. There is no written agreement by and between Mining House and Singapore Volition setting forth the terms of this arrangement.

On November 25, 2011 (the “Grant Date”) Rodney Rootsaert was granted an option to purchase 60,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 10,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 10,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 10,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Mr. Rootsaert using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $1.20 USD; expected term of 3.5 to 6 years; exercise price of $3.00 to $5.00 USD; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the years ended December 31, 2013 and 2012, 40,000 and 20,000 of these options have vested, respectively. None of the options which have vested have been exercised.

(7)

Jason Terrell is currently the Chief Medical Officer of the Company and Head of US Operations. There are no employment agreements by and between Jason Terrell and the Company. Jason Terrell receives no compensation in exchange for his services as an executive officer of the Company.

Jason Terrell receives compensation for services to the Company through a warrant agreement entered into as of March 20, 2013. Under the terms of the warrant he is entitled to subscribe for 200,000 shares of common stock at an exercise price of $2.47. The warrants are to expire three years after vesting. 25,000 warrants vested immediately on March 20, 2013. 25,000 warrants are to vest on the date of the Company signing an agreement to commence a clinical trial of the Company’s proprietary screening kits and devices for the detection of certain diseases in the USA. A further 25,000 warrants are to vest upon the Company signing a second US clinical trial agreement. 50,000 warrants are to vest on the date the Company receives approval from the United States’ Food and Drug Administration for the sale and distribution in the USA of its first proprietary screening kit or device for the detection of a certain disease. A further 50,000 warrants are to vest upon the receipt of FDA approval for the sale and distribution in the USA of its second proprietary screening kit or device for the detection of a certain disease that is different from the first proprietary screening kit. 25,000 warrants are to vest on the date of the Company signing an agreement with a laboratory/group certified through the Clinical Laboratory Improvement Amendments (CLIA) for the use of the Company’s proprietary screening kits and devices for the detection of certain diseases in humans in the USA.

The Company has calculated the fair market value of the 25,000 warrants that vested immediately at $57,046 using the Black Scholes Option Pricing Model using the following assumptions: three year term, $2.48 stock price, $2.47 exercise price, 253% volatility, 0.38% risk free rate. The Company carried out a remeasurement of the 175,000 unvested warrants as at December 31, 2013 in accordance with ASC 505. The Company estimated that the vesting of these warrants will take place over the three years to December 31, 2016. The unvested warrants were remeasured at $417,625 using the Black-Scholes Option Pricing model using the following assumptions: three-year term, $2.48 stock price, $2.47 exercise price, 239% volatility, 0.78% risk free rate. None of the options which have vested have been exercised.

Narrative Disclosure to Summary Compensation Table

As at December 31, 2013 and 2012, neither the Company, Singapore Volition or its subsidiaries had any compensatory plans or arrangements, including payments to be received from the Company, Singapore Volition or its subsidiaries with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, Singapore Volition or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company, Singapore Volition or its subsidiaries.

Outstanding Equity Awards

The following table sets forth the outstanding equity awards for the executive officers of the Company, Singapore Volition and its subsidiaries for the fiscal year ended December 31, 2013.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Number of Securities Underlying Unexercised Options (#) exercisable	: Number of Securities Underlying Unexercised Options (#) unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares of Units of Stock that Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($)
Cameron Reynolds(1)	20,000 20,000 20,000 20,000 -0- -0-	-0- -0 -0- -0- -0- -0-	-0- -0- -0- -0- 20,000 20,000	$3.00 $3.00 $4.00 $4.00 $5.00 $5.00	May 25, 2015 Nov 25, 2015 May 25, 2016 Nov 25, 2016 May 25, 2017 Nov 25, 2017	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0-

Dr Jacob Micallef(2)	20,000 20,000 50,000 20,000 20,000 -0- -0-	-0- -0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- 20,000 20,000	$3.00 $3.00 $3.01 $4.00 $4.00 $5.00 $5.00	May 25,2015 Nov 25, 2015 Dec 3, 2015 May 25, 2016 Nov 25, 2016 May 25, 2017 Nov 25, 2017	-0- -0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0- -0-
Dr Mark Eccleston(3)	20,000 20,000 50,000 20,000 20,000 -0- -0-	-0- -0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- 20,000 20,000	$3.00 $3.00 $3.01 $4.00 $4.00 $5.00 $5.00	May 25,2015 Nov 25, 2015 Dec 3, 2015 May 25, 2016 Nov 25, 2016 May 25, 2017 Nov 25, 2017	-0- -0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0- -0-
Malcolm Lewin(4)	10,000 10,000 10,000 10,000 -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- 10,000 10,000	$3.00 $3.00 $4.00 $4.00 $5.00 $5.00	May 25, 2015 Nov 25, 2015 May 25, 2016 Nov 25, 2016 May 25, 2017 Nov 25, 2017	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-
Rodney G. Rootsaert(5)	10,000 10,000 10,000 10,000 -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- 10,000 10,000	$3.00 $3.00 $4.00 $4.00 $5.00 $5.00	May 25, 2015 Nov 25, 2015 May 25, 2016 Nov 25, 2016 May 25, 2017 Nov 25, 2017	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-

Jason Terrell(6)	25,000 -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- 25,000 25,000 25,000 50,000 50,000	$2.47 $2.47 $2.47 $2.47 $2.47 $2.47	Mar 20, 2016 Jun 20, 2017* Dec 20, 2017* Sep 20, 2018* Dec 20, 2018* Dec 20, 2019*	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-	-0- -0- -0- -0- -0- -0-

* Estimates only.  See note (6).

(1)

On November 25, 2011 (the “Grant Date”) Cameron Reynolds was granted an option to purchase 120,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 20,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 20,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 20,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. As of the years ended December 31, 2013 and 2012, 80,000 and 40,000 of these options have vested, respectively.

(2)

On November 25, 2011 (the “Grant Date”) Dr. Micallef was granted an option to purchase 120,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). This option has subsequently been assigned to Borlaug. Dr. Micallef is a controlling director of Borlaug Limited and has voting and dispositive control over common shares of the Company held by Borlaug and shares issuable to Borlaug upon the exercise of stock purchase options and stock purchase warrants.  Under the terms of the Plan 20,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 20,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 20,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. As of the years ended December 31, 2013 and 2012, 80,000 and 40,000 of these options have vested, respectively.

On December 3, 2012 (the “Grant Date”) Borlaug was granted an option to purchase 50,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan these options shall vest immediately on December 3, 2012 at an exercise price of $3.01 USD per share. The options shall expire three (3) years after they vest.

(3)

On November 25, 2011 (the “Grant Date”) Dr. Eccleston was granted an option to purchase 120,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). This option has subsequently been assigned to Oncolytika. Dr. Eccleston is a controlling director of Oncolytika Limited and has voting and dispositive control over common shares of the Company held by Oncolytika and shares issuable to Oncolytika upon the exercise of stock purchase options and stock purchase warrants.  Under the terms of the Plan 20,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 20,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 20,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. As of the years ended December 31, 2013 and 2012, 80,000 and 40,000 of these options have vested, respectively.

On December 3, 2012 (the “Grant Date”) Oncolytika was granted an option to purchase 50,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan these options shall vest immediately on December 3, 2012 at an exercise price of $3.01 USD per share. The options shall expire three (3) years after they vest.

(4)

On November 25, 2011 (the “Grant Date”) Malcolm Lewin was granted an option to purchase 60,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 10,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 10,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 10,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest.  As of the years ended December 31, 2013 and 2012, 40,000 and 20,000 of these options have vested, respectively.

(5)

On November 25, 2011 (the “Grant Date”) Rodney Rootsaert was granted an option to purchase 60,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 10,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 10,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 10,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. As of the years ended December 31, 2013 and 2012, 40,000 and 20,000 of these options have vested, respectively.

(6)

On March 20, 2013 Jason Terrell was granted a warrant to purchase 200,000 shares of Common Stock of the Company at an exercise price of $2.47 USD per share. The warrants are to expire three years after vesting. 25,000 warrants vested immediately on March 20, 2013. 25,000 warrants are to vest on the date of the Company signing an agreement to commence a clinical trial of the Company’s proprietary screening kits and devices for the detection of certain diseases in the USA. A further 25,000 warrants are to vest upon the Company signing a second US clinical trial agreement. 50,000 warrants are to vest on the date the Company receives approval from the United States’ Food and Drug Administration for the sale and distribution in the USA of its first proprietary screening kit or device for the detection of a certain disease. A further 50,000 warrants are to vest upon the receipt of FDA approval for the sale and distribution in the USA of its second proprietary screening kit or device for the detection of a certain disease that is different from the first proprietary screening kit. 25,000 warrants are to vest on the date of the Company signing an agreement with a laboratory/group certified through the Clinical Laboratory Improvement Amendments (CLIA) for the use of the Company’s proprietary screening kits and devices for the detection of certain diseases in humans in the USA. The expiration dates above reflect the Company’s current estimates of the dates the foregoing vesting events will occur. As of the years ended December 31, 2013 and 2012, 25,000 and Nil of these warrants have vested, respectively.

Long-Term Incentive Plans

As at December 31, 2013 and 2012, there were no arrangements or plans in which the Company, Singapore Volition or its subsidiaries provided pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

As at December 31, 2013 and 2012, neither the Company, Singapore Volition nor its subsidiaries had a compensation committee of the Board of Directors. The Board of Directors as a whole determined executive compensation.

Compensation of Directors

The compensation paid to executive officers who were also directors for all services rendered in all capacities to the Company, Singapore Volition and its subsidiaries for the fiscal year ended December 31, 2013 is set forth in Item 11 Executive Compensation under the Summary Compensation Table. No executive officer is paid compensation for services as a director.

The following table sets forth the compensation paid to the directors who were not executive officers of the Company, Singapore Volition and its subsidiaries for the fiscal year ended December 31, 2013.  Unless otherwise specified, the term of each director is that as set forth under that section of Item 10 Directors and Executive Officers entitled, “Term of Office”.

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Guy Archibald Innes(2)	25,000	-0-	7,829	-0-	-0-	-0-	32,829
Dr. Martin Faulkes(3)	90,000	-0-	7,829	-0-	-0-	-0-	97,829
Dr. Satu Vainikka(4)	9,375	-0-	2,535	-0-	-0-	-0-	11,910
Dr. Alan Colman(5)	72,000	7,000	7,829	-0-	-0-	6,000	92,829
Sarah Lee Hwee Hoon(6)	-0-	-0-	6,263	-0-	-0-	-0-	6,263

(1)

All Option Awards have been calculated based upon the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

(2)

Guy Archibald Innes is currently a Director of the Company and Singapore Volition.  There are no employment agreements by and between Guy Archibald Innes and the Company.  Guy Archibald Innes receives no compensation in exchange for his services as a Director of the Company.

Guy Archibald Innes receives compensation in exchange for his services as a Director of Singapore Volition pursuant to that certain Letter of Appointment as Non-Executive Director with Guy Archibald Innes (“Letter of Appointment”) entered into with Singapore Volition on September 23, 2010, pursuant to which Mr. Innes shall serve as a non-executive director commencing on August 18, 2010 and terminating upon written notice by either party, removal from office by resolution of the stockholders or upon his office as director being vacated.  In exchange for his services, he shall receive $6,250 USD per calendar quarter following the admission of the shares of Singapore Volition to a recognized exchange, per the terms set forth in the letter.  A copy of the Letter of Appointment was filed as Exhibit 10.11 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference.

Additionally, on November 25, 2011 (the “Grant Date”) Guy Innes was granted an option to purchase 30,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 5,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 5,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 5,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Guy Innes using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $1.20 USD; expected term of 3.5 to 6 years; exercise price of $3.00 to $5.00 USD; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the years ended December 31, 2013 and 2012, 20,000 and 10,000 of these options have vested.

(3)

Dr. Martin Faulkes is currently a Director of the Company, Singapore Volition and Belgian Volition.  There are no employment agreements by and between Dr. Martin Faulkes and the Company or Belgian Volition.  Dr. Martin Faulkes receives no compensation in exchange for his services as a Director of the Company or Belgian Volition.

Dr. Martin Faulkes receives compensation in exchange for his services as a Director of Singapore Volition pursuant to a Letter of Appointment as Executive Chairman with Dr. Martin Faulkes (“Letter of Appointment”), entered into with Singapore Volition on July 13, 2011, pursuant to which Dr. Faulkes shall serve as executive chairman of the Board of Directors of Singapore Volition commencing on March 22, 2011 for a term of three (3) years and terminating upon written notice by either party, removal from office by resolution of the stockholders or upon his office as Executive Chairman being vacated.  In exchange for his services, he shall receive an annual fee of $90,000 USD to commence following the admission of the shares of Singapore Volition to a recognized exchange and Singapore Volition being sufficiently funded in the opinion of the Board.  If the Board believes that the company is not sufficiently funded, Dr. Faulkes shall receive $6,250 USD per calendar quarter under the company is sufficiently funded.

On July 13, 2011, Singapore Volition entered into a Warrant Agreement with Dr. Faulkes to grant warrants to him to purchase up to 250,000 shares of Singapore Volition at an exercise price of $1.05 USD per share, per the terms set forth in the agreement.  The warrants shall vest on July 13, 2011 and shall expire on July 13, 2016.  As of the years ended December 31, 2013 and 2012, 0 and 0 of these warrants have been exercised, respectively.  The Company has calculated the estimated fair market value of the warrants granted to Dr. Faulkes as $244,395 USD using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $1.00 USD; expected term of five years, exercise price of $1.05 USD, a risk free interest rate of 1.45%, a dividend yield of 0% and volatility of 190%.  A copy of the Letter of Appointment was filed as Exhibit 10.19 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference.

Additionally, on November 25, 2011 (the “Grant Date”) Dr. Faulkes was granted an option to purchase 30,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 5,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 5,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 5,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Dr. Faulkes using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $1.20 USD; expected term of 3.5 to 6 years; exercise price of $3.00 to $5.00 USD; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the years ended December 31, 2013 and 2012, 20,000 and 10,000 of these options have vested, respectively.

(4)

Dr. Satu Vainikka is a former Director of the Company, Belgian Volition and Singapore Volition.  On April 1, 2011, she resigned from all positions with Belgian Volition, on October 7, 2011, she resigned from all positions with Singapore Volition, and on May 15, 2013, she resigned from all positions with the Company.  Dr. Satu Vainikka received no compensation in exchange for her services as a Director of the Company or Belgian Volition.  There are no employment agreements by and between Dr. Satu Vainikka and the Company or Belgian Volition.

Dr. Satu Vainikka received compensation in exchange for her services as a Director of Singapore Volition pursuant to a Letter of Appointment as Non-Executive Director with Satu Vainikka (“Letter of Appointment”) entered into with Singapore Volition on September 22, 2010, pursuant to which Dr. Vainikka shall serve as a non-executive director commencing on October 11, 2010 and terminating upon written notice by either party, removal from office by resolution of the stockholders or upon her office as director being vacated.  In exchange for her services, she shall receive $6,250 USD per calendar quarter following the admission of the shares of Singapore Volition to a recognized exchange, per the terms set forth in the letter.  A copy of the Letter of Appointment was filed as Exhibit 10.10 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference.

On November 25, 2011 (the “Grant Date”) Dr. Vainikka was granted an option to purchase 30,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 5,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 5,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 5,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Dr. Vainikka using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $1.20 USD; expected term of 3.5 to 6 years; exercise price of $3.00 to $5.00 USD; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. Subsequent to Dr Vainikka’s resignation from the Company on Mat 15, 2013, 20,000 of these options were unvested and consequently lapsed, and the remaining 10,000 options that had vested also lapsed as they were not exercised within the permitted period of three months after termination of employment.

(5)

Dr. Alan Colman is currently a Director of the Company and Singapore Volition.  Dr. Alan Colman receives no compensation in exchange for his services as a Director of the Company.

Dr. Alan Colman receives compensation in exchange for his services as a Director of Singapore Volition pursuant to that certain Letter of Appointment as Non-Executive Director with Dr. Alan Colman (“Letter of Appointment”) entered into with Singapore Volition on May 25, 2011, pursuant to which Dr. Colman shall serve as a non-executive director of Singapore Volition commencing on April 1, 2011 and terminating upon written notice by either party, removal from office by resolution of the stockholders or upon his office as director being vacated.  In exchange for his services, he shall receive $6,000 USD per month in cash or stock or a combination of both, at his sole discretion.

On April 1, 2011, Singapore Volition entered into a Warrant Agreement with Dr. Colman pursuant to which he received warrants to purchase up to 100,000 shares of Singapore Volition at an exercise price of $0.50 USD per share, per the terms set forth in the agreement. The warrants shall vest on April 1, 2011 and shall expire on April 1, 2016.  As of the years ended December 31, 2013 and 2012, 0 and 0 of these warrants have been exercised, respectively.  The Company has calculated the estimated fair market value of the warrants granted to Dr. Colman as $48,431 USD using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $0.50 USD; expected term of five years, exercise price of $0.50 USD, a risk free interest rate of 2.24%, a dividend yield of 0% and volatility of 190%.  A copy of the Letter of Appointment was filed as Exhibit 10.13 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference.

Additionally, on November 25, 2011 (the “Grant Date”) Dr. Colman was granted an option to purchase 30,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 5,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 5,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 5,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Dr. Faulkes using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $1.20 USD; expected term of 3.5 to 6 years; exercise price of $3.00 to $5.00 USD; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the years ended December 31, 2013 and 2012, 20,000 and 10,000 of these options have vested, respectively.

Dr Colman is also the Chairman of the Company’s Scientific Advisory Board (“SAB”), and receives compensation for his services in that capacity pursuant to a Letter of Appointment entered into with Singapore Volition on April 5, 2011. The Letter of Appointment provides that Dr Colman is to receive a fee of $2,000 USD for each attendance at three meetings of the SAB to be held in each calendar year. In addition Dr Colman is to receive stock with a value of $7,000 USD on the anniversary of his appointment to the SAB for each full year that he remains a member of the SAB.

(6)

Sarah Lee Hwee Hoon is currently a Director of Hypergenomics Pte Limited. There are no employment agreements by and between Sarah Lee Hwee Hoon and Hypergenomics Pte Limited.  Sarah Lee Hwee Hoon receives no compensation in exchange for her services as a Director of Hypergenomics Pte Limited.

On November 25, 2011 (the “Grant Date”) Sarah Lee Hwee Hoon was granted an option to purchase 24,000 shares of Common Stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011 (the “Plan”). Under the terms of the Plan 4,000 options shall vest on both May 25, 2012 and November 25, 2012, respectively, at an exercise price of $3.00 USD per share; 4,000 options shall vest on both May 25, 2013 and November 25, 2013, respectively, at an exercise price of $4.00 USD per share; and 4,000 options shall vest on both May 25, 2014 and November 25, 2014, respectively, at an exercise price of $5.00 USD per share. The options shall expire three (3) years after they vest. The Company has calculated the estimated fair market value of the options granted to Sarah Lee Hwee Hoon using the Black-Scholes Option Pricing model and the following assumptions: stock price at valuation of $1.20 USD; expected term of 3.5 to 6 years; exercise price of $3.00 to $5.00 USD; a risk free interest rate of 0.41% for the options which vest on May 25, 2012 and November 25, 2012 and a risk free interest rate of 0.93% for the options which vest between May 25, 2013 and November 25, 2014; a dividend yield of 0% and volatility of 174%. As of the years ended December 31, 2013 and 2012, 16,000 and 8,000 of these options have vested, respectively.

Security Holders Recommendations to Board of Directors

Stockholders can direct communications to our Secretary, Rodney Rootsaert, at our executive offices. However, while we appreciate all comments from stockholders, we may not be able to individually respond to all communications. We attempt to address stockholder questions and concerns in our press releases and documents filed with the SEC so that all stockholders have access to information about us at the same time. Mr. Rootsaert collects and evaluates all stockholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of March 28, 2014, by: (i) each of our and our subsidiaries’ directors; (ii) each of our and our subsidiaries’ named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the stockholders listed below possess sole voting and investment power with respect to the shares they own.

As of March 28, 2014, there were 13,307,936 common shares issued and outstanding, 705,048 shares issuable upon the exercise of options within 60 days, and 3,281,924 shares issuable upon the exercise of stock purchase warrants within 60 days.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Rodney Gerard Rootsaert (3) 1 Scotts Road, #24-05 Shaw Centre Singapore 228208	Common	2,092,088 (4)	15.66%
Dr. Martin Faulkes (5) Eastwoods, The Chase Oxshott Surrey, UK KT22 0HR	Common	1,259,101 (6)	9.23%
Guy Archibald Innes (7) Wickhurst Manor, Wickhurst Road Weald Sevenoaks Kent, UK TN14 6LY	Common	1,451,012 (8)	10.63%
Cameron Reynolds (9) 1 Scotts Road, #24-05 Shaw Centre Singapore 228208	Common	303,516 (10)	2.26%
Dr. Alan Colman (11) 156 Gibraltar Crescent Singapore 759588	Common	188,755 (12)	1.40%
Dr. Jacob Micallef (13) 1 Scotts Road, #24-05 Shaw Centre Singapore 228208	Common	269,746 (14)	2.00%
Dr. Mark Eccleston(15) 1 Scotts Road, #24-05 Shaw Centre Singapore 228208	Common	254,318 (16)	1.89%
Jason Terrell (17) 500 Painted Horse Trl Burnet, TX 7861, USA	Common	100,000 (18)	0.75%
Malcolm Lewin (19) 1 Scotts Road, #24-05 Shaw Centre Singapore 228208	Common	58,572 (20)	0.44%
Sarah Lee Hwee Hoon (21) 1 Scotts Road, #24-05 Shaw Centre Singapore 228208	Common	20,000 (22)	0.15%
All Officers and Directors as a Group (10 Persons)	Common	5,997,108	40.77%
Concord International, Inc. 1 Scotts Road, #24-05 Shaw Centre Singapore 228208	Common	2,042,088 (23)	15.34%
Cotterford Company Limited Alma House, 7 Circular Road, Douglas Isle of Man, IM1 1AF United Kingdom	Common	1,423,818 (24)	10.39%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

For each of the persons or groups identified in this table, the percentage is based on the sum of (a) 13,307,936 shares of our common stock issued and outstanding and (b) any shares issuable upon the exercise of stock options and any shares issuable upon the exercise of stock purchase warrants beneficially owned by such person or group within sixty days of March 28, 2014.

(3)

Rodney Gerard Rootsaert is the Company’s Secretary.  Mr. Rootsaert is also the Administrative and Legal Officer of Singapore Volition and the Secretary and a Director of Belgian Volition.

(4)

Mr. Rootsaert’s beneficial ownership includes 0 common shares and 50,000 shares issuable upon the exercise of stock purchase options which vested on May 25, 2012, November 25, 2012, May 25, 2013, November 25, 2013 and May 25, 2014 under the 2011 Equity Incentive Plan dated November 17, 2011.  Further, Rodney Rootsaert is a controlling director of Concord International, Inc. and has voting and dispositive control over the 2,042,088 common shares beneficially owned by Concord International, Inc.  Cameron Reynolds is a potential beneficiary.

(5)

Dr. Martin Faulkes is a Director of the Company, Singapore Volition and Belgian Volition.

(6)

Dr. Faulkes’ beneficial ownership includes: 926,067 common shares; 250,000 shares issuable upon the exercise of stock purchase warrants, which vested on July 13, 2011; 25,000 shares issuable upon the exercise of stock purchase options, which vested on May 25, 2012, November 25, 2012, May 25, 2013, November 25, 2013 and May 25, 2014 under the 2011 Equity Incentive Plan dated November 17, 2011; and 58,034 shares issuable upon the exercise of stock purchase warrants.

(7)

Guy Archibald Innes is a Director of the Company and Singapore Volition.

(8)

Mr. Innes’ beneficial ownership includes: 1,111,675 common shares; 100,000 shares issuable upon the exercise of stock purchase warrants which vested on March 24, 2011; 25,000 shares issuable upon the exercise of stock purchase options which vested on May 25, 2012, November 25, 2012, May 25, 2013, November 25, 2013 and May 25, 2014 under the 2011 Equity Incentive Plan dated November 17, 2011; and 214,337 shares issuable upon the exercise of stock purchase warrants.

(9)

Cameron Reynolds is the Company’s President, Chief Executive Officer and a member of the Board of Directors.  Mr. Reynolds is also the Chief Executive Officer and a Director of Singapore Volition, the Managing Director of Belgian Volition, and Chief Executive Officer and a Director of Hypergenomics Pte Limited.

(10)

Mr. Reynolds’ beneficial ownership includes:  202,344 common shares; 100,000 shares issuable upon the exercise of stock purchase options which vested on May 25, 2012, November 25, 2012, May 25, 2013, November 25, 2013 and May 25, 2014 under the 2011 Equity Incentive Plan dated November 17, 2011; and 1,172 shares issuable upon the exercise of stock purchase warrants.

(11)

Dr. Alan Colman is a Director of the Company and Singapore Volition.

(12)

Dr. Colman’s beneficial ownership includes: 50,755 common shares; 100,000 shares issuable upon the exercise of stock purchase warrants which vested on April 1, 2011; 25,000 shares issuable upon the exercise of stock purchase options which vested on May 25, 2012, November 25, 2012, May 25, 2013, November 25, 2013 and May 25, 2014 under the 2011 Equity Incentive Plan dated November 17, 2011; and 13,000 shares issuable upon the exercise of stock purchase warrants.

(13)

Dr. Jacob Micallef is a Director and the Chief Scientific Officer of Belgian Volition.

(14)

Dr. Micallef’s beneficial ownership includes 86,166 common shares and 10,000 shares issuable upon the exercise of stock purchase warrants. Further, Dr. Micallef is a controlling director of Borlaug Limited and has voting and dispositive control over 14,290 common shares beneficially owned by Borlaug Limited, 9,290 shares issuable to Borlaug Limited upon the exercise of stock purchase warrants, and 150,000 shares issuable upon the exercise of stock purchase options which vested on May 25, 2012, November 25, 2012, December 13, 2012, May 25,2013, November 25, 2013 and May 25, 2014 under the 2011 Equity Incentive Plan dated November 17, 2011.

(15)

Dr. Mark Eccleston is the Chief Scientific Officer of Hypergenomics Pte Limited.

(16)

Dr. Eccleston’s beneficial ownership includes 66,000 common shares and 15,000 shares issuable upon the exercise of stock purchase warrants. Further, Dr. Eccleston is a controlling director of Oncolytika Limited and has voting and dispositive control over 14,159 common shares beneficially owned by Oncolytika Limited, 9,159 shares issuable to Oncolytika Limited upon the exercise of stock purchase warrants, and 150,000 shares issuable upon the exercise of stock purchase options which vested on May 25, 2012, November 25, 2012, December 13, 2012, May 25,2013, November 25, 2013 and May 25, 2014 under the 2011 Equity Incentive Plan dated November 17, 2011.

(17)

Jason Terrell is the Company’s Chief Medical Officer and Head of US Operations.

(18)

Jason Terrell’s beneficial ownership includes 75,000 common shares and 25,000 shares issuable upon the exercise of stock purchase warrants which vested on March 20, 2013.

(19)

Malcolm Lewin is the Company’s Chief Financial Officer and Treasurer.  Mr. Lewin is also the Chief Financial Officer of Singapore Volition and a Director of Belgian Volition.

(20)

Mr. Lewin’s beneficial ownership includes 8,572 common shares and 50,000 shares issuable upon the exercise of stock purchase options which vested on May 25, 2012, November 25, 2012, May 25, 2013, November 25, 2013 and May 25, 2014 under the 2011 Equity Incentive Plan dated November 17, 2011.

(21)

Sarah Lee Hwee Hoon is the Secretary and a Director of Hypergenomics Pte Limited.

(22)

Ms. Hoon’s beneficial ownership includes 0 common shares and 20,000 shares issuable upon the exercise of stock purchase options which vested on May 25, 2012, November 25, 2012, May 25, 2013, November 25, 2013 and May 25, 2014 under the 2011 Equity Incentive Plan dated November 17, 2011.

(23)

Concord International, Inc.’s beneficial ownership includes 2,042,088 common shares.  Rodney Rootsaert is a controlling director of Concord International, Inc. and has voting and dispositive control over the 2,042,088 common shares. Cameron Reynolds is a potential beneficiary.

(24)

Cotterford Company Limited’s beneficial ownership includes: 1,025,149 common shares, 94,516 shares issuable upon the exercise of stock purchase warrants which vested on June 21, 2011; and 304,153 shares issuable upon the exercise of stock purchase warrants.  Jack Murphy holds investment and voting control over the common shares beneficially owned by Cotterford Company Limited.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1)

On August 6, 2010, Singapore Volition entered into an agreement (the “Agreement”) with PB Commodities Pte Limited (“PB Commodities”). At the time of the Agreement, Laith Reynolds (former Director of Singapore Volition), Cameron Reynolds (current President, CEO and a Director of VolitionRx Limited) and Rodney Rootsaert (current Secretary of VolitionRx Limited) were serving as Directors of PB Commodities.  (Subsequently, Mr. Cameron Reynolds resigned as a Director of PB Commodities on May 1, 2011 and Mr. Rootsaert resigned on September 20, 2011.)  PB Commodities does not operate for profit.  The Agreement provides office space, office support staff, and consultancy services to Singapore Volition for the structuring, management, fundraising and development and implementation of its business plan.  In exchange, Singapore Volition shall pay an initial set up fee to PB Commodities of $11,250 USD.  Additionally, Singapore Volition shall pay $5,700 USD per month for office space and staff services as well as pay consultancy fees each month to PB Commodities for the services of Cameron Reynolds ($8,000 USD), Rodney Rootsaert ($6,000 USD) and Patrick Rousseau former Managing Director of Belgian Volition (€2,000 EUR or approximately $2,814 USD).  Singapore Volition is also required to pay for all reasonable expenses incurred.  The term of the Agreement is twelve months, commencing on September 1, 2010, with automatic extensions of twelve months and a three month notice required for termination of the Agreement.  For the fiscal years ended December 31, 2013 and December 31, 2012, Singapore Volition paid approximately $300,000 USD and $300,000 USD, respectively, to PB Commodities.  A true and correct copy of the Agreement was filed as Exhibit 10.07 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference.

2)

On September 22, 2010, Singapore Volition entered into a Share Purchase Agreement (“Agreement”) with ValiRX, pursuant to which Singapore Volition shall purchase all shares held by ValiRX in ValiBio.  In exchange for the ValiBio shares, Singapore Volition shall pay $400,000 USD to ValiRX in four equal payments (paid on October 8, 2010; January 19, 2011; April 14, 2011 and July 11, 2011, respectively) and stock with a value of $600,000 USD of Singapore Volition or a newly listed entity with the price per share to be determined by: a) the 30 day average closing middle market price immediately prior to the issuance of shares, if Singapore Volition or a newly listed entity following the merger or reverse takeover of Singapore Volition; or b) the average subscription price at which Singapore Volition has raised capital during the period of the Agreement, if Singapore Volition is not listed within 350 days of the Agreement; or c) the mutual consent of the parties in writing prior to the issuance.  The price per share will be determined by whichever of the above occurs first.  A copy of the Share Purchase Agreement was filed as Exhibit 2.01 to our Amended Current Report on Form 8-K/A filed with the SEC on May 8, 2012 and is incorporated herein by reference.

On September 22, 2010, Singapore Volition entered into a Deed of Novation (“Deed of Novation”) by and among ValiRX, ValiBio and Chroma, pursuant to which the parties agreed that ValiRX’s rights, obligations and liabilities under a Patent License Agreement by and between ValiRX and Chroma dated October 3, 2007 shall be novated to Singapore Volition.  As consideration, Singapore Volition shall pay directly to Chroma 5% of each payment due to ValiRX pursuant to that certain Share Purchase Agreement dated September 22, 2010, per the terms of the Deed of Novation.  During the years ended December 31, 2013 and December 31, 2012, Singapore Volition paid $0 USD and $0 USD, respectively, to Chroma per the terms of that certain Deed of Novation.  A copy of the Deed of Novation was filed as Exhibit 10.09 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference.

On June 9, 2011, Singapore Volition and ValiRX entered into a Supplementary Agreement to the Share Purchase Agreement between the parties dated September 22, 2010 (“Supplemental Agreement”), pursuant to which ValiRX shall transfer ownership of the ValiRX patent application for the “Method for Detecting the Presence of a Gynecological Growth” to Singapore Volition.  As consideration, Singapore Volition shall issue additional shares of its common stock or that of a newly listed entity to ValiRX with a value of $510,000 USD.   This issuance shall be made in addition to the issuance to be made to ValiRX pursuant to that certain Share Purchase Agreement dated September 22, 2010 and the price per share of the new issuance shall be determined by the terms of that Share Purchase Agreement.  A copy of the Supplemental Agreement was filed as Exhibit 10.15 to our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012 and is incorporated herein by reference.  During the years ended December 31, 2013 and December 31, 2012, Singapore Volition paid €40,000 Euro ($54,396 USD) and €80,000 Euro ($102,560 USD), respectively, to ValiRX.

During the year ended December 31, 2012, the Company issued 510,811 shares of common stock to ValiRx and 14,189 shares of common stock to Chroma (both issuances were made on December 6, 2011) at a price of approximately $2.11 USD per share, as settlement of the $510,000 USD and the $600,000 USD pursuant to that certain Share Purchase Agreement, Supplemental Agreement and the Deed of Novation.  During the year ended December 31, 2013, the Company did not issue any shares to ValiRx or to Chroma.

3)

On August 10, 2011, Singapore Volition entered into a service agreement (the “Service Agreement”) with Volition Research Limited (“Research”), a 100% subsidiary of The Dill Faulkes Educational Trust (“DFET”). DFET is a company limited by guarantee (with no share capital or shareholders) and a registered UK charity (Charity No. 1070864) established to give back to the community.  Since its inception in 1998, DFET has donated approximately $25 million USD (£15.9 million GBP) to initiate and support a number of major charitable projects, bursaries and scholarships approved by the DFET Trustees, including The Faulkes Telescope Project, Church Bell Projects and various educational programs.  Neither Research nor DFET provide any services to companies other than Singapore Volition, its subsidiaries and affiliates.  Dr. Martin Faulkes (current Director of VolitionRx Limited) is the benefactor of DFET and currently serves as director and chairman of DFET and as a director of Research.  Mr. Cameron Reynolds (current President, CEO and a Director of VolitionRX Limited) currently serves as director of Research but is not now, and never has been, involved with DFET in any other capacity. Messrs. Faulkes and Reynolds do not have any ownership, control or other material relationship, directly or indirectly, with Research or DFET.  Further, neither Dr. Faulkes nor Mr. Reynolds receives any compensation, directly or indirectly, from Research or DFET pursuant to the Service Agreement, in exchange for their directorships to Research or DFET, or otherwise. The Service Agreement provides for Research to perform services for Singapore Volition for a period of five years for $21,000 USD per year for an aggregate of $105,000 USD.  Such services require Research to liaison with various medical institutions to promote and raise the profile of Singapore Volition through charitable donations, build and develop long-term relationships between UK and International cancer charities and Singapore Volition, and lobby government, health organization and other policy makers on behalf of Singapore Volition and promote the socially responsible ethos of Singapore Volition to ensure Singapore Volition focuses on its corporate social responsibilities to the community.  Research does not operate for profit and does not pay any salary or other compensation to anyone, directly or indirectly, to perform the services. Dr. Martin Faulkes performs the services on behalf of Research, however as stated above, he does not receive any compensation in exchange. As of July 31, 2013, it was agreed that services had been performed to the full value anticipated under the Service Agreement, and therefore the Service Agreement was terminated as of that date. Consequently during the years ended December 31, 2013 and December 31, 2012, Singapore Volition incurred a total of $75,250 USD and $21,000 USD to Research, respectively, for its services.

On August 11, 2011, the parties entered into a Settlement Agreement of the Service Agreement (the “Settlement Agreement”) agreeing to convert the $105,000 USD fees due to Research under the Service Agreement to 350,000 shares ($0.30/share) of common stock in Singapore Volition.  During the year ended December 31, 2012, Singapore Volition issued 350,000 shares to Research (issued on September 8, 2011).  The value of the shares acquired were reassessed in accordance with US GAAP related party rules, which has resulted in an increase in their value to $1.00 USD per share and a corresponding increase in the value attributed to the services for the purposes of the accounts to $350,0000 USD, or $70,000 USD per year. As a result of the termination of the Service Agreement described above, Singapore Volition incurred a charge of $250,833 for the year ended December 31, 2013, in respect of the value attributed to the services.  During the year ended December 31, 2013, Singapore Volition did not issue any shares to Research. True and correct copies of the Service Agreement and Settlement Agreement were filed as Exhibits 10.20 and 10.21, respectively, as part of our Amended Current Report on Form 8-K/A filed with the SEC on January 11, 2012, and are incorporated herein by reference.

4)

On October 1, 2011, Hypergenomics Pte Limited entered into an agreement (the “Agreement”) with PB Commodities Pte Limited (“PB Commodities”). At the time of the Agreement, Laith Reynolds (former Director of Singapore Volition) was serving as a Director of PB Commodities. The Agreement provides office space and office support staff to Hypergenomics Pte Limited for $1,450 USD per month. Hypergenomics Pte Limited is also required to pay for all reasonable expenses incurred.  The term of the Agreement is twelve months, commencing on October 1, 2011, with automatic extensions of twelve months and a three month notice required for termination of the Agreement.   For the fiscal years ended December 31, 2013 and December 31, 2012 Hypergenomics Pte Limited incurred charges of approximately $17,400 USD and $17,400 USD, respectively, to PB Commodities.  A copy of the Agreement was filed as Exhibit 10.07 to our Amended Current Report on Form 8-K/A filed with the SEC on February 24, 2012 and is incorporated herein by reference.

5)

Mining House Limited (“Mining House”) provides consultancy and office support services to Singapore Volition for £1,450 GBP ($2,300 USD) per month commencing on November 1, 2010; additionally, Singapore Volition is required to pay for all reasonable expenses incurred by Mining House in providing these services. Rodney Rootsaert (current Secretary of VolitionRx Limited) and Laith Reynolds (former Director of Singapore Volition) serve as Directors of Mining House. Mr. Cameron Reynolds (current President, CEO and a Director of VolitionRx Limited) also served as a Director of Mining House until he resigned September 30, 2011. Mining House does not currently provide any services to companies other than Singapore Volition, its subsidiaries and affiliates, but between 2006 and 2010 provided office support services to seven other companies.  Mining House does not operate for profit.  For the year ended December 31, 2013, Singapore Volition paid approximately £26,000 GBP ($40,050 USD) to Mining House split between £17,400 GBP ($27,200 USD) for consultancy and office support services and £8,600 GBP ($12,800 USD) for expenses. For the year ended December 31, 2012, Singapore Volition paid approximately £21,400 GBP ($33,700 USD) to Mining House split between £17,400 GBP ($27,700 USD) for consultancy and office support services and £4,000 GBP ($6,000 USD) for expenses.  By reason of their directorships of Mining House, Rodney Rootsaert and Laith Reynolds are each deemed to have received compensation in the form of one half (1/2) of the consultancy and office support services received by Mining House for the year ended December 31, 2013 and December 31, 2012.  For the years ended December 31, 2013 and 2012, Rodney Rootsaert and Laith Reynolds are each deemed to have received £8,700 GBP ($13,600 USD) and £8,700 GBP ($13,800 USD) respectively, from Mining House.  The amounts paid by Singapore Volition to Mining House per month are used to cover Mining House’s overhead costs and the hard costs and expenses incurred by Mining House in performing the consultancy and office support services including the costs of European mobile phone usage, office equipment, printing and reproduction costs, and associated office costs and expenses.  There is no written agreement by and between Mining House and Singapore Volition setting forth the terms of this arrangement.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining stockholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCQB on which shares of common stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Cameron Reynolds is not an independent director because he is also an executive officer of the Company.   Dr. Martin Faulkes, Guy Archibald Innes, and Dr. Alan Colman are considered to be independent directors .

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

SELLING SECURITY HOLDERS

This prospectus covers the resale from time to time by the Selling Stockholders in the table below of:

•

1,500,000 shares of common stock and 1,500,000 shares of common stock underlying the Investor Warrants issued to the purchasers in the Private Placement;

•

30,975 shares of common stock underlying the Placement Warrants; and

•

29,750 shares of common stock underlying the GVC Warrants.

Pursuant to the Registration Rights Agreement executed in connection with the Private Placement, we have filed with the SEC a registration statement on Form S-1, of which this prospectus forms a part, under the Securities Act of 1933, as amended, or the Securities Act, to register these resales.  The Selling Stockholders identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of our common stock described under the column “Shares to be Offered” in the table below.

The table below has been prepared based upon the information furnished to us by the Selling Stockholders.  The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act.  Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly.

Any Selling Stockholders who are affiliates of broker-dealers and any participating broker-dealers are deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such Selling Stockholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their shares of common stock.

The following table sets forth the name of each Selling Stockholder and the number of shares of our common stock beneficially owned by the stockholder before this offering.  The number of shares disclosed in the table below as beneficially owned are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of ownership for any other purpose. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. In computing the number of shares beneficially owned by a Selling Stockholder and the percentage of ownership of that Selling Stockholder, shares underlying options or warrants (including the Warrants issued in the Private Placement) held by that Selling Stockholder that are convertible or exercisable, as the case may be, within 60 days of April 11, 2014 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other Selling Stockholder.

Name of Selling Stockholder	Position, Office or Other Material Relationship	Shares Beneficially Owned Prior to the Offering (1)	Shares to be Offered	Shares Beneficially Owned After the Offering (2)	Percentage Beneficially Owned after the Offering (3)
ACT Capital Partners, L.P. (4)		250,000	250,000	0	0.00%
Ahava Investment Capital LP (5)		100,000	100,000	0	0.00%
Annette Helen Williams		35,000	10,000	25,000	0.17%
Christopher Forte		25,000	25,000	0	0.00%
Christopher S. Davis	Placement Agent	56,375	56,375	0	0.00%
Cleopatra Trading Ltd (6)		23,573	15,000	8,573	0.06%
Clive Caunter		50,000	50,000	0	0.00%
Cotterford Company Limited (7)		1,423,818	120,500	1,303,318	8.77%
Dale John Micallef		2,500	2,500	0	0.00%
David R. Morgan		50,000	50,000	0	0.00%
DEB Investments Ltd (8)		141,526	50,000	91,526	0.62%
Donald H. Gage		50,000	10,000	40,000	0.27%

Fariba Shojaee-Moradi		22,000	22,000	0	0.00%
Farshid Kolahi Zonoozi	-	22,858	10,000	12,858	0.09%
George Kafkarkou		25,000	25,000	0	0.00%
Goh Wee Gee		20,000	10,000	10,000	0.07%
GVC Partners, LLC (9)		5,950	5,950	0	0.00%
Han Kyaik Juan		63,416	40,000	23,416	0.16%
Hemant Agrawal		10,000	10,000	0	0.00%
Jacob Vincent Micallef (10)	Jake Micallef is a Director and Science Executive of Belgian Volition	269,746	20,000	249,746	1.68%
James E. Besser		200,000	200,000	0	0.00%
Jeb Partners, L.P. (11)		600,000	600,000	0	0.00%
Jonathan Sieff		25,000	25,000	0	0.00%
Kevin T. Charos		25,000	25,000	0	0.00%
Kristi M. Newman		11,000	10,000	1,000	0.01%
Lake Street Capital (12) Markets, LLC	Placement Agent	24,600	24,600	0	0.00%
Lawrence Groo		50,000	50,000	0	0.00%
Leslie D. Manley Trust (13)		10,000	10,000	0	0.00%
Lynne Christine Micallef		2,500	2,500	0	0.00%
Manchester Explorer, L.P. (14)		200,000	200,000	0	0.00%
Mark Edward Eccleston . (15)	Science Executive of Hypergenomics Pte Limited	254,318	20,000	234,318	1.58%
MJF Pension Trustees Limited and Dr Farshid Kolahi Zonoozi (16)		52,858	40,000	12,858	0.09%
MZ Invest Pte. Ltd. (17)		370,000	370,000	0	0.00%
Neil Cataldi		25,000	25,000	0	0.00%
Peter Sykes		50,000	50,000	0	0.00%
Pinnacle 18, LLLP (18)		40,000	40,000	0	0.00%
Rachita Kumar		10,000	10,000	0	0.00%
Ralph Douglas Terrell		100,000	100,000	0	0.00%
Richard Huebner		30,450	20,450	10,000	0.07%
Rosen Investment Fund, LLC (19)		50,000	50,000	0	0.00%
Rosty Raykov		25,000	25,000	0	0.00%
Saeid Mokhtassi		14,000	14,000	0	0.00%
Sean Marconi		25,000	25,000	0	0.00%
Siamack Shojaee-Moradi		3,000	3,000	0	0.00%
Stephen Micallef		3,000	3,000	0	0.00%
Steve Bathgate		375	375	0	0.00%
Tariq Masood		100,000	100,000	0	0.00%
Thomas Dominic Bygott	Sales and Marketing Director of Singapore Volition Pte Ltd	22,500	2,500	20,000	0.13%
Ulster Overseas Limited (20)		50,000	50,000	0	0.00%
US Firangi Trust (21)		59,512	15,000	44,512	0.30%
Vicki Barone		2,975	2,975	0	0.00%
Walter E. Schoenfeld		50,000	50,000	0	0.00%
Xiaomei Liang		15,000	15,000	0	0.00%

1.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Act, and includes any shares as to which the Selling Stockholder has sole or shared voting power or investment power, and also any shares which the Selling Stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that it is a direct or indirect beneficial owner of those shares.  This table includes the Warrant Shares as part of the Selling Stockholder’s beneficial ownership prior to the offering.  Except as indicated in the footnotes to the table above, each Selling Stockholder has voting and investment power with respect to the shares set forth opposite such Selling Stockholder’s name.

2.

This table assumes that each Selling Stockholder will sell all shares offered for sale by it under this registration statement.

3.

Percentages are based upon 14,868,661 shares of our common stock outstanding as of March 28, 2014, assuming full exercise of the Warrants held by the Selling Stockholders outstanding on that date (and excluding all other shares issuable upon exercise of outstanding options and warrants).

4.

Amir L. Ecker and Carol G Frankenfield have voting and dispositive control over the common shares beneficially owned by ACT Capital Partners, L.P.

5.

Menachem Kranz has voting and dispositive control over the common shares beneficially owned by Ahava Investment Capital LP.

6.

Farshid Kolahi Zonoozi has voting and dispositive control over the common shares beneficially owned by Cleopatra Trading Limited.

7.

Jack Murphy has voting and dispositive control over the common shares beneficially owned by Cotterford Company Limited.

8.

Elli Lerner has voting and dispositive control over the common shares beneficially owned by DEB Investments Ltd.

9.

Vicki Barone has voting and dispositive control over the common shares beneficially owned by GVC Partners, LLC.

10.

Jake Micallef has a controlling interest in Borlaug Limited and as such has voting and dispositive control over the common shares beneficially owned by Borlaug Limited.

11.

James E. Besser has voting and dispositive control over the common shares beneficially owned by Jeb Partners, L.P.

12.

Thomas C. Callum, Jr. has voting and dispositive control over the common shares beneficially owned by Lake Street Capital Markets, LLC.

13.

Leslie D. Manley has voting and dispositive control over the common shares beneficially owned by Leslie D. Manley Trust.

14.

James E. Besser has voting and dispositive control over the common shares beneficially owned by Manchester Explorer, L.P.

15.

Mark Eccleston has a controlling interest in OncoLytika Limited and as such has voting and dispositive control over the common shares beneficially owned by OncoLytika Limited.

16.

Michael J. Field is one of various individuals having authority to act for MJF Pension Trustees Limited, each of whom together with Dr. Farshid K. Zonoozi have voting and dispositive control over the common stock beneficially owned by MJF Pension Trustees Limited and Dr. Farshid Kolahi Zonoozi, and as such may be deemed to have voting and dispositive control over the common stock beneficially owned by MJF Pension Trustees Limited and Dr. Farshid Kolahi Zonoozi.

17.

Matthias Zimmermann has voting and dispositive control over the common shares beneficially owned by MZ Invest Pte. Ltd.

18.

Menachem Kranz has voting and dispositive control over the common shares beneficially owned by Pinnacle 18, LLLP.

19.

Menachem Kranz has voting and dispositive control over the common shares beneficially owned by Rosen Investment Fund, LLC.

20.

Dieter Kindlimann and Mrs. Patricia Healy have voting and dispositive control over the common shares beneficially owned by Ulster Overseas Limited

21.

Rahul Harkawat has voting and dispositive control over the common shares beneficially owned by US Firangi Trust.

PLAN OF DISTRIBUTION

The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•

a combination of any such methods of sale; and

•

any other method permitted by applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.  The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DILUTION

The Selling Stockholders are offering for resale up to 1,500,000 shares of common stock and 1,560,725 Warrant Shares of common stock issuable upon the exercise of the outstanding Warrants.   The resale of the current outstanding shares of common stock under this prospectus will not dilute the ownership interests of existing stockholders.  To the extent the Warrants are exercised, existing stockholders will experience dilution to their ownership interests in the Company.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

Under our certificate of incorporation, as amended, our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.001 par value per share. As of March 28, 2014, we had 13,307,936 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Holladay Stock Transfer, Inc .

OTCQB

Our common stock is traded on the OTCQB under the symbol "VNRX." On April 9, 2014, the last reported sale price of our common stock was $2.70 per share.

Preferred Stock

Under the terms of our certificate of incorporation, as amended, our board of directors is authorized to issue up to 1,000,000 shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. Authorizing our board of directors to issue preferred stock and determine its rights and preferences has the effect of eliminating delays associated with a stockholder vote on specific issuances.

Anti-Takeover Provisions under Delaware law and our Delaware Certificate of Incorporation and Bylaws

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a "business combination" is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an "interested stockholder" is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of any securities market or exchange our securities may be listed or traded on. We may utilize these additional shares for a variety of corporate purposes including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

We refer you to our certificate of incorporation, any amendments thereto, our bylaws, and the applicable provisions of the Delaware General Corporations Law for a more complete description of the rights and liabilities of holders of our securities.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation, as amended, and our amended and restated bylaws limit the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law and provide that we will indemnify them to the fullest extent permitted by such law. We have also entered into indemnification agreements with our current and former directors and certain of our officers and key employees and expect to enter into a similar agreement with any new directors, officers or key employees.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Legal Matters

The validity of the shares sold by us under this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

Sadler, Gibb & Associates, LLC, our independent registered public accountant, have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Sadler, Gibb & Associates, LLC has presented its report with respect to our audited financial statements.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto. Statements contained in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and each such statement is qualified in all respects by reference to the full text of such contract or document. For further information with respect to us and the common stock, reference is hereby made to the registration statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports and other information regarding registrants that file electronically with the SEC. We also make available free of charge our annual, quarterly and current reports, and other information upon request. To request such materials, please contact Mr. Rodney Rootsaert, our Secretary.

INDEX TO FINANCIAL STATEMENTS

VOLITIONRX LIMITED

(A Development Stage Company)

Consolidated Financial Statements

For the Years Ended December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

VolitionRX Limited.

(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of VolitionRX Limited as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows for the years then ended and for the period from inception on August 5, 2010, through December 31, 2013. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of VolitionRX Limited as of December 31, 2013 and 2012, and the results of their operations and cash flows for the years then ended and for the period from inception on August 5, 2010, through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company had accumulated losses of $11,295,922 and negative cash flows from operations as of December 31, 2013, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Sadler, Gibb & Associates, LLC

Salt Lake City, UT

March 27, 2014

VOLITIONRX LIMITED

(A Development Stage Company)

Consolidated Balance Sheets

(Expressed in US dollars)

	December 31, 2013 $	December 31, 2012 $

ASSETS

Cash	888,704	376,421
Prepaid expenses – related party	–	250,833
Prepaid expenses	82,135	28,520
Other current assets	34,612	39,368

Total Current Assets	1,005,451	695,142

Property and equipment, net	63,265	91,386
Intangible assets, net	1,002,043	1,430,238

Total Assets	2,070,759	2,216,766

LIABILITIES

Accounts payable and accrued liabilities	518,086	481,395
Management and directors’ fees payable	222,294	213,515
Note payable – related party	–	52,860
Deferred grant income	216,894	–

Total Current Liabilities	957,274	747,770

Grant repayable	432,811	635,201

Total Liabilities	1,390,085	1,382,971

STOCKHOLDERS’ EQUITY

Preferred Stock Authorized: 1,000,000 shares, at $0.001 par value Issued and outstanding: Nil shares and Nil respectively	–	–
Common Stock
Authorized: 100,000,000 shares, at $0.001 par value
Issued and outstanding: 11,679,757 shares and 10,191,562 respectively	11,680	10,192
Additional paid-in capital	12,024,711	8,443,512
Accumulated other comprehensive loss	(59,795)	(34,276)
Deficit accumulated during the development stage	(11,295,922)	(7,585,633)

Total Stockholders’ Equity	680,674	833,795

Total Liabilities and Stockholders’ Equity	2,070,759	2,216,766

(The accompanying notes are an integral part of these consolidated financial statements)

VOLITIONRX LIMITED

(A Development Stage Company)

Consolidated Statements of Operations and Comprehensive Loss

(Expressed in US dollars)

	For the year ended December 31, 2013 $	For the year ended December 31, 2012 $	For the period from August 5, 2010 (Date of Inception) to December 31, 2013 $

Revenue	–	54,968	54,968

Expenses

General and administrative	434,006	448,037	1,149,228
Professional fees	621,722	250,466	1,636,554
Salaries and office administrative fees	666,419	666,373	2,110,594
Research and development	2,503,765	2,773,142	6,970,137
Impairment of patents	350,000	–	350,000

Total Operating Expenses	4,575,912	4,138,018	12,216,513

Net Operating Loss	(4,575,912)	(4,083,050)	(12,161,545)

Other Income – Grants received	865,623	–	865,623
Provision for income taxes	–	–	–
Net Loss	(3,710,289)	(4,083,050)	(11,295,922)

Other Comprehensive Loss

Foreign currency translation adjustments	(25,519)	(38,914)	(59,795)
Total Other Comprehensive Loss	(25,519)	(38,914)	(59,795)

Net Comprehensive Loss	(3,735,808)	(4,121,964)	(11,355,717)

Net Loss per Share – Basic and Diluted	(0.34)	(0.44)

Weighted Average Shares Outstanding – Basic and Diluted	10,832,369	9,359,934

(The accompanying notes are an integral part of these consolidated financial statements)

VOLITIONRX LIMITED

(A Development Stage Company)

Consolidated Statements of Cash Flows

(Expressed in US dollars)

	For the year ended December 31, 2013	For the year ended December 31, 2012	For the period from August 5, 2010 (Date of Inception) to December 31, 2013
	$	$	$

Operating Activities

Net loss	(3,710,289)	(4,083,050)	(11,295,922)

Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	146,396	135,743	421,858
Impairment of intangible asset	350,000	–	350,000
Stock based compensation	282,012	858,413	1,547,461
Common stock and warrants issued to settle liabilities
for services	472,425	432,013	1,702,080
Amortization of stock issued in advance of services	250,833	70,000	350,000
Non-operating income – grants received	(865,623)	–	–

Changes in operating assets and liabilities:
Prepaid expenses	(50,621)	(25,549)	(76,170)
Other current assets	5,964	(7,807)	(717)
Accounts payable and accrued liabilities	34,697	305,655	637,406

Net Cash Used In Operating Activities	(3,084,206)	(2,314,582)	(7,229,627)

Investing Activities

Purchases of property and equipment	(714)	(90,685)	(126,264)

Net Cash Used in Investing Activities	(714)	(90,685)	(126,264)

Financing Activities

Proceeds from issuance of common shares	2,828,250	2,576,375	7,267,854
Grants received	819,575	–	1,495,921
Proceeds from note payable	–	–	59,942
Repayment of notes payable	(54,396)	(102,560)	(546,393)
Cash acquired through reverse merger	–	–	100

Net Cash Provided By Financing Activities	3,593,429	2,473,815	8,277,424

Effect of foreign exchange on cash	3,774	(40,019)	(32,829)

Increase in Cash	512,283	28,529	888,704

Cash – Beginning of Period	376,421	347,892	–

Cash – End of Period	888,704	376,421	888,704

(The accompanying notes are an integral part of these consolidated financial statements)

Supplemental Disclosures of Cash Flow Information

Interest paid	–	–	–
Income tax paid	–	–	–

Non Cash Financing Activities::

Acquisition of subsidiary for debt	–	–	1,000,000
Common stock issued for debt	–	–	1,169,943

 (The accompanying notes are an integral part of these consolidated financial statements)

VOLITIONRX LIMITED

(A Development Stage Company)

Consolidated Statement of Stockholders’ Equity

Period from August 5, 2010 (Date of inception) to December 31, 2013

(Expressed in US dollars)

	Common Stock		Additional Paid-in Capital $	Share Subscriptions Received $	Other Comprehensive Income/(Loss) $	Deficit Accumulated During the Development Stage $	Total $
	Shares	Amount ($)
Balance, August 5, 2010 (Date of inception)	–	–	–	–	–	–	–
Issuance of founders’ shares	1	–	–	–	–	–	–
Common stock issued for cash	2,333,720	2,334	1,787,104	–	–	–	1,789,438
Common stock issued for services	4,105,045	4,105	793,537	–	–	–	797,642
Common stock issued in advance of services	350,000	350	349,650	–	–	–	350,000
Recapitalization pursuant to reverse merger	1,212,000	1,212	(2,162)	–	–	–	(950)
Stock issued to settle debt	644,886	645	1,169,298	–	–	–	1,169,943
Relative fair value of warrants attached to common stock issued	–	–	73,791	–	–	–	73,791
Employee stock options granted for services	–	–	16,507	–	–	–	16,507
Warrants granted for services	–	–	390,529	–	–	–	390,529
Other comprehensive income	–	–	–	–	4,638	–	4,638
Net loss for the year	–	–	–	–	-	(3,502,583)	(3,502,583)
Balance, December 31, 2011	8,645,652	8,646	4,578,254	–	4,638	(3,502,583)	1,088,955

Common stock issued for cash	1,427,604	1,428	2,574,947	–	–	–	2,576,375
Common stock issued for services	118,306	118	206,910	–	–	–	207,028
Employee stock options granted for services	–	–	858,413	–	–	–	858,413
Warrants granted for services	–	–	224,988	–	–	–	224,988
Other comprehensive loss	–	–	–	–	(38,914)	–	(38,914)
Net loss for the year	–	–	–	–	–	(4,083,050)	(4,083,050)
Balance, December 31, 2012	10,191,562	10,192	8,443,512	–	(34,276)	(7,585,633)	833,795

 (The accompanying notes are an integral part of these consolidated financial statements)

VOLITIONRX LIMITED

(A Development Stage Company)

Consolidated Statement of Stockholders’ Equity (Continued)

Period from August 5, 2010 (Date of inception) to December 31, 2013

(Expressed in US dollars)

	Common Stock		Additional Paid-in Capital $	Share Subscriptions Received $	Other Comprehensive Income/(Loss) $	Deficit Accumulated During the Development Stage $	Total $
	Shares	Amount ($)
Balance, December 31, 2012	10,191,562	10,192	8,443,512	–	(34,276)	(7,585,633)	833,795
Common stock issued for cash	1,432,712	1,433	2,826,817	–	–	–	2,828,250
Common stock issued for debt	40,483	40	84,967	–	–	–	85,007
Common stock issued for services	15,000	15	30,735	–	–	–	30,750
Employee stock options granted for services	–	–	282,012	–	–	–	282,012
Warrants granted for services	–	–	356,668	–	–	–	356,668
Other comprehensive loss	–	–	–	–	(25,519)	–	(25,519)
Net loss for the year	–	–	–	–	–	(3,710,289)	(3,710,289)
Balance, December 31, 2013	11,679,757	11,680	12,024,711	–	(59,795)	(11,295,922)	680,674

 (The accompanying notes are an integral part of these consolidated financial statements)

Note 1 – Nature of Operations and Continuance of Business

The Company was incorporated under the laws of the State of Delaware on September 24, 1998. On September 22, 2011, the Company filed a Certificate for Renewal and Revival of Charter with Secretary of State of Delaware. Pursuant to Section 312(1) of the Delaware General Corporation Law, the Company was revived under the new name of “VolitionRX Limited”. The name change to VolitionRX Limited was approved by FINRA on October 7, 2011 and became effective on October 11, 2011.

On October 6, 2011, the Company entered into a share exchange agreement with Singapore Volition Pte Ltd., a Singapore corporation, and the shareholders of Singapore Volition, which was incorporated on August 5, 2010. Pursuant to the terms of the share exchange agreement, the former shareholders of Singapore Volition Pte Ltd. held 85% of the issued and outstanding common shares of the Company. The issuance was deemed to be a reverse acquisition for accounting purposes. Singapore Volition Pte Ltd., the acquired entity, is regarded as the predecessor entity as of October 6, 2011. The number of shares outstanding and per share amounts has been restated to recognize the recapitalization. All comparative financial data in these financial statements is that of Singapore Volition Pte Ltd.

The Company’s principal business objective through its subsidiaries is to develop and bring to market a cancer detection blood test. The Company is a development stage company as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, “Development Stage Entities.” The Company has one wholly-owned subsidiary, Singapore Volition Pte Ltd., which it acquired through a share exchange entered into on October 6, 2011. Singapore Volition Pte Ltd. has two wholly owned subsidiaries, Belgian Volition SA, which it acquired as of September 22, 2010, and Hypergenomics Pte Ltd., which it formed as of March 7, 2011. Following the acquisition of Singapore Volition Pte Ltd. the Company’s fiscal year end was changed from August 31 to December 31. The financial statements are prepared on a consolidated basis.

Note 2 - Going Concern

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has incurred losses since inception of $11,295,922, has negative cash flows from operations, and currently has very limited revenues, which creates substantial doubt about its ability to continue as a going concern.

The future of the Company as an operating business will depend on its ability to obtain sufficient capital contributions and/or financing as may be required to sustain its operations. Management's plan to address this need includes, (a) continued exercise of tight cost controls to conserve cash, (b) receiving additional grant funds, and (c) obtaining additional financing through debt or equity financing.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s fiscal year end is December 31.

Use of Estimates

The preparation of financial statements in conformity with US generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company also regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Note 3 - Summary of Significant Accounting Policies (continued)

Reclassification of Financial Statement Accounts

Certain reclassifications have been made to prior periods’ data to conform to the current year’s presentation. These reclassifications had no effect on reported income or losses or working capital ratios.

Principles of Consolidation

The accompanying consolidated financial statements for the year ended December 31, 2013 include the accounts of the Company and its wholly-owned subsidiaries, Singapore Volition Pte Ltd., Belgian Volition SA, and Hypergenomics Pte. Ltd.  All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.  As at December 31, 2013 and December 31, 2012, the Company had $888,704 and $376,421, respectively in cash and cash equivalents.

Basic and Diluted Net Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share, which requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. As of December 31, 2013, 529,069 dilutive warrants and 1,381,789 potentially dilutive warrants and options were excluded from the Diluted EPS calculation as their effect is anti dilutive.

Foreign Currency Translation

The Company’s functional currency is the Euro and its reporting currency is the United States dollar. Management has adopted ASC 830-20, “Foreign Currency Matters – Foreign Currency Transactions”. All assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. For revenues and expenses, the weighted average exchange rate for the period is used.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in other comprehensive loss.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Note 3 - Summary of Significant Accounting Policies (Continued)

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, accounts receivable, accounts payable, accrued liabilities, notes payable, and amounts due to related parties.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations. During the year ended December 31, 2013, the Company issued warrants for services at fair market value of $632,779, and options under the 2011 Equity Incentive Plan at fair market value of $115,626. The Company also issued shares of common stock for services at fair market value of $30,750.

Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted ASC 740 “Accounting for Income Taxes” as of its inception. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in this financial statement because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Comprehensive Loss

ASC 220, Comprehensive Loss, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at December 31, 2013, the Company had $59,795 of accumulated other comprehensive loss relating to foreign currency translation.

Property and Equipment

Property and equipment is stated at cost and is amortized on a straight-line basis, at the following rates:

Computer Hardware	3 years
Laboratory Equipment	5 years
Office Furniture and Equipment	5 years
Intangible Assets	13 years and 20 years

Revenue Recognition

The Company recognizes revenue when all of the following have occurred (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the price is fixed or determinable and (iv) the ability to collect is reasonably assured. The Company had no revenue during the year ended December 31, 2013. The Company recognized $54,968 during the year ended December 31, 2012 for services provided in the preparation of HyperGenomics libraries.

Research and Development

The Company follows the policy of expensing its research and development costs in the period in which they are incurred in accordance with ASC 730. The Company incurred research and development expenses of $2,503,765 and $2,773,142 during the years ended December 31, 2013 and 2012, respectively.

Note 3 - Summary of Significant Accounting Policies (Continued)

Impairment of Long-Lived Assets

In accordance with ASC 360, Property Plant and Equipment, the Company tests long-lived assets or asset groups for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Circumstances which could trigger a review include, but are not limited to: significant decreases in the market price of the asset; significant adverse changes in the business climate or legal factors; accumulation of costs significantly in excess of the amount originally expected for the acquisition or construction of the asset; current period cash flow or operating losses combined with a history of losses or a forecast of continuing losses associated with the use of the asset; and current expectation that the asset will more likely than not be sold or disposed significantly before the end of its estimated useful life. Recoverability is assessed based on the carrying amount of the asset and its fair value which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value. The Company recognized impairment losses of $350,000 in respect of intangible assets during the year ended December 31, 2013. No impairment losses were recognized during the year ended December 31, 2012.

Stock-Based Compensation

The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation and ASC 505-50, Equity-Based Payments to Non-Employees. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued and are recognized over the employees required service period, which is generally the vesting period.

Grants Received

The Company receives funding from public bodies for a proportion of the costs of specific projects. Funds are received in line with claims submitted for agreed expenditure. The Company recognizes grant income once claims submitted are approved and funds are received. General working capital funding received at the commencement of a project is treated as deferred income until it has been utilized for expenditure claimed. Funding received that is repayable is shown as a liability.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect. The Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4 - Property and Equipment

The Company’s property and equipment consist of the following amounts as of December 31, 2013 and 2012:

			December 31,
			2012
		Accumulated	Net Carrying
	Cost	Depreciation	Value
	$	$	$
Computer hardware	54,404	28,093	26,311
Laboratory equipment	63,866	13,430	50,436
Office furniture and equipment	18,500	3,861	14,639

	136,770	45,384	91,386

Note 4 - Property and Equipment (Continued)

			December 31,
			2013
		Accumulated	Net Carrying
	Cost	Depreciation	Value
	$	$	$
Computer hardware	56,672	45,437	11,235
Laboratory equipment	67,272	26,636	40,635
Office furniture and equipment	19,271	7,877	11,395

	143,215	79,950	63,265

During the years ended December 31, 2013 and 2012, the Company recognized $31,517 and $23,688 in depreciation expense respectively.

Note 5 - Intangible Assets

The Company’s intangible assets consist of intellectual property, principally patents. The patents are being amortized over their remaining lives, which are 10 years and 17 years.

			December 31,
			2012
		Accumulated	Net Carrying
	Cost	Amortization	Value
	$	$	$

Patents	1,666,346	236,108	1,430,238

	1,666,346	236,108	1,430,238

			December 31,
			2013
		Accumulated	Net Carrying
	Cost	Amortization	Value
	$	$	$

Patents	1,314,559	312,516	1,002,043

	1,314,559	312,516	1,002,043

During the year ended December 31, 2013 and 2012, the Company recognized $114,879 and $112,056 in amortization expense respectively. During the year ended December 31, 2013 the Company also recognized impairment losses of $350,000. No impairment losses were recognized during the year ended December 31, 2012.

Note 5 - Intangible Assets (continued)

The Company amortizes the long-lived assets on a straight line basis with terms ranging from 13 to 20 years. The annual estimated amortization schedule over the next five years is as follows:

2014	$98,158
2015	$98,158
2016	$98,158
2017	$98,158
2018	$98,158

The Company periodically reviews its long lived assets to ensure that their carrying value does not exceed their fair market value. The Company carried out such a review in accordance with ASC 360 as of December 31, 2013. The result of this review confirmed that the fair value of the patents exceeded their carrying value as of December 31, 2013.

Note 6 - Related Party Transactions

The Company contracts with a related party to rent office space, hire office support staff, and receive various consultancy services. See Note 11 for obligations under the contract.

Note 7 – Amendment of Authorised Stock

As of September 19, 2013, the number of authorized shares of common stock was reduced from 200,000,000 shares to 100,000,000 shares at $0.001 par value, and the issuance of 1,000,000 shares of preferred stock at $0.001 par value was authorized.

Note 8 - Common Stock

On March 25, 2013, the Company issued 235,500 shares of common stock for a total of $471,000 in cash, and 9,292 shares of common stock to consultants and directors to settle liabilities for services valued at $18,583, at a price of $2.00 per share.

On May 1, 2013, the Company issued 208,000 shares of common stock for a total of $416,000 in cash.

On June 10, 2013, the Company issued 297,500 shares of common stock for a total of $534,500 at a price of $2.00 per share. The amount received was net of $60,500 fees and expenses to an agent. Remuneration to the agent also included 29,750 warrants, immediately exercisable for a period of five years at a price of $2.00 per share. The warrants were valued at $71,918, using the Black-Scholes Option Pricing model using the following assumptions: Five-year term, $2.43 stock price, $2.00 exercise price, 246% volatility, 1.13% risk free rate.

On August 7, 2013, the Company issued 225,000 shares of common stock for a total of $450,000 in cash at a price of $2.00 per share. Attached to these share issuances were 45,000 warrants, immediately exercisable for a period of three years at a price of $2.40 per share.  The warrants were valued using the Black-Scholes Option Pricing model using the following assumptions:  Three year term, $2.17 stock price, $2.40 exercise price, 244% volatility, 0.61% risk free rate. The Company has allocated $72,721 of the total $450,000 in proceeds to the value of the warrants.

During August 2013, the Company issued 12,448 shares of common stock to consultants and directors to settle liabilities for services valued at $28,000, at a price of $2.25 per share. The Company also issued 15,000 shares of common stock to consultants for services valued at $30,750, at a price of $2.05 per share, which represented fair market value at the date the services were agreed.

On November 25, 2013, the Company issued 437,320 shares of common stock for a total of $896,500 in cash, and 18,743 shares of common stock to consultants and directors to settle liabilities for services valued at $38,423, at a price of $2.05 per share. Attached to these share issuances were 456,063 warrants, immediately exercisable for a period of five years at $2.40 per share. The warrants were valued using the Black-Scholes Option Pricing model using the following assumptions: Five year term, $1.90 stock price, $2.40 exercise price, 241% volatility, 1.37% risk free rate. The Company has allocated $466,228 of the total $934,923 in proceeds to the value of the warrants.

On December 31, 2013, the Company issued 29,392 shares of common stock for a total of $60,250 in cash at a price of $2.05 per share. Attached to these share issuances were 29,392 warrants, immediately exercisable for a period of five years at $2.40 per share. The warrants were valued using the Black-Scholes Option Pricing model using the following assumptions: Five year term, $2.48 stock price, $2.40 exercise price, 239% volatility, 1.75% risk free rate. The Company has allocated $30,019 of the total $60,250 in proceeds to the value of the warrants.

During the year ended December 31, 2012, the Company issued 1,427,604 shares of common stock for cash for a total of $2,576,371. Attached to share issuances of 582,510 shares for a total of $1,019,375 were 291,261 warrants. Each warrant is immediately exercisable for a period of four years at a price of $2.60 per share. The unit price was $1.75 for one share together with a warrant to purchase one share for every two shares subscribed. The warrants were valued using the Black-Scholes Option Pricing model using the following assumptions:  Four-year term, $3.31 stock price, $2.60 exercise price, 132% volatility, 0.82% risk free rate.  The Company has allocated $300,656 of the total $1,019,375 in proceeds to the value of the warrants.

Remuneration to an agent in respect of the foregoing share issuances totaled $52,484 in fees and expenses and 26,685 warrants.  Each warrant is immediately exercisable for a period of three years at a price of $1.75 per share. The warrants were valued at $79,555, using the Black-Scholes Option Pricing model using the following assumptions:  Three-year term, $3.45 stock price, $1.75 exercise price, 149% volatility, 0.36% risk free rate.

Note 8 - Common Stock (Continued)

During the year ended December 31, 2012, the Company also issued 118,306 shares of common stock to consultants, employees and directors for services valued at $207,028. Attached to share issuances of 105,591 shares for services valued at $184,777 were 52,798 warrants. Each warrant is immediately exercisable for a period of four years at a price of $2.60 per share. The warrants were valued using the Black-Scholes Option Pricing model using the following assumptions:  Four-year term, $3.31 stock price, $2.60 exercise price, 132% volatility, 0.82% risk free rate.  The Company has allocated $54,499 of the total $184,777 value of services to the value of the warrants.

Note 9 – Warrants and Options

a)

Warrants

On March 20, 2013, the Company issued 200,000 warrants to a consultant for services at an exercise price of $2.47, expiring three years after vesting. 25,000 warrants vested immediately, and the vesting of the remaining 175,000 warrants is contingent upon the achievement of specific milestones. The 25,000 warrants that vested immediately were valued at $57,046 using the Black-Scholes Option Pricing model using the following assumptions:  Three-year term, $2.35 stock price, $2.47 exercise price, 253% volatility, 0.38% risk free rate. The Company carried out a remeasurement of the valuation of the unvested warrants as at December 31, 2013, in accordance with ASC 505. The Company estimated that vesting of the unvested warrants will take place over the three years to December 31, 2016. The unvested warrants were remeasured at $417,625 using the Black-Scholes Option Pricing model using the following assumptions: Three-year term, $2.48 stock price, $2.47 exercise price, 239% volatility, 0.78% risk free rate. As of December 31, 2013, $198,560 of the $474,671 value of vested and unvested warrants has been expensed.

On June 10, 2013, the Company issued 29,750 warrants to an agent as part remuneration in respect of the issuance of 297,500 shares for net proceeds of $534,500. The Company has valued the warrants at $71,918. The warrants are exercisable immediately for five years at an exercise price of $2.00 per share.

On August 7, 2013, the Company issued 45,000 warrants attached to the issuance of 225,000 shares for cash totaling $450,000. The Company has allocated $72,721 of the proceeds to the value of the warrants.  The warrants are exercisable immediately for three years at an exercise price of $2.40.

On November 25, 2013, the Company issued 456,063 warrants attached to the issuance of 437,320 shares for cash totaling $896,500, and the issuance of 18,743 shares to settle liabilities for services valued at $38,423. The Company has allocated $466,228 of the proceeds to the value of the warrants.  The warrants are exercisable immediately for five years at an exercise price of $2.40.

On December 31, 2013, the Company issued 29,392 warrants attached to the issuance of 29,392 shares for cash totaling $60,250. The Company has allocated $30,019 of the proceeds to the value of the warrants.  The warrants are exercisable immediately for five years at an exercise price of $2.40.

On December 31, 2013, the Company issued 35,000 warrants to a consultant for services at an exercise price of $2.40, exercisable immediately for five years. The warrants were valued at $86,190 using the Black-Scholes Option Pricing model using the following assumptions: Five year term, $2.48 stock price, $2.40 exercise price, 239% volatility, 1.75% risk free rate.

During the year ended December 31, 2012, the Company issued 50,000 warrants for investor relations services rendered to the Company. The warrants were exercisable immediately for three years at an exercise price of $3.25. The warrants were valued at $145,431 using the Black-Scholes Option Pricing model using the following assumptions:  Three-year term, $3.00 stock price, $3.25 exercise price, 251% volatility, 0.32% risk free rate. These warrants were cancelled by mutual agreement for no consideration during the year ended December 31, 2013.

During the year ended December 31, 2012, the Company issued 291,261 warrants attached to the issuance of 582,510 shares for cash totaling $1,019,375. The Company has allocated $300,656 of the total $1,019,375 in proceeds to the value of the warrants.  The warrants are exercisable immediately for four years at an exercise price of $2.60.

Note 9 – Warrants and Options (continued)

Remuneration to an agent in respect of the foregoing share issuances totaled $52,484 in fees and expenses and 26,685 warrants. The Company has valued the warrants at $79,555. Each warrant is exercisable immediately for three years at an exercise price of $1.75.

During the year ended December 31, 2012 the Company also issued 52,798 warrants attached to the issuance of 105,591 shares for services valued at $184,777. The Company has allocated $54,499 of the total $184,777 value of services to the value of the warrants. The warrants are exercisable immediately for four years at an exercise price of $2.60.

Below is a table summarizing the warrants issued and outstanding as of December 31, 2013.

Date	Number	Exercise	Contractual	Expiration	Value if
Issued	Outstanding	Price $	Life (Years)	Date	Exercised $
03/15/11	200,000	0.50	5	3/15/2016	100,000
03/24/11	100,000	0.50	5	3/24/2016	50,000
04/01/11	100,000	0.50	5	4/1/2016	50,000
06/21/11	100,000	0.50	5	6/21/2016	50,000
07/13/11	250,000	1.05	5	07/13/16	262,500
05/11/12	344,059	2.60	4	05/10/16	894,553
05/11/12	26,685	1.75	3	05/10/15	46,699
03/20/13	200,000	2.47	3	03/20/16	494,000
				-12/20/19
06/10/13	29,750	2.00	5	06/10/18	59,500
08/07/13	45,000	2.40	3	08/07/16	108,000
11/25/13	456,063	2.40	5	11/25/18	1,094,551
12/31/13	64,392	2.40	5	11/25/18	154,541
12/31/13	1,915,949	1.74	4.5	–	3,364,344

b)

Options

On November 17, 2011, the Company adopted and approved the 2011 Equity Incentive Plan for the directors, officers, employees and key consultants of the Company. Pursuant to the Plan, the Company is authorized to issue 900,000 restricted shares, $0.001 par value, of the Company’s common stock.

Options to purchase 37,000 shares were granted on March 20, 2013. These options vest in equal six monthly installments over three years from the date of grant, and expire three years after the vesting dates. The exercise prices are $2.35 for options vesting in the first year, $3.35 for options vesting in the second year, and $4.35 for options vesting in the third year.

Options to purchase 16,300 shares were granted on September 2, 2013. These options vest in equal six monthly installments over three years from the date of grant, and expire three years after the vesting dates. The exercise prices are $2.35 for options vesting in the first year, $3.35 for options vesting in the second year, and $4.35 for options vesting in the third year.

Options over 30,000 shares were granted on September 1, 2012. These options vest in equal six monthly installments over three years from the date of grant, and expire three years after the vesting dates. The exercise prices are $4.31 for options vesting in the first year, $5.31 for options vesting in the second year, and $6.31 for options vesting in the third year.

Options over 100,000 shares were granted on December 13, 2012. These options are exercisable immediately, and expire three years from the date of grant, at an exercise price of $3.01.

Note 9 – Warrants and Options (continued)

The Company has calculated the estimated fair market value of the options granted to employees and non-employees in exchange for services using the Black-Scholes Option Pricing model and the following assumptions:

a)

37,000 options granted March 20, 2013 – expected term 3 years, $2.35 stock price, $2.35-$4.35 exercise prices, 253% volatility, 0.38% risk free rate.

b)

16,300 options granted September 2, 2013 – expected term 3 years, $2.03 stock price, $2.35-$4.35 exercise prices, 242% volatility, 0.79% risk free rate.

During the year ended December 31, 2013, 30,000 options expired following termination of employment.

Below is a table summarizing the options issued and outstanding as of December 31, 2013.

Date	Number	Exercise	Contractual	Expiration	Value if
Issued	Outstanding	Price $	Life (Years)	Date	Exercised $
11/25/11	690,000	3.00-5.00	3	05/25/15-11/25/17	2,760,000
09/01/12	30,000	4.31-6.31	3	03/01/16-09/01/18	159,300
12/13/12	100,000	3.01	3	12/13/15	301,000
03/20/13	37,000	2.35-4.35	3	09/20/16-03/20/19	123,950
09/02/13	16,300	2.35-4.35	3	03/02/14-09/02/16	54,605
12/31/13	873,300	3.89	3	–	3,398,855

Total remaining unrecognized compensation cost related to non-vested stock options is approximately $148,000 and is expected to be recognized over a period of three years.

Note 10 - Income Taxes

The Company has estimated net operating losses for the years ended December 31, 2013 and 2012 of $3,478,175 and $2,999,658, respectively, available to offset taxable income in future years.

The Company is subject to Singapore income taxes at a rate of 17 percent, Belgium income taxes at a rate of 34 percent, and US taxes at a rate of 34 percent, for a weighted average of 30 and 29 percent, respectively. The reconciliation of the provision for income taxes at the weighted average rate compared to the Company’s income tax expense as reported is as follows:

	2013 $	2012 $

Net loss	(3,710,289)	(4,083,053)
Tax adjustments	253,944	1,083,395
	(3,456,345)	(2,999,658)

Tax rate	30%	29%

Income tax recovery at statutory rate	(1,044,766)	(873,550)

Valuation allowance	1,044,766	873,550

Provision for income taxes	–	–

The significant components of deferred income taxes and assets as at December 31, 2013 are as follows:

	2013 $	2012 $

Net operating losses carried forward	2,466,484	1,583,092

Valuation allowance	(2,466,484)	(1,583,092)

Net deferred income tax asset	–	–

Note 11 – Commitments and Contingencies

a)

Walloon Region Grant

On March 16, 2010, the Company entered into an agreement with the Walloon Region government in Belgium wherein the Walloon Region would fund up to a maximum of $1,442,704 (€1,048,020) to help fund the research endeavors of the Company in the area of colorectal cancer.  The Company had received $1,298,434 (€943,218) in respect of approved expenditures as of December 31, 2013. Under the terms of the agreement, the Company is due to repay $432,811 (€314,406) of this amount by installments over the period June 30, 2014 to June 30, 2023. The Company has recorded the balance of $865,623 (€628,812) to other income as there is no obligation to repay this amount. In the event that the Company receives revenue from products or services as defined in the agreement, it is due to pay a 6 percent royalty on such revenue to the Walloon Region. The maximum amount payable to the Walloon Region, in respect of the aggregate of the amount repayable of $432,811 (€314,406) and the 6 percent royalty on revenue, is twice the amount of funding received.

b)

Administrative Support Agreement

On August 6, 2010, the Company entered into an agreement with a related party to rent office space, contract for office support staff, and have consulting services provided on behalf of the Company.  The agreement requires the Company to pay $5,700 per month for office space and staff services as well as approximately $17,300 per month in fees for two senior executives.  The Company is also required to pay for all reasonable expenses incurred.  The contract is in force for 12 months with automatic extensions of 12 months with a 3 month notice required for termination of the contract.

c)

Leases

The Company leases premises and facilities under operating leases with terms ranging from 12 months to 32 months. The annual non-cancelable operating lease payments on these leases are as follows:

2014		$88,203
2015		$2,593
Thereafter	$	Nil

d)

Bonn University Agreement

On July 11, 2012, the Company entered into an agreement with Bonn University, Germany, relating to a program of samples testing. The agreement is for a period of two years commencing June 1, 2012, and the total payments to be made by the Company in accordance with the agreement are $536,874 (€390,000).

e)

Legal Proceedings

There are no legal proceedings which the Company believes will have a material adverse effect on its financial position

Note 12 - Subsequent Events

On February 26, 2014, the Company issued 1,500,000 shares of common stock for a total of $3,000,000 at a price of $2.00 per share. Attached to these share issuances were 1,500,000 warrants, immediately exercisable for a period of five years at $2.20 per share. The warrants were valued using the Black-Scholes Option Pricing model using the following assumptions: Five year term, $2.68 stock price, $2.20 exercise price, 239% volatility, 1.50% risk free rate. The Company has allocated $1,495,012 of the total $3,000,000 in proceeds to the value of the warrants. Fees and expenses to agents in respect of these issuances were $183,086 in cash, 16,667 shares of common stock, and 30,975 warrants, exercisable on the same terms as the foregoing warrants issued for cash subscriptions. The agent warrants were valued at $81,864 on the same basis as above.

On March 26, 2014, the Company issued 99,178 shares of common stock to the subscribers for the 297,500 shares of common stock issued on June 10, 2013 (see Note 8). These additional shares were issued for no additional consideration under the terms of the Private Placement Memorandum because certain subsequent fundraising targets had not been met.

PROSPECTUS

VOLITIONRX LIMITED

1 Scotts Road

#24-05 Shaw Centre

Singapore 228208

(212) 618-1750

3,060,725 SHARES OF COMMON STOCK

The date of this prospectus is           , 2014

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other expenses of issuance and distribution

The following is a list of estimated expenses in connection with the issuance and distribution of the securities being registered, with the exception of underwriting discounts and commissions:

SEC registration fee	$1,056.51
Legal fees and expenses	$105,000.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
Accounting fees and expenses	$750.00
Miscellaneous	$1,000.00
Total	$108,806.51

All of the above expenses except the SEC registration fee are estimates. All of the above expenses will be borne by the registrant.

Item 14.  Indemnification of directors and officers

Indemnification Provisions of the Company’s Certificate of Incorporation

A.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

B.

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

C.

To the extent that a director, officer, employee, or agent of the Company has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in subparagraphs A and B, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

D.

Any indemnification under subparagraphs A and B (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subparagraphs A and B. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

E.

Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorized herein.

Delaware Law on Indemnification

Delaware General Corporation Law provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Regarding indemnification for liabilities arising under the Securities Act of 1933 which may be permitted for directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is therefore unenforceable.

Item 15.  Recent sales of unregistered securities

During the past three years, the registrant has issued and/or sold the following securities in various transactions exempt from registration:

•

On September 26, 2011, the Company, then under the name Standard Capital Corporation, and its controlling stockholders (the “Controlling Stockholders”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Singapore Volition Pte Limited, a Singapore registered company (“Singapore Volition”) and the shareholders of Singapore Volition (the “Volition Shareholders”), whereby the Company acquired 6,908,652 (100%) shares of common stock of Singapore Volition (the “Volition Stock”) from the Volition Shareholders.  In exchange for the Volition Stock, the Company issued 6,908,652 restricted shares of its common stock to the Volition Shareholders.  The Share Exchange Agreement closed on October 6, 2011.  The shares issued to the Volition Shareholders were issued pursuant to Section 4(2), as more specifically set forth below, on the basis that the securities were offered and sold in a non-public offering and pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person.

•

On November 25, 2011, certain officers and directors of the Company were granted options to purchase an aggregate of 720,000 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011.  These options vest in equal six monthly installments over three years from the date of grant, and expire three years after the vesting dates. The exercise prices are $3 for options vesting in the first year, $4 for options vesting in the second year, and $5 for options vesting in the third year. The options were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On December 6, 2011, the Company issued 525,000 shares under the terms of its purchase agreement with ValiRx Plc as modified, to settle debts of $1,110,000 related to the acquisition of Belgian Volition SA and certain patents.

•

During the year ended December 31, 2011, the Company issued 300,000 warrants attached to the issuance of 370,000 shares. The Company has allocated $73,791 of the total $150,000 in proceeds to the value of the warrants.  The warrants are exercisable immediately for five years at an exercise price of $0.50, and do not contain any anti-dilution provisions.

•

The Company also issued 450,000 warrants valued at $390,530 to officers and directors of the Company for services rendered to the Company.  The warrants are exercisable immediately for five years at exercise prices of $0.50 and $1.05.

•

On or about May 25, 2012, the Company issued an aggregate of 688,101 restricted shares of the Company’s common stock to four (4) U.S. Accredited Investors and twenty nine (29) Non-U.S. Investors, pursuant to the closing of a private placement. Under the private placement, the Company sold an aggregate of 582,510 common shares at a per share price of $1.75 for aggregate proceeds to the Company of $1,019,375.  Additionally, each subscriber received a four-year common stock purchase warrant to purchase one share at a price of $2.60 for every two shares subscribed for under the private placement. The warrants are to expire on May 10, 2016. In addition, as part of the same placement, directors, employees and consultants have converted $184,777 debt due for services on the same terms as the cash subscriptions above, for 105,591 common shares at a price of $1.75 per share, and 52,798 warrants exercisable at a price of $2.60 per share and expiring May 10, 2016. The shares issued to the four (4) U.S. Accredited Investors were issued pursuant to Section 4(2) of the Securities Act as more specifically set forth below, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. The shares issued to the twenty nine (29) Non-U.S. Investors were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about May 25, 2012, the Company issued 26,685 warrants exercisable at a price of $1.75 per share and expiring May 10, 2015 pursuant to a placement agent agreement dated May 10, 2012.

•

On or about July 31, 2012, the Company issued an aggregate of 545,434 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and thirteen (13) Non-U.S. Investors, pursuant to the closing of a private placement.  Under the private placement, the Company sold an aggregate of 532,719 common shares at a per share price of $1.75 for aggregate proceeds to the Company of $932,250. In addition, as part of the same placement, directors converted $22,250 debt due for services on the same terms as the cash subscriptions above, for 12,715 common shares at a price of $1.75 per share. The shares issued to the one (1) U.S. Accredited Investor was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), as more specifically set forth below, on the basis that the securities were offered and sold in a non-public offering to a “sophisticated investor” who had access to registration-type information about the Company. The shares issued to the thirteen (13) Non-U.S. Investors were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On September 1, 2012, an employee of the Company was granted an option to purchase an aggregate of 30,000 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011. These options vest in equal six monthly installments over three years from the date of grant, and expire three years after the vesting dates. The exercise prices are $4.31 for options vesting in the first year, $5.31 for options vesting in the second year, and $6.31 for options vesting in the third year. The options were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about October 31, 2012, the Company issued an aggregate of 245,375 restricted shares of the Company’s common stock to six (6) Non-U.S. Investors, pursuant to the closing of a private placement. Under the private placement, the Company sold an aggregate of 245,375 common shares at a per share price of $2.00 for aggregate proceeds to the Company of $490.750. The shares issued to the six (6) Non-U.S. Investors were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On December 13, 2012, certain officers and directors of the Company were granted options to purchase an aggregate of 100,000 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011. These options are exercisable immediately, and expire three years from the date of grant, at an exercise price of $3.01. The options were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about December 28, 2012, the Company issued an aggregate of 67,000 restricted shares of the Company’s common stock to nine (9) Non-U.S. Investors, pursuant to the closing of a private placement. Under the private placement, the Company sold an aggregate of 67,000 common shares at a per share price of $2.00 for aggregate proceeds to the Company of $134,000. The shares issued to the nine (9) Non-U.S. Investors were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about March 20, 2013, the Company issued 200,000 warrants to a consultant for services at an exercise price of $2.47, expiring three years after vesting. 25,000 warrants vest immediately, and the vesting of the remaining 175,000 warrants is contingent upon the achievement of specific milestones.

•

On March 20, 2013, certain employees of the Company were granted an option to purchase an aggregate of 37,000 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011.  These options vest in equal six monthly installments over three years from the date of grant, and expire three years after the vesting dates. The exercise prices are $2.35 for options vesting in the first year, $3.35 for options vesting in the second year, and $4.35 for options vesting in the third year. The options were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about March 25, 2013, the Company issued an aggregate of 244,792 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and eighteen (18) Non-U.S. Investors, pursuant to the closing of a private placement. Under the private placement, the Company sold an aggregate of 235,500 common shares at a per share price of $2.00 for aggregate proceeds to the Company of $471,000. In addition, as part of the same placement, certain directors and consultants have converted $18,583 debt due for services on the same terms as the cash subscriptions above, for 9,292 common shares at a price of $2.00 per share. The shares issued to the one (1) U.S. Accredited Investor were issued pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D, as more specifically set forth below, on the basis that the securities were offered and sold in a non-public offering to an “accredited investor” who had access to registration-type information about the Company. The shares issued to the eighteen (18) Non-U.S. Investors were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about May 1, 2013, the Company issued an aggregate of 208,000 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and seven (7) Non-U.S. Investors, pursuant to the closing of a private placement. Under the private placement, the Company sold an aggregate of 208,000 common shares at a per share price of $2.00 for aggregate proceeds to the Company of $416,000.  The shares issued to the one (1) U.S. Accredited Investor were issued pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D, as more specifically set forth below, on the basis that the securities were offered and sold in a non-public offering to an “accredited investor” who had access to registration-type information about the Company. The shares issued to the seven (7) Non-U.S. Investors were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about June 10, 2013, the Company issued an aggregate of 297,500 restricted shares of the Company’s common stock to twenty-seven (27) U.S. Accredited Investors, pursuant to the closing of a private placement. Under the private placement, the Company sold an aggregate of 297,500 common shares at a per share price of $2.00 for aggregate proceeds to the Company of $534,500, after deduction of an agent’s fees and expenses of $60,500. The shares issued to the twenty-seven (27) U.S. Accredited Investors were issued pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D, as more specifically set forth below, on the basis that the securities were offered and sold in a non-public offering to “accredited investors” who had access to registration-type information about the Company.

•

On or about June 10, 2013, the Company issued 29,750 warrants immediately exercisable for a period of five years at a price of $2.00 per share and expiring May 10, 2015 pursuant to a placement agent agreement dated April 10, 2013.

•

On or about August 7, 2013, the Company issued an aggregate of 225,000 restricted shares of the Company’s common stock to four (4) Non-U.S. Investors, pursuant to the closing of a private placement. Under the private placement, the Company sold an aggregate of 225,000 common shares at a per share price of $2.00 for aggregate proceeds to the Company of $450,000. Attached to the share issuances were 45,000 warrants.  Each warrant is immediately exercisable for a period of three years at $2.40 per share. The shares issued to the four (4) Non-U.S. Investors were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about August 16, 2013, the Company issued an aggregate of 12,448 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor and three (3) Non-U.S. Investors, pursuant to the terms of certain consultancy agreements. Under the consultancy agreements, the Company issued an aggregate of 12,448 common shares at fair market value as stated on date of issuance for a total value of $28,000.

•

On or about August 30, 2013, the Company issued an aggregate of 15,000 restricted shares of the Company’s common stock to one (1) U.S. Accredited Investor, pursuant to the terms of a consultancy agreement. Under the consultancy agreement, the Company issued an aggregate of 15,000 common shares at fair market value as stated on date of issuance for a total value of $30,750.

•

On September 02, 2013, certain employees of the Company were granted an option to purchase an aggregate of 16,300 shares of common stock of the Company under the 2011 Equity Incentive Plan dated November 17, 2011. These options vest in equal six monthly installments over three years from the date of grant, and expire three years after the vesting dates. The exercise prices are $2.35 for options vesting in the first year, $3.35 for options vesting in the second year, and $4.35 for options vesting in the third year. The options were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about November 25, 2013, the Company sold 437,320 Units to four (4) non-U.S. investors and one (1) U.S. accredited investor at a price of $2.05 per Unit, for an aggregate amount of $896,500 USD with a Unit entitling the holder to one restricted share of common stock of the Company and one warrant to purchase one share of common stock at $2.40 per share, valid for five years.  As part of the same private placement, directors, employees and consultants converted $38,423.15 USD debt due for services on the same terms as the cash subscriptions for 18,743 Units at a price of $2.05 per Unit.  Each Unit entitles the holder to one share of common stock of the Company and one warrant to purchase one share of common stock at $2.40 per share, valid for five years.  The shares issued to the one (1) U.S. Accredited Investor were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and Rule 506 of Regulation D, as more specifically set forth below, on the basis that the securities were offered and sold in a non-public offering to an “accredited investor” as defined in Rule 501 of Regulation D. The shares issued to the four (4) non-U.S. Investors were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about December 31, 2013, the Company sold 29,392 Units to three (3) non-U.S. investors at a price of $2.05 per Unit, for an aggregate amount of $60,250 USD with a Unit entitling the holder to one share of common stock of the Company and one warrant to purchase one share of common stock at $2.40 per share, valid for five years. The shares issued to the three (3) non-U.S. Investors were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On December 31, 2013, the Company issued 35,000 warrants to a consultant for services at an exercise price of $2.40, exercisable immediately for five years.

•

On January 28, 2014, the Company issued 10,000 warrants to a consultant for services at an exercise price of $2.40, exercisable immediately for three years.

•

On or about February 26, 2014, the Company issued an aggregate of 1,500,000 restricted shares of the Company’s common stock to twenty four (24) Accredited Investors, pursuant to the closing of a private placement.  Under the private placement, the Company sold an aggregate of 1,500,000 common shares at a per share price of $2.00 for aggregate proceeds to the Company of $3,000,000.  Additionally, each subscriber received a five-year common stock purchase warrant to purchase one share at a price of $2.20 for every share subscribed for under the private placement.  The warrants are to expire on February 26, 2019.  The shares issued to the Accredited Investors were issued pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D, as more specifically set forth below, on the basis that the securities were offered and sold in a non-public offering to an “accredited investor” who had access to registration-type information about the Company.

•

On or about February 26, 2014, the Company issued 16,667 shares of common stock to one (1) non-U.S. investor at a price of $2.10 per share to settle $35,000.00 USD debts for services. The shares issued to the one (1) non-U.S. Investor were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about February 26, 2014, the Company issued 30,975 warrants immediately exercisable for a period of five years at a price of $2.20 per share pursuant to placement agent agreements dated November 19, 2013 and February 10, 2014.

•

On or about March 25, 2014, the Company issued 12,334 shares of common stock to one (1) non-U.S. investor at a price of $2.10 per share to settle $25,900.00 USD debts for services. The shares issued to the one (1) non-U.S. Investor were issued pursuant to Rule 903 of Regulation S, as more specifically set forth below, on the basis that the investor was not a “U.S. person” as defined in Regulation S, was not acquiring the shares for the account or benefit of a U.S. person, and the sale of the shares was completed in an "offshore transaction”.

•

On or about March 26, 2014, the Company issued 99,178 shares of common stock to twenty-seven (27) U.S. accredited investors under the terms of the Private Placement Memorandum relating to the prior issue of 297,500 shares of common stock on June 10, 2013, for no additional consideration.  The shares issued to the twenty-seven (27) U.S. accredited investors were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and Rule 506 of Regulation D, as more specifically set forth below, on the basis that the securities were offered and sold in a non-public offering to “accredited investors” who had access to registration-type information about the Company.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth or referring to the restrictions on transferability and sale of the securities.

Exemption From Registration. The shares of common stock referenced herein were issued in reliance upon one of the following exemptions:

(a) The shares of common stock referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, ("Securities Act"), based upon the following: (a) each of the persons to whom the shares of common stock were issued (each such person, an "Investor") confirmed to the Company that it or he is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

(b) The shares of common stock referenced herein were issued pursuant to and in accordance with Rule 903 of Regulation S of the Act.  We completed the offering of the shares pursuant to Rule 903 of Regulation S of the Act on the basis that the sale of the shares was completed in an "offshore transaction", as defined in Rule 902(h) of Regulation S. We did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares. Each investor represented to us that the investor was not a "U.S. person", as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person. The agreement executed between us and each investor included statements that the securities had not been registered pursuant to the Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Act or pursuant to an exemption from the Act. Each investor agreed by execution of the agreement for the shares: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; (ii) that we are required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Act or pursuant to an exemption from registration under the Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Act. All certificates representing the shares were or upon issuance will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

(c) The shares of common stock referenced herein were issued pursuant to and in accordance with Regulation D Rule 506 and Section 4(2) of the Securities Act. We made this determination in part based on the representations of Investors, which included, in pertinent part, that such Investors were an “accredited investor” as defined in Rule 501(a) under the Securities Act, and upon such further representations from the Investors that (a) the Investor is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the Investor agrees not to sell or otherwise transfer the purchased securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the Investor either alone or together with its representatives has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, and (d) the Investor has no need for the liquidity in its investment in us and could afford the complete loss of such investment.  Our determination is made based further upon our action of (a) making written disclosure to each Investor prior to the closing of sale that the securities have not been registered under the Securities Act and therefore cannot be resold unless they are registered or unless an exemption from registration is available, (b) making written descriptions of the securities being offered, the use of the proceeds from the offering and any material changes in the Company’s affairs that are not disclosed in the documents furnished, and (c) placement of a legend on the certificate that evidences the securities stating that the securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the securities, and upon such inaction of  the Company of any general solicitation or advertising for securities herein issued in reliance upon Regulation D Rule 506 and Section 4(2) of the Securities Act.

Item 16.  Exhibits

(a)

See Exhibit Index on the page immediately following the signature page to this Registration Statement for a list of exhibits filed as part of this Registration Statement, which Exhibit Index is incorporated herein by reference.

(b)

Financial Statement Schedules - schedules have been omitted because they are not required, they are not applicable or the information is already included in the financial statements or notes thereto.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it authorized this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, in the city of Namur, Belgium on this 11th day of April 2014.

/s/ Cameron Reynolds

By: Cameron Reynolds

Its: President, Principal Executive Officer and Director

Each person whose signature appears below constitutes and appoints Cameron Reynolds and/or Rodney Rootsaert as his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

Signature	Title	Date

/s/ Cameron Reynolds	President, Principal Executive Officer and Director	Dated: April 11, 2014
Cameron Reynolds

/s/ Malcolm Lewin	Principal Financial Officer, Principal Accounting Officer, & Treasurer	Dated: April 11, 2014
Malcolm Lewin

/s/ Dr. Martin Faulkes	Director	Dated: April 11, 2014
Dr. Martin Faulkes

/s/ Guy Archibald Innes	Director	Dated: April 11, 2014
Guy Archibald Innes

/s/ Dr. Alan Colman	Director	Dated: April 11, 2014
Dr. Alan Colman

/s/ Rodney Gerard Rootsaert	Secretary	Dated: April 11, 2014
Rodney Gerard Rootsaert

EXHIBIT INDEX

Exhibit Number	Description	Filing
2.01	Share Purchase Agreement by and between Singapore Volition and ValiRX PLC dated September 22, 2010	Filed with the SEC on May 8, 2012 as part of our Amended Current Report on Form 8-K/A.
2.02	Supplementary Agreement to the Share Purchase Agreement by and between Singapore Volition and ValiRX PLC dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
3.01	Amended and Restated Certificate of Incorporation	Filed with the SEC on October 7, 2013 as part of our Current Report on Form 8-K.
3.01(a)	Amendment to Certificate of Incorporation	Filed with the SEC on November 10, 2005 as part of our Registration Statement on Form SB-2.
3.01(b)	Certificate for Renewal and Revival of Charter	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
3.02	Bylaws	Filed with the SEC on December 6, 1999 as part of our Registration Statement on Form 10-SB.
4.01	2011 Equity Incentive Plan dated November 17, 2011	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
4.02	Sample Stock Option Agreement	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
4.03	Sample Stock Award Agreement for Restricted Stock	Filed with the SEC on November 18, 2011 as part of our Current Report on Form 8-K.
5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.	Filed herewith.
10.01	Patent License Agreement by and between Cronos Therapeutics Limited and Imperial College Innovations Limited dated October 19, 2005	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.02	Amended Patent License Agreement by and between Cronos Therapeutics Limited and Imperial College Innovations Limited dated July 31, 2006	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.03	Extension Letter Agreement by and between Cronos Therapeutics Limited and Imperial College Innovations Limited dated September 4, 2006	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.04	Patent License Agreement by and between ValiRX PLC and Chroma Therapeutics Limited dated October 3, 2007	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.05	Contract Repayable Grant Advance on the Diagnosis of Colorectal Cancer by “Nucleosomics TM ” by and between ValiBio SA and The Walloon Region dated December 17, 2009	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.06	Non-Exploitation and Third Party Patent License Agreement by and among ValiBio SA, ValiRX PLC and The Walloon Region dated December 17, 2009	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.07	Agreement by and between Singapore Volition and PB Commodities Pte Limited dated August 6, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.08	Employment Agreement by and between PB Commodities Pte Ltd and Cameron Reynolds dated September 4, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.09	Employment Agreement by and between PB Commodities Pte Ltd and Rodney Rootsaert dated September 4, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.

10.10	Deed of Novation by and among Singapore Volition Pte Limited, ValiRX PLC, ValiBio SA and Chroma Therapeutics Limited dated September 22, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.11	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Satu Vainikka dated September 22, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.12	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Guy Archibald Innes dated September 23, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.

10.13	Employment Agreement by and between Singapore Volition and Dr. George S. Morris dated September 29, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.14	Master Consultancy Services Agreement by and between Singapore Volition Pte Limited and OncoLytika Ltd dated October 1, 2010	Filed with the SEC on April 1, 2013 as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
10.15	Consultancy Agreement by and between PB Commodities Pte Ltd and Kendall Life Sciences Consultants Ltd dated October 4, 2010	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.16	Patent License Agreement by and between Singapore Volition and Belgian Volition dated November 2, 2010	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.17	Consultancy Agreement by and between Belgian Volition S.A. and Borlaug Limited dated January 1, 2011	Filed with the SEC on April 1, 2013 as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
10.18	Letter of Appointment as Non-Executive Director by and between Singapore Volition Pte Limited and Dr. Alan Colman dated May 25, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.19	License Agreement by and between Singapore Volition and the European Molecular Biology Laboratory dated June 6, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.20	Deed of Novation by and among Imperial College Innovations Limited, Valipharma Limited and Hypergenomics Pte Limited dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.21	Patent License Agreement by and between Hypergenomics Pte Limited and Valipharma Limited dated June 9, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.22	Consultancy Agreement by and between Singapore Volition Pte Limited and Malcolm Lewin dated July 10, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.23	Letter of Appointment as Executive Chairman by and between Singapore Volition and Dr. Martin Faulkes dated July 13, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.24	Service Agreement by and between Singapore Volition and Volition Research Limited dated August 10, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.25	Settlement Agreement by and between Singapore Volition and Volition Research Limited dated August 11, 2011	Filed with the SEC on January 11, 2012 as part of our Amended Current Report on Form 8-K/A.
10.26	Share Exchange Agreement by and between the Company and Singapore Volition Pte Limited dated September 26, 2011	Filed with the SEC on September 29, 2011 as part of our Current Report on Form 8-K.
10.27	Agreement, Consent and Waiver by and between Standard Capital Corporation and its Shareholders dated September 27, 2011	Filed with the SEC on April 5, 2012 as part of our Amended Current Report on Form 8-K/A.
10.28	Agreement by and between Hypergenomics Pte Limited and PB Commodities Pte Ltd dated October 1, 2011	Filed with the SEC on February 24, 2012 as part of our Amended Current Report on Form 8-K/A.
10.29	Agreement by and between Belgian Volition SA and the Biobank of CHU UCL Mont-Godinne dated August 6, 2012	Filed with the SEC on October 4, 2012 as part of our Amended Registration Statement on Form S-1/A.
10.30	Common Stock Purchase Agreement by and among VolitionRX Limited and the purchasers thereto dated February 26, 2014	Filed with the SEC on February 28, 2014 as part of our Current Report on Form 8-K.
14.01	Code of Ethics	Filed with the SEC on November 10, 2005 as part of our Registration Statement on Form SB-2.
16.01	Letter from Madsen & Associates, CPA's Inc. dated November 29, 2011	Filed with the SEC on November 30, 2011 as part of our Current Report on Form 8-K.
21.01	List of Subsidiaries	Filed with the SEC on October 13, 2011 as part of our Current Report on Form 8-K.
23.1	Auditor Consent	Filed herewith.
23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)	Filed herewith.
24.1	Powers of Attorney (included on signature page to this Registration Statement)	Filed herewith.

101.INS	XBRL Instance Document	Filed herewith.
101.SCH	XBRL Taxonomy Extension Schema Document	Filed herewith.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	Filed herewith.
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document	Filed herewith.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	Filed herewith.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	Filed herewith.